Exhibit 10.1
Execution Version
AMENDMENT NO. 3
TO TERM LOAN AGREEMENT
This AMENDMENT NO. 3 to Term Loan Agreement, dated as of June 3, 2022 (this “Amendment”), is entered into among UNITED NATURAL FOODS, INC., a Delaware corporation (the “Lead Borrower”), SUPERVALU INC., a Delaware corporation (the “Co-Borrower”; and, together with the Lead Borrower, the “Borrowers”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (the “Administrative Agent”), amends the Term Loan Agreement, dated as of October 22, 2018 (as amended by Amendment No. 1, dated as of February 11, 2021, Amendment No. 2, dated as of November 10, 2021, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement” and, the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), by and among the Lead Borrower, the Co-Borrower, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Amended Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Administrative Agent and the Lead Borrower have elected to trigger an Early Opt-In Election pursuant to Section 2.19 of the Credit Agreement and to replace the Eurocurrency Rate with the applicable Benchmark Replacement for all purposes under the Credit Agreement and any Loan Document, which replacement shall become effective after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date this Amendment is provided to the Lenders (such time, the “Objection Deadline”), so long as the Administrative Agent has not received, by such time, written notice of objection to such applicable Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.
WHEREAS, pursuant to, and in accordance with, Section 2.19 of the Credit Agreement, the Administrative Agent has determined that certain Benchmark Replacement Conforming Changes are appropriate and such changes shall become effective without any further consent of any other party to the Credit Agreement or any other Loan Document.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:
Section 1.    Amendments to the Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 3 Effective Date, hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example:) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.
Section 2.    Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (the “Amendment No. 3 Effective Date”):

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(a)    Executed Counterparts. The Administrative Agent shall have received this Amendment, duly executed by the Borrowers and the Administrative Agent;
(b)    No Written Notice of Objection. The Administrative Agent shall not have received, by the Objection Deadline, written notice of objection from Lenders comprising Required Lenders of each Class to such applicable Benchmark Replacement or the amendments to the Credit Agreement as provided herein; and
(c)    Fees and Expenses Paid. The Lead Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for such parties with respect thereto) to the extent invoiced to the Lead Borrower prior to June 1, 2022.
Section 3.    Fees and Expenses; Indemnity; No Fiduciary Duty. The Lead Borrower agrees to pay, in accordance with the terms of Section 10.04 of the Credit Agreement, all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of external counsel for such parties with respect thereto). Sections 10.04, 10.05 and 10.23 of the Credit Agreement are incorporated by reference herein as if such Sections appeared herein, mutatis mutandis.
Section 4.    Reference to the Effect on the Loan Documents
(a)    As of the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Amended Credit Agreement, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
(b)    Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Loans Parties or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 3 Effective Date.
(d)    This Amendment is a Loan Document.

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Section 5.    Existing Eurocurrency Rate Loans. Notwithstanding anything to the contrary in the Credit Agreement, the Amended Credit Agreement or herein, any Eurocurrency Rate Loans (as defined in the Credit Agreement) outstanding as of the Amendment No. 3 Effective Date shall continue to the end of the applicable Interest Period for such Eurocurrency Rate Loans and the provisions of the Credit Agreement applicable thereto shall continue and remain in effect (notwithstanding the election of the Administrative Agent and the Lead Borrower to trigger an Early Opt-In Election and the occurrence of the Amendment No. 3 Effective Date) until the end of the applicable Interest Period for such Eurocurrency Rate Loans, after which such provisions shall have no further force or effect; provided that, for the avoidance of doubt, at any time from and after the Amendment No. 3 Effective Date, the Borrowers shall not be permitted to request a Borrowing of, conversion to or continuation of any Eurocurrency Rate Loans.
Section 6.    Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment.
Section 7.    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 8.    Section Titles. The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.
Section 9.    Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement. Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, this Amendment shall satisfy the notice requirement set forth in Section 2.19(c) of the Credit Agreement with respect to the occurrence of an Early Opt-in Election.
Section 10.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 11.    Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

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Section 12.    Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of right to trial by jury provisions in Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference mutatis mutandis.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

UNITED NATURAL FOODS, INC., as Lead Borrower

By:	/s/ Devon J. Hart
Name: Devon J. Hart
Title: Vice President and Treasurer

SUPERVALU INC., as Co-Borrower

By:	/s/ Devon J. Hart
Name: Devon J. Hart
Title: Vice President and Treasurer

Amendment No. 3 to Term Loan Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

By:	/s/ Heesu Sin
Name: Heesu Sin
Title: Authorized Signatory

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Exhibit A
Credit Agreement
[Attached]

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Execution Version

UNITED NATURAL FOODS, INC.,
as the Lead Borrower
and
SUPERVALU INC.,
as the Co-Borrower
______________________________________________________________________________
TERM LOAN AGREEMENT
Dated as of October 22, 2018,
as amended by Amendment No. 1, dated as of February 11, 2021 ~~and~~,
Amendment No. 2, dated as of November 10, 2021, and
Amendment No. 3, dated as of June 3, 2022
______________________________________________________________________________

~~GOLDMAN SACHS BANK USA~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent and Collateral Agent
and
THE LENDERS PARTY HERETO FROM TIME TO TIME~~,~~

______________________________________________________________________________

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Table of Contents

		Page

	ARTICLE I

	Definitions and Accounting Terms

Section 1.01	Defined Terms		2
Section 1.02	Other Interpretive Provisions	~~56~~	59
Section 1.03	Accounting Terms	~~56~~	60
Section 1.04	Rounding	~~57~~	60
Section 1.05	References to Agreements, Laws, Etc.	~~57~~	61
Section 1.06	Times of Day	~~57~~	61
Section 1.07	Timing of Payment or Performance	~~57~~	61
Section 1.08	Currency Equivalents Generally	~~58~~	61
Section 1.09	Certain Calculations and Tests	~~58~~	62
Section 1.10	Interest Rates~~; LIBOR Notification~~	~~59~~	63
Section 1.11	Divisions	~~60~~	63

	ARTICLE II

	The Term Commitments and Credit Extensions

Section 2.01	The Term Borrowings	~~60~~	63
Section 2.02	Borrowings, Conversions and Continuations of Loans	~~60~~	64
Section 2.03	[Reserved]	~~62~~	65
Section 2.04	[Reserved]	~~62~~	65
Section 2.05	Prepayments	~~62~~	65
Section 2.06	Termination or Reduction of Term Commitments	~~69~~	73
Section 2.07	Repayment of Loans	~~70~~	73
Section 2.08	Interest	~~70~~	73
Section 2.09	Fees	~~70~~	74
Section 2.10	Computation of Interest and Fees	~~71~~	74
Section 2.11	Evidence of Indebtedness	~~71~~	74
Section 2.12	Payments Generally	~~71~~	74
Section 2.13	Sharing of Payments	~~73~~	76
Section 2.14	Incremental Credit Extensions	~~74~~	77
Section 2.15	Extensions of Term Loans.	~~76~~	79
Section 2.16	Defaulting Lenders	~~78~~	81
Section 2.17	Permitted Debt Exchanges	~~78~~	82
Section 2.18	Co-Borrowers	~~81~~	84
Section 2.19	Alternate Rate of Interest.	~~82~~	86

	ARTICLE III

	Taxes, Increased Costs Protection and Illegality

Section 3.01	Taxes	~~88~~	87

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Section 3.02	Inability to Determine Rates	~~91~~	90
Section 3.03	Increased Cost and Reduced Return; Capital Adequacy; Reserves on ~~Eurocurrency Rate~~Term SOFR Loans		91
Section 3.04	Funding Losses	~~93~~	92
Section 3.05	Matters Applicable to All Requests for Compensation	~~93~~	92
Section 3.06	Replacement of Lenders under Certain Circumstances	~~94~~	93
Section 3.07	Illegality	~~95~~	94
Section 3.08	Survival	~~96~~	95

	ARTICLE IV

	Conditions Precedent to Credit Extensions

Section 4.01	Conditions to Closing Date	~~96~~	95
Section 4.02	Conditions to Subsequent Credit Extensions	~~99~~	98

	ARTICLE V

	Representations and Warranties

Section 5.01	Existence, Qualification and Power; Compliance with Laws	~~100~~	99
Section 5.02	Authorization; No Contravention	~~100~~	99
Section 5.03	Governmental Authorization; Other Consents	~~100~~	99
Section 5.04	Binding Effect	~~101~~	100
Section 5.05	Financial Statements; No Material Adverse Effect	~~101~~	100
Section 5.06	Litigation	~~101~~	100
Section 5.07	Ownership of Property; Liens	~~101~~	100
Section 5.08	Environmental Matters	~~102~~	101
Section 5.09	Taxes	~~102~~	101
Section 5.10	Compliance with ERISA	~~102~~	101
Section 5.11	[Reserved]	~~103~~	102
Section 5.12	Margin Regulations; Investment Company Act	~~103~~	102
Section 5.13	Disclosure	~~103~~	102
Section 5.14	Intellectual Property; Licenses, Etc.	~~104~~	103
Section 5.15	Solvency	~~104~~	103
Section 5.16	Collateral Documents	~~104~~	103
Section 5.17	Use of Proceeds	~~104~~	103
Section 5.18	Sanctions Laws and Regulations and Anti-Corruption Laws	~~104~~	103
Section 5.19	Labor Relations	~~104~~	103
Section 5.20	PACA and PSA	~~105~~	104

	ARTICLE VI

	Affirmative Covenants

Section 6.01	Financial Statements	~~105~~	104
Section 6.02	Certificates; Other Information	~~106~~	105
Section 6.03	Notices	~~107~~	106
Section 6.04	Maintenance of Existence	~~108~~	107
Section 6.05	Maintenance of Properties	~~108~~	107
Section 6.06	Maintenance of Insurance	~~108~~	107

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Section 6.07	Compliance with Laws	~~108~~	107
Section 6.08	Books and Records	~~108~~	107
Section 6.09	Inspection Rights	~~108~~	107
Section 6.10	Covenant to Guarantee Obligations and Give Security	~~109~~	108
Section 6.11	Use of Proceeds	~~110~~	109
Section 6.12	Further Assurances and Post-Closing Covenants	~~110~~	109
Section 6.13	Designation of Subsidiaries	~~110~~	109
Section 6.14	Payment of Taxes	~~111~~	110
Section 6.15	Nature of Business	~~111~~	110
Section 6.16	Maintenance of Rating of the Borrower and the Facilities	~~111~~	110
Section 6.17	Lender Calls	~~111~~	110
Section 6.18	Maintenance of Fiscal Years.	~~112~~	111
Section 6.19	MIRE Events	~~112~~	111

	ARTICLE VII

	Negative Covenants

Section 7.01	Liens	~~112~~	111
Section 7.02	Investments	~~116~~	115
Section 7.03	Indebtedness	~~119~~	118
Section 7.04	Fundamental Changes	~~123~~	122
Section 7.05	Dispositions	~~124~~	123
Section 7.06	Restricted Payments	~~126~~	125
Section 7.07	Transactions with Affiliates	~~128~~	127
Section 7.08	Prepayments, Etc., of Indebtedness	~~129~~	128
Section 7.09	[Reserved]	~~130~~	129
Section 7.10	Negative Pledge and Subsidiary Distributions	~~130~~	129

	ARTICLE VIII

	Events of Default and Remedies

Section 8.01	Events of Default	~~131~~	130
Section 8.02	Remedies Upon Event of Default	~~133~~	132
Section 8.03	Exclusion of Immaterial Subsidiaries	~~134~~	133
Section 8.04	Application of Funds	~~134~~	133

	ARTICLE IX

	Administrative Agent and Other Agents

Section 9.01	Appointment and Authorization of Agents	~~135~~	134
Section 9.02	Delegation of Duties	~~135~~	134
Section 9.03	Liability of Agents	~~136~~	135
Section 9.04	Reliance by Agents	~~136~~	135
Section 9.05	Notice of Default	~~137~~	136
Section 9.06	Credit Decision; Disclosure of Information by Agents	~~137~~	136
Section 9.07	Indemnification of Agents	~~137~~	136
Section 9.08	Agents in their Individual Capacities	~~138~~	137
Section 9.09	Successor Agents	~~138~~	137

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Section 9.10	Administrative Agent May File Proofs of Claim	~~139~~	138
Section 9.11	Collateral and Guaranty Matters	~~140~~	139
Section 9.12	Other Agents; Arrangers and Managers	~~141~~	140
Section 9.13	Appointment of Supplemental Administrative Agents	~~142~~	141
Section 9.14	Withholding Tax	~~142~~	141
Section 9.15	Secured Hedge Agreements	~~143~~	142
Section 9.16	Erroneous Payments	~~143~~	142

	ARTICLE X

	Miscellaneous

Section 10.01	Amendments, Etc.	~~145~~	144
Section 10.02	Notices and Other Communications; Facsimile Copies	~~147~~	146
Section 10.03	No Waiver; Cumulative Remedies	~~150~~	149
Section 10.04	Attorney Costs and Expenses	~~150~~	149
Section 10.05	Indemnification by the Borrower	~~151~~	150
Section 10.06	Payments Set Aside	~~152~~	151
Section 10.07	Successors and Assigns	~~152~~	151
Section 10.08	Confidentiality	~~157~~	156
Section 10.09	Setoff	~~158~~	157
Section 10.10	Counterparts	~~159~~	158
Section 10.11	Integration	~~159~~	158
Section 10.12	Survival of Representations and Warranties	~~159~~	158
Section 10.13	Severability	~~159~~	158
Section 10.14	GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS	~~159~~	158
Section 10.15	WAIVER OF RIGHT TO TRIAL BY JURY	~~160~~	159
Section 10.16	Binding Effect	~~160~~	159
Section 10.17	Judgment Currency	~~160~~	159
Section 10.18	Lender Action	~~161~~	160
Section 10.19	Know-Your-Customer, Etc	~~161~~	160
Section 10.20	USA PATRIOT Act	~~161~~	160
Section 10.21	Applicable Intercreditor Agreements	~~161~~	160
Section 10.22	Obligations Absolute	~~162~~	161
Section 10.23	No Advisory or Fiduciary Responsibility	~~162~~	161
Section 10.24	Electronic Execution of Assignments and Certain Other Documents	~~163~~	162
Section 10.25	Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~163~~	162
Section 10.26	Lender Representation	~~163~~	162
Section 10.27	Acknowledgement Regarding Any Supported QFCs~~.~~	~~164~~	163

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SCHEDULES
1.01B    —    Unrestricted Subsidiaries
1.01D    —    Guarantors
1.01E    —    Material Real Property
1.01F        Excluded Real Property
2.01(a)    —    Initial Term Commitments
2.01(b)     —    Term B-2 Commitments
5.06    —    Litigation
6.12    —    Post-Closing Covenants
7.01(b)    —    Existing Liens
7.02    —    Existing Investments
7.03(c)    —    Surviving Indebtedness
7.07    —    Transactions with Affiliates
7.10    —    Negative Pledges
10.02    —    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A    —    Committed Loan Notice
B    —    [Reserved]
C    —    Term Note
D    —    Compliance Certificate
E    —    Assignment and Assumption
F    —    Guaranty
G    —    Intercreditor Agreement
H    —    Security Agreement
I    —    Discounted Prepayment Option Notice
J    —    Lender Participation Notice
K    —    Discounted Voluntary Prepayment Notice
L    —    United States Tax Compliance Certificate

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TERM LOAN AGREEMENT
This TERM LOAN AGREEMENT, dated as of October 22, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and among UNITED NATURAL FOODS, INC., a Delaware corporation, as the Lead Borrower, SUPERVALU INC., a Delaware corporation, as the Co-Borrower, the several banks and other financial institutions or entities from time to time parties hereto as lenders (the “Lenders”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (as successor in interest to GOLDMAN SACHS BANK USA (“GS Bank”)), as Administrative Agent for the Lenders and as Collateral Agent for the Secured Parties.
PRELIMINARY STATEMENTS
WHEREAS, on the Closing Date, the Borrower will acquire (the “Supervalu Acquisition”) SUPERVALU INC., a Delaware corporation (“Supervalu”), pursuant to the Agreement and Plan of Merger, dated as of July 25, 2018 (together with the schedules and exhibits thereto and as amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not prohibited hereunder, the “Supervalu Acquisition Agreement”), by and among, inter alios, Supervalu Inc., the Borrower and Supervalu Enterprises, Inc., a wholly-owned subsidiary of the Borrower incorporated under the laws of the State of Delaware;
WHEREAS, in connection with the foregoing, the Borrower has requested (a) the Initial Term Lenders to make available to the Borrower first lien senior secured term loans in an aggregate principal amount of $1,800,000,000 and (b) the Term B-2 Term Lenders to make available to the Borrower first lien senior secured term loans in an aggregate principal amount of $150,000,000, and the proceeds under each of which will be used for the purposes set forth in the Preliminary Statements to this Agreement;
WHEREAS in connection with the foregoing, on the Closing Date, the Borrower shall use the proceeds of (x) cash on hand, (y) the loans made under the ABL Facility on the Closing Date and (z) the Loans to fund (i) the payment of consideration pursuant to the terms and conditions of the Supervalu Acquisition Agreement, and the other payments contemplated by the Supervalu Acquisition Agreement, (ii) the repayment in full (or the termination, discharge or defeasance) of all outstanding indebtedness, and termination of commitments under (and the release of guarantees and liens securing such indebtedness), (A) with respect to the Borrower and its Subsidiaries, under that certain Third Amended and Restated Loan and Security Agreement, dated as of April 29, 2016, by and among, inter alios, the Borrower, the lenders party thereto, Bank of America, as administrative agent and the other parties party thereto (the “Existing UNFI ABL Credit Agreement”) (including the payment in full of any outstanding interest, fees and expenses owing or accruing under or in respect of the Existing UNFI ABL Credit Agreement) and (B) with respect to Supervalu and its Subsidiaries, under (1) that certain Second Amended and Restated Term Loan Credit Agreement, dated as of January 31, 2014, by and among Supervalu, GS Bank, as administrative agent, the lenders party thereto and the other parties party thereto, (2) that certain Amended and Restated Credit Agreement, dated as of March 21, 2013, by and among Supervalu, Wells Fargo Bank, National Association, as administrative agent, the lenders party thereto and the other parties party thereto, (3) Supervalu’s 6.75% Senior Notes due June 1, 2021 and (4) Supervalu’s 7.75% Senior Notes due November 15, 2022 (the repayment, termination, discharge, defeasance, arrangement and release of all such indebtedness in this clause (ii), collectively, the “Refinancing”), (iii) fees and expenses incurred in connection with the foregoing and transactions related thereto and (iv) working capital and general corporate purposes;
WHEREAS, on August 30, 2018, the Borrower entered into the ABL Credit Agreement for extensions of credit pursuant to an asset based revolving credit facility in an aggregate principal amount of up to $2,100,000,000, subject to the terms of the Intercreditor Agreement; and

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WHEREAS, the Lenders have indicated their willingness to make Loans, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
ARTICLE I

Definitions and Accounting Terms
Section 1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“ABL Credit Agreement” means the Loan Agreement, dated as of August 30, 2018, by and among the Borrower (as administrative borrower), United Natural Foods West, Inc., a California corporation (as a co-borrower), UNFI Canada, Inc., a corporation organized under the Canada Business Corporations Act (as a co-borrower), each additional borrower from time to time party thereto, the ABL Facility Administrative Agent and the several banks and other financial institutions from time to time parties thereto, as such agreement may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, in each case to the extent permitted hereunder, and any Permitted Refinancing thereof (unless such agreement, instrument or document expressly provides that it is not intended to be and is not an ABL Credit Agreement), in each case to the extent permitted hereunder.
“ABL Facility” means the collective reference to the ABL Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee, security agreement, patent, trademark or copyright security agreements, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time, in each case to the extent permitted hereunder and any Permitted Refinancing thereof (unless such agreement, instrument or document expressly provides that it is not intended to be and is not an ABL Facility).
“ABL Facility Administrative Agent” means Bank of America, in its capacity as administrative agent (and/or collateral agent, as the context requires) under the ABL Credit Agreement or any successor agent under the ABL Loan Documents.
“ABL Lenders” means “Lenders” under the ABL Credit Agreement.
“ABL Loan Documents” means, collectively, (i) the ABL Credit Agreement and (ii) the security documents, intercreditor agreements (including the Intercreditor Agreement), guarantees, joinders and other agreements or instruments executed in connection with the ABL Facility or such other agreements, in each case, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time including in connection with a Permitted Refinancing of the ABL Facility.
“ABL Obligations” means “Obligations” as defined in the ABL Facility as in effect on the Closing Date.
“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
“Acceptable Discount” has the meaning specified in Section 2.05(d)(iii).

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“Acceptance Date” has the meaning specified in Section 2.05(d)(ii).
“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.
“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”
“Additional Lender” has the meaning specified in Section 2.14(d).
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Adjustment Date” means the date of delivery of financial statements required to be delivered pursuant to Section 6.01(a) or (b), as applicable.
“Administrative Agent” means, subject to Section 9.13, GS Bank in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Affiliated Lender” means the Borrower and any Affiliates thereof (excluding, in each case, any natural person).
“After Year-End Payment” has the meaning specified in Section 2.05(b)(i).
“Agent Parties” has the meaning specified in Section 10.02(c).
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

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“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any).
“Aggregate Commitments” means the Term Commitments of all the Lenders.
“Agreement” has the meaning specified in the introductory paragraph hereof.
“Agreement Currency” has the meaning specified in Section 10.17.
“Amendment No. 2 Effective Date” means November 10, 2021.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or their Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the FCPA.
“Applicable Discount” has the meaning specified in Section 2.05(d)(iii).
“Applicable Intercreditor Agreement” means (a) to the extent executed in connection with any incurrence of Indebtedness secured by Liens on the Collateral that (i) are intended to rank equal in priority to the Liens on the ABL Priority Collateral securing the ABL Obligations and (ii) are intended to rank junior in priority to the Liens on the Term Priority Collateral securing the Obligations, the Intercreditor Agreement, (b) to the extent executed in connection with any incurrence of Indebtedness secured by Liens on the Collateral that are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to control of remedies), the Intercreditor Agreement and a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations and (c) to the extent executed in connection with any incurrence of Indebtedness secured by Liens on the Collateral that are intended to rank junior in priority to the Liens securing the Obligations and the Junior Secured Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations; provided that, in the case of clauses (b) and (c) above, the Administrative Agent may in its sole discretion (but is not required to) post the proposed Applicable Intercreditor Agreement to Lenders, in which case such Applicable Intercreditor Agreement shall be deemed to be acceptable to the Administrative Agent and the Lenders unless the Required Lenders shall have delivered notice in writing objecting to such Applicable Intercreditor Agreement within five Business Days of the posting thereof.
“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for ~~Eurocurrency Rate~~Term SOFR Loans or Base Rate Loans, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender.
“Applicable Percentage” means, at any time (a) with respect to any Lender with a Term Commitment of any Class, the percentage (carried out to the 9th decimal place) equal to a fraction the numerator of which is the amount of such Lender’s Term Commitment of such Class at such time and the denominator of which is the aggregate amount of all Term Commitments of such Class of all Lenders and (b) with respect to the Loans of any Class, a percentage (carried out to the 9th decimal place) equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.

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“Applicable Rate” means as of any date of determination, a percentage per annum equal to, (1)(A) for ~~Eurocurrency Rate~~Term SOFR Loans that are Initial Term Loans, 3.25% and (B) for Base Rate Loans that are Initial Term Loans, 2.25% and (2)(A) for ~~Eurocurrency Rate~~Term SOFR Loans that are Term B-2 Term Loans, 2.00% and (B) for Base Rate Loans that are Term B-2 Term Loans, 1.00%.
“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.
“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Asset Percentage” has the meaning specified in Section 2.05(b)(ii).
“Assignees” has the meaning specified in Section 10.07(b).
“Assignment and Assumption” means (a) an Assignment and Assumption substantially in the form of Exhibit E and (b) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.17, such form of assignment (if any) as may have been requested by the Administrative Agent in accordance with Section 2.17(a)(viii) or, in each case, any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.
“Attorney Costs” means and includes all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other external legal counsel but excludes all allocated costs of in-house counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Financial Statements” means copies of (i) the audited consolidated balance sheet and related consolidated statements of operations, comprehensive income, change in stockholders’ equity and cash flows for the fiscal years of the Borrower ended August 1, 2015, July 30, 2016, July 29, 2017 and August 1, 2018 and (ii) the audited consolidated balance sheet and related consolidated statements of operations, comprehensive income, change in stockholders’ equity and cash flows for the fiscal years of Supervalu ended February 27, 2016, February 25, 2017 and February 24, 2018 and for each subsequent fiscal year of Supervalu ended at least 60 days before the Closing Date.
“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to the sum of:
(a)    $90,000,000; plus
(b)    50.0% of the Consolidated Net Income of the Borrower and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on the first day of the fiscal year of the Borrower during which the Closing Date occurs (which date is on or around

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August 1, 2018) to the end of the most recently ended fiscal quarter for which financial statements of the Borrower have been delivered; plus
(c)    the amount of any capital contributions (including mergers or consolidations that have a similar effect) or Net Cash Proceeds from any Permitted Equity Issuance (or issuance of debt securities by the Borrower or any of the Restricted Subsidiaries that have been converted into or exchanged for Qualified Equity Interests of the Borrower), in each case during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time (other than any other capital contributions (including mergers or consolidations that have a similar effect) or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.02, 7.03, 7.06 or 7.08) received or made by the Borrower (or any direct or indirect parent thereof and contributed by such parent) during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus
(d)    the aggregate amount of Retained Declined Proceeds during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus
(e)    to the extent not (i) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below or any other provision of Section 7.02, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any JV Entity or Unrestricted Subsidiaries during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time, in each case up to the amount of the original investment made in such JV Entity or Unrestricted Subsidiary pursuant to Section 7.02(n); plus
(f)    to the extent not (i) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries, (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below or any other provision of Section 7.02 or (iii) used to prepay Term Loans in accordance with Section 2.05(b)(ii), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any JV Entity or Unrestricted Subsidiary during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time, in each case up to the amount of the original investment made in such JV Entity or Unrestricted Subsidiary pursuant to Section 7.02(n); minus
(g)    the aggregate amount of (i) any Investments made pursuant to Section 7.02(n) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment, including, without limitation, upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale, transfer, lease or other disposition of any such Investment), (ii) any Restricted Payment made pursuant to Section 7.06(k) and (iii) any payments made pursuant to Section 7.08(a)(iii)(B), in each case, during the period commencing on the Closing Date through and including the Available Amount Reference Time (and, for purposes of this clause (g), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).

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“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.19(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A.
“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.
“Bankruptcy Event” means, with respect to any Person, such Person or its parent entity becomes (other than via an Undisclosed Administration) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of: (a) the Federal Funds Rate in effect on such date plus 1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” (c) the ~~Eurocurrency Rate~~Adjusted Term SOFR plus 1.00% and (d) in respect of Term Loans, 0.00% per annum. The “prime rate” shall mean (i) the rate per annum quoted as the “Prime Rate” in the print edition of the Wall Street Journal, Money Rates section for United States Dollar loans in the United States for such day or (ii) if such rate is not quoted, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent). The “prime rate” is not necessarily the lowest rate that the Administrative Agent is charging any corporate customer. Any change in the Base Rate due to a change in Adjusted Term SOFR shall be effective from and including the effective date of such change in Adjusted Term SOFR.

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“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR.
“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time).
“Benchmark” means, initially, ~~LIBOR~~Term SOFR; provided that if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred with respect to ~~LIBOR~~Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19(a).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date~~:~~
~~(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
(~~2~~1)    the sum of: (a) Daily Simple SOFR and (b) ~~the related Benchmark Replacement~~SOFR Adjustment;
(~~3~~2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Lead Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as  selected by the Administrative Agent in its reasonable discretion.~~ If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~
~~(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the~~

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~~replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2)    for purposes of clause (3) of the definition of~~ “Benchmark Replacement~~,”~~  Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Lead Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities~~;~~ at such time.
~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein~~; or~~.

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~~(3)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19.

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” has the meaning specified in Section 2.18.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of ~~Eurocurrency Rate~~Term SOFR Loans, as to which a single Interest Period is in effect.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed~~; provided that when used in connection with a Eurocurrency Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market~~.
“Canadian Dollars” means the lawful currency of Canada.
    “Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment in a consolidated statement of cash flows and reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries and (b) Capitalized Lease Obligations incurred by the Borrower and the Restricted Subsidiaries during such period.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided that all obligations of the Borrower and the Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on the Closing Date (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following the Closing Date that would otherwise require such obligation to be recharacterized as a Capitalized Lease.
“Cash Equivalents” means (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank

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of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-2 (or better) by S&P or P-2 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 120 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by GS Bank or rated A-2 (or better) by S&P or P-2 (or better) by Moody’s, and maturing within twelve months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least U.S. $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.
“Cash Management Bank” means any financial institution providing treasury, depository, credit or debit card, purchasing card and/or cash management services or automated clearing house transactions to the Borrower or any Restricted Subsidiary or conducting any automated clearing house transfers of funds.
“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of any Cash Management Services.
“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CFC” means a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

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“Change of Control” means the earlier to occur of:
(a)    a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock of the Borrower entitled to exercise more than 50% of the total voting power of all outstanding Voting Stock of the Borrower (including any right to acquire Voting Stock that is not then outstanding of which such person or group is deemed the beneficial owner);
(b)    during any period of 12 consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board; or
(c)    the occurrence of a “Change of Control” (or similar event, however denominated), as defined in the ABL Credit Agreement.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders hold a particular Class of Term Commitments, Incremental Revolving Commitments or Loans, (b) when used with respect to (i) Term Commitments, refers to whether such Term Commitments are Initial Term Commitments, Term B-2 Term Commitments, Term Commitments in respect of any Incremental Term Loans or Term Commitments in respect of any Extended Term Loans and (ii) Incremental Revolving Commitments, refers to Incremental Revolving Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Initial Term Loans, Term B-2 Term Loans, Extended Term Loans, Incremental Term Loans or Incremental Revolving Loans. Incremental Term Loans and Extended Term Loans that have different terms and conditions (together with the Term Commitments in respect thereof) shall be construed to be in different Classes.
“Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Closing Date Guaranty Agreement” means that certain Term Loan Guaranty dated as of the Closing Date by and between the Guarantors party thereto (including, as applicable, Supervalu and its Subsidiaries) and the Collateral Agent.
“Co-Borrower” means SUPERVALU INC., a Delaware corporation.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means all the “Collateral” as defined in the Collateral Documents and all other property of whatever kind and nature pledged or charged as collateral under any Collateral Document; provided, that, (x) the Collateral shall not in any event include (i) any Excluded Property or (ii) any property excluded as Collateral pursuant to any Collateral Document to the extent such exclusion is consistent with the Collateral and Guarantee Requirement and (y) all capitalized terms used in this definition of Collateral that are not otherwise defined in this Agreement shall have the meaning assigned to them in the UCC.
“Collateral Agent” means GS Bank, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.09.

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“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    all payment Obligations shall have been unconditionally guaranteed, jointly and severally, by each Restricted Subsidiary that is a Material Subsidiary (other than any Excluded Subsidiary) including, as of the Closing Date, those that are listed on Schedule 1.01D hereto;
(b)    (i) the Administrative Agent or the Collateral Agent, as applicable, shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iv), or thereafter pursuant to Section 6.10 or Section 6.12, duly executed by each Loan Party that is a party thereto (in each case, in a form approved by the Administrative Agent or the Collateral Agent, as applicable, and the Borrower in their reasonable discretion without the further consent of any other party hereto so long as the form thereof is consistent with the requirements in this Collateral and Guarantee Requirement), in each case duly executed by the Borrower and each applicable Subsidiary of the Borrower that is required to be a Guarantor pursuant to clause (a) above from time to time and such Collateral Documents, taken as a whole and together with the other documents, instruments and actions described in this Collateral and Guarantee Requirement but subject to the limitations set forth herein (including limitations with respect to Excluded Property), shall grant Liens in favor of the Collateral Agent on substantially all Collateral in order to secure the Obligations and (ii) to the extent the ABL Credit Agreement is outstanding, the Collateral Agent and the ABL Facility Administrative Agent shall have entered into, and each Loan Party shall have entered into or acknowledged, the Intercreditor Agreement;
(c)    (i) the Loan Parties shall have taken all actions reasonably necessary and delivered to the Administrative Agent or the Collateral Agent, as applicable, such other applicable Person all documents, UCC financing statements, filings with the United States Copyright Office and the United States Patent and Trademark Office covering Collateral that consists of intellectual property, other filings, instruments, Equity Interests and related transfer powers (as more fully set forth herein), in each case, pursuant to the terms of the applicable Collateral Document that are necessary to perfect the Liens described in the Collateral and (ii)(x) in the case of any such Liens granted by the Loan Parties over Collateral constituting Term Priority Collateral, such Liens shall be perfected on a first-priority basis and (y) in the case of any such Liens granted by the Loan Parties over Collateral constituting ABL Priority Collateral, such Liens shall be perfected on a second-priority basis to the extent the first-priority Lien with respect to such Collateral is granted in favor of the ABL Facility Administrative Agent, in each case subject to Permitted Liens; provided, that, prior to the discharge of the ABL Credit Agreement, ABL Priority Collateral that is required to be delivered to the Administrative Agent or the Collateral Agent, as applicable, hereunder or under any Collateral Document shall be delivered to the ABL Facility Administrative Agent instead to the extent required under the Intercreditor Agreement and, to the extent so delivered, shall be held by the ABL Facility Administrative Agent as gratuitous bailee for the applicable Secured Parties solely for the purpose of perfecting the security interest granted to the Collateral Agent under the applicable Collateral Documents; provided, further, that no filings shall be required to be made other than, for the purposes of perfection, pursuant to the UCC with the office of the secretary of state (or similar filing office) of the relevant State(s) or, solely with respect to intellectual property constituting Collateral, with the applicable United States governmental offices;
(d)    in furtherance of and not in limitation of clauses (b) and (c) above but subject to the proviso in clause (c) above, all outstanding Equity Interests, in each case, directly owned by the Loan Parties and all intercompany Indebtedness owing to any Loan Party, in each case constituting Collateral and other than property excluded from the Collateral and Guarantee Requirement pursuant to this Collateral and Guarantee Requirement definition, shall have been pledged in favor of the Collateral Agent pursuant to and to the extent required under the applicable Collateral

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Document, the Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any such notes or other instruments, together with stock powers, note powers or other instruments of transfer (if applicable) with respect thereto endorsed in blank (collectively, the “Pledged Collateral”); and
(e)    with respect to any Material Real Property constituting Collateral owned by any Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement, within 90 days (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause such Subsidiary to duly execute and deliver to the Collateral Agent any applicable Mortgages, Mortgage Supporting Documents, joinders, amendments, Flood Certificate Documents and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Collateral Agent, granting a first priority, perfected Lien in such owned Material Real Property of such Subsidiary (provided, that, if a mortgage tax will be owed, the amount secured by the Mortgage shall be limited to the fair market value (as determined in good faith by the Borrower) of the property at the time the Mortgage is entered into), in each case, securing the Obligations of such Subsidiary.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(i)Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement (including perfection actions applicable thereto) and guarantees required to be provided pursuant to the Collateral and Guarantee Requirement shall, in each case, be subject to exceptions and limitations (including materiality thresholds and qualifiers) set forth in the Collateral Documents.
(ii)The Collateral and Guarantee Requirement shall not apply to any Excluded Property.
(iii)The execution and delivery of deposit account control agreement, securities account control agreement or other control agreements shall not be required with respect to any deposit account, securities account, commodities account or other asset specifically requiring perfection through control agreements or any other means of perfection by “control” (as such term is used under the UCC), except to the extent a control agreement or other similar agreement is required over any such deposit account, securities account or commodities account under the ABL Credit Agreement, subject to the limitations described in clause (vi) below.
(iv)No actions in any jurisdiction other than the United States of America (including any state thereof and the District of Columbia) shall be required in order to create any security interests in assets located, titled, registered or filed outside of the United States of America or to perfect such security interests, including non-U.S. intellectual property (it being understood that there shall be no security agreements, pledge agreements or other security instruments governed by the laws of a non-U.S. jurisdiction).
(v)The Administrative Agent may grant extensions of time for the granting and perfection of security interests where it reasonably determines, in consultation with the Borrower, that such grant or perfection cannot be

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accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
(vi)(A) The Obligations of the Loan Parties shall not in any event be secured by the Collateral of any CFC or FSHCO and (B) in no event shall any CFC or FSHCO be required to become a Loan Party.
(vii)In no event shall the Collateral consist of any real property other than Material Real Property.
(viii)The Collateral Documents shall include customary provisions relating to Excluded Swap Obligations.
(ix)The Collateral and Guarantee Requirement shall be subject to the limitations set forth in the final paragraph of Section 4.01 with respect to Collateral granted on the Closing Date.
“Collateral Documents” means, collectively, the Closing Date Guaranty, Security Agreement, Intellectual Property Security Agreements, the Mortgages, each of the collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to Section 4.01(a)(iii), Section 6.10 or Section 6.12, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.
“Commitment Letter” means the second amended and restated commitment letter dated August 8, 2018 by and among, inter alios, the Lead Arrangers and the Borrower.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of ~~Eurocurrency Rate~~Term SOFR Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communications” has the meaning set forth in Section 10.02(g).
“Company Competitor” means any Person that is a bona fide competitor of the Borrowers, Supervalu or any of their respective Subsidiaries.
“Compensation Period” has the meaning specified in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Consolidated” means with respect to any Person and any specified Subsidiaries of such Person, refers to the consolidation of financial statements of such Person and such Subsidiaries and of particular items in such financial statements in accordance with GAAP; provided that, as it applies to the Borrower and the Restricted Subsidiaries, it shall refer to the consolidation principles used with respect to the Borrower and the Restricted Subsidiaries and it shall mean the Borrower and the Restricted Subsidiaries other than the Unrestricted Subsidiaries.

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“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person (and with respect to the Borrower and Restricted Subsidiaries, such Persons on a Consolidated basis) for such period:
(a)    increased (without duplication) by the following:
(i)    provision for Taxes based on income, profits or capital, including, without limitation, state, franchise, excise and similar Taxes and foreign withholding Taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus
(ii)    Consolidated Interest Expense of such Person for such period (including (x) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income); plus
(iii)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
(iv)    any fees, expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to this Agreement and the ABL Facility and any other credit facilities (including fees, expenses or charges of any consultants and advisors incurred in connection with the Transactions or the Supervalu Acquisition) and (B) any amendment or other modification of this Agreement, the ABL Facility and any other credit facilities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus
(v)    the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost, including in connection with establishing new facilities, that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Closing Date, and costs related to the closure and/or consolidation of facilities and to exiting lines of business; plus
(vi)    any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or

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the impact of purchase accounting and all reserves during such period on account of contingent cash payments that may be required in a future period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charge in the current period and (B) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent) or other items classified by the Borrower as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus
(vii)    non-cash losses from JV Entities and non-cash minority interest reductions; plus
(viii)    the amount of “run-rate” cost savings and synergies projected by the Borrower in good faith to result from actions taken prior to or during, or expected to be taken following such period (which cost savings or synergies shall be subject only to certification by a Responsible Officer of the Borrower and shall be calculated on a Pro Forma Basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that (x) such cost savings or synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) such actions have been taken or are to be taken within twelve (12) months of the event giving rise thereto and (B) the aggregate increase to Consolidated EBITDA for any period pursuant to this clause (viii) and clause (ii) of the definition of “Pro Forma Adjustment” shall not exceed the greater of (1) $0 and (2)(A) 25% of Consolidated EBITDA for such period (calculated before giving effect to any increase pursuant to this clause (viii) and clause (ii) of the definition of “Pro Forma Adjustment”) minus (B) the amount of addbacks pursuant to clauses (xvii) and (xviii) of this definition; plus
(ix)    (A) any costs or expense incurred by the Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or Net Cash Proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower and (B) cash payments under long-term management equity incentive plans; plus
(x)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus
(xi)    any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

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(xii)    realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and the Restricted Subsidiaries; plus
(xiii)    net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus
(xiv)    [Reserved]; plus
(xv)    [Reserved]; plus
(xvi)    the amount of any charges, expenses, costs or other payments in respect of facilities no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries; plus
(xvii)    any other adjustments or add-backs with respect to the Supervalu Acquisition (without duplication) specified in the Confidential Information Memorandum provided generally to Public Lenders prior to the Closing Date in connection with the primary syndication of this Agreement; provided that in no event shall the aggregate amount added to Consolidated EBITDA pursuant to this clause (xvii) in any period exceed $185,000,000; plus
(xviii)    the amount of “run-rate” cost savings and synergies with respect to the acquisitions by the Borrower (or any of its Subsidiaries) of United Grocers, Inc. and Associated Grocers of Florida, Inc., in each case subject to the limitations in clause (viii) of this definition without giving effect to clause (B) of the proviso thereto;
(b)    decreased (without duplication) by the following:
(i)    non-cash gains increasing Consolidated Net Income of such Person for such period (other than any such amounts in connection with the sale of routes to independent operators), excluding any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus
(ii)    realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and the Restricted Subsidiaries; plus
(iii)    any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus
(iv)    any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45;

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(c)    increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation; and
(d)    increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any Pro Forma Adjustment.
There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining the Consolidated EBITDA for any period, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).
“Consolidated First Lien Net Leverage Ratio” means, with respect to any most recently ended period of four consecutive fiscal quarters calculated on a Pro Forma Basis, the ratio of (a) Consolidated Total Debt (i) that is secured by a Lien on the Collateral on a pari passu or senior priority basis with the Liens securing the Facility (but without regard to the control of remedies) or (ii) that constitutes Capitalized Lease Obligations of the Borrower or any of its Subsidiaries, plus, the principal amount of ABL Obligations, as of the last day of such most recently ended period of four consecutive fiscal quarters calculated on a Pro Forma Basis to (b) Consolidated EBITDA of the Borrower and the Subsidiaries for such most recently ended period of four consecutive fiscal quarters calculated on a Pro Forma Basis.
“Consolidated Interest Expense” means, with respect to any Person for any period (and with respect to the Borrower and Restricted Subsidiaries, such Persons on a Consolidated basis), without duplication, the sum of:
(1)    consolidated interest expense of such Person for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate obligations under any Swap Contracts with respect to Indebtedness); plus

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(2)    consolidated capitalized interest of such Person for such period, whether paid or accrued; less
(3)    interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person for such period determined on a consolidated basis in accordance with GAAP (and with respect to the Borrower and Restricted Subsidiaries, such Persons on a Consolidated basis); provided, however, that there will not be included in such Consolidated Net Income:
(1)    any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or, so long as such Person is not (x) a JV Entity with outstanding third party indebtedness for borrowed money or (y) an Unrestricted Subsidiary, that (as reasonably determined by a Responsible Officer of the Borrower) could have been distributed by such Person during such period to the Borrower or a Restricted Subsidiary) as a dividend or other distribution or return on investment, subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below;
(2)    solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than any Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to a Borrower or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Loan Documents or the ABL Facility), except that the Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained above in this clause);
(3)    any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations;
(4)    any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the board of directors of the Borrower), including the gain on the sale of routes to independent operators;
(5)    any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including relating to the Transaction Expenses), or any charges, expenses or reserves in respect of any restructuring, relocation, redundancy or severance expense, new product introductions or one-time compensation charges;

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(6)    the cumulative effect of a change in accounting principles;
(7)    any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards (including any long-term management equity incentive plans) and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;
(8)    all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;
(9)    any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts;
(10)    any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;
(11)    any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary;
(12)    any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any consummated acquisition (including the Supervalu Acquisition), or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);
(13)    any impairment charge, write-down or write-off, including impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a Change in Law or regulation;
(14)    any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Swap Contracts or other derivative instruments;
(15)    accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction in accordance with GAAP;
(16)    any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements; and
(17)    any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item.

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In addition, to the extent not already excluded from the Consolidated Net Income of such Person, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment (including the Supervalu Acquisition) or any sale, conveyance, transfer or other disposition of assets permitted hereunder (it being understood and agreed that if such Person has notified a third party of such amount to be reimbursed or indemnified and such third party has not denied its reimbursement or indemnification obligation, such amounts shall also be excluded) and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.
“Consolidated Secured Net Leverage Ratio” means, with respect to any most recently ended period of four consecutive fiscal quarters calculated on a Pro Forma Basis, the ratio of (a) Consolidated Total Debt that is secured by a Lien on the property of the Borrower or any of its Subsidiaries to (b) Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for such most recently ended period of four consecutive fiscal quarters calculated on a Pro Forma Basis.
“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of Indebtedness for borrowed money (including debt obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments), Capitalized Lease Obligations, Purchase Money Debt and letters of credit (but only to the extent any letter of credit has been drawn but not reimbursed) minus (b) the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens other than any nonconsensual Lien that is permitted under the Loan Documents, Liens of the Collateral Agent, Liens in favor of the ABL Facility Administrative Agent under the ABL Loan Documents and any Liens securing other Indebtedness permitted hereunder to be secured by a Lien on the Collateral along with the Obligations) included in the Consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, which aggregate amount of cash and Cash Equivalents shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date; provided that Consolidated Total Debt shall not include obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes.
“Consolidated Total Net Leverage Ratio” means, with respect to any most recently ended period of four consecutive fiscal quarters calculated on a Pro Forma Basis, the ratio of (a) Consolidated Total Debt as of the last day of such any most recently ended period of four consecutive fiscal quarters calculated on a Pro Forma Basis to (b) Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for such most recently ended period of four consecutive fiscal quarters calculated on a Pro Forma Basis.
“Consolidated Working Capital” means, at any date, the excess of (x) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a Consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date over (y) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a Consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, but excluding, without duplication, (a) the current portion of any Funded Debt or other long-term liabilities, (b) all Indebtedness consisting of Loans under

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the ABL Facility, Swingline Loans (as defined in the ABL Facility) and LC Obligations (as defined in the ABL Facility) to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations, (f) deferred revenue arising from cash receipts that are earmarked for specific projects, (g) the current portion of deferred acquisition costs and (h) current accrued costs associated with any restructuring or business optimization (including accrued severance and accrued facility closure costs).
“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Indebtedness” means unsecured Indebtedness of the Borrower or any Restricted Subsidiary in an amount equal to the aggregate amount of cash contributions made after the Closing Date to the Borrower in exchange for Qualified Equity Interests of the Borrower, except to the extent utilized in connection with any other transaction permitted by Section 7.02, Section 7.06 or Section 7.08, and except to the extent such amount increases the Available Amount.
“Control” has the meaning specified in the definition of “Affiliate.”
“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”
“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”
“Corresponding Loan Amount” has the meaning assigned to it in Section 9.16(c).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Extension” means a Borrowing.
“Customer Support Transaction” means any one of the following transactions entered into in the ordinary course of business of the Loan Parties and that is consistent with current practice of the Loan Parties (including those practices of the members of the Supervalu Group that shall become Loan Parties pursuant to the terms hereof on the Closing Date) as of August 30, 2018: (a) any sublease by a Loan Party to a customer of any Loan Party of leased real property or leased equipment of such Loan Party that constitutes a Capitalized Lease, (b) any lease by a Loan Party to a customer of any Loan Party of owned real property or equipment of such Loan Party that constitutes a Capitalized Lease, (c) any assignment of a lease of real property or equipment by any Loan Party that constitutes a Capitalized Lease to a customer of any Loan Party in connection with which the assigning Loan Party is not released from liability under such lease, (d) any guarantee by a Loan Party for the benefit of a third party of Indebtedness or operating lease obligations of a customer of any Loan Party, (e) any loan of money or property (other than ABL Priority Collateral) by a Loan Party to a customer, (f) any other transfer of equipment or real property not otherwise permitted pursuant to this Agreement by a Loan Party to a customer and (g) cash payments to new or existing customers to secure, maintain or expand business; provided that the foregoing clauses (a) through

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(g) shall not be construed to apply to the sale of inventory on credit by any Loan Party to a customer in the ordinary course of business.
“Customer Support Transaction Report” shall mean a report, in form and substance substantially similar to that provided by the applicable members of the Supervalu Group under their previously-existing credit facilities which are subject to the Refinancing, demonstrating in reasonable detail the aggregate exposure of all Loan Parties under Customer Support Transactions.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans~~;~~  (provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion).
“Debt Fund Affiliate” means an Affiliate of a Company Competitor that is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and with respect to which neither such Company Competitor nor any other Affiliate of such Company Competitor (other than other Debt Fund Affiliates) makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such Debt Fund Affiliate’s investment decisions.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to ~~Eurocurrency Rate~~Term SOFR Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that ~~Eurocurrency Rate~~Term SOFR Loans may not be converted to, or continued as, ~~Eurocurrency Rate~~Term SOFR Loans, pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means any Lender that (a) has failed or refused (in writing), within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it or (ii) pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent or any other Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent or any

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other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s or Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the Section 2.16(c)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.
“Designated Jurisdiction” means any country or territory that is the subject of any comprehensive Sanctions Laws and Regulations.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(m) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation.
“Discount Range” has the meaning specified in Section 2.05(d)(ii).
“Discounted Prepayment Option Notice” has the meaning specified in Section 2.05(d)(ii).
“Discounted Voluntary Prepayment” has the meaning specified in Section 2.05(d)(i).
“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.05(d)(v).
“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale Leaseback and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that (i) “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person and (ii) no transaction or series of related transactions shall be considered a “Disposition” for purposes of Section 2.05(b)(ii) or Section 7.05 unless the fair market value (as determined in good faith by the Borrower) of the property disposed of in such transaction or series of transactions shall exceed (x) in the case of Specified Assets, $5,000,000 or (y) in the case of all other property, $10,000,000.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of an initial public offering, change of control or asset sale so long as any rights of the holders thereof upon the occurrence of an initial public offering, change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than obligations under Secured Hedge

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Agreements) that are accrued and payable and the termination of all Term Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Equity Interests are issued.
“Disqualified Lenders” means, unless otherwise consented to by the Borrower in writing, (a) Company Competitors identified by the Borrower to the Administrative Agent by name in writing from time to time after the Closing Date or (b) any affiliates of the foregoing that are readily identifiable by virtue of their names or that are identified in writing by the Borrower to the Administrative Agent from time to time, but excluding Debt Fund Affiliates. Notwithstanding anything in the Loan Documents to the contrary, the Administrative Agent shall not be responsible (or have any liability) for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions thereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (1) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (2) have any liability with respect to or arising out of any assignment or participation of Loans or commitments, or disclosure of confidential information, to any Disqualified Lender; provided that (i) any permitted updates to the list of Disqualified Lenders will not become effective until one Business Day after such update has been provided to the Administrative Agent and (ii) no updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Term Commitments and Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders.
“Dollar” and “$” mean lawful money of the United States.
~~“Early Opt-in Election” means, if the then-current Benchmark is LIBOR, the occurrence of the joint election by the Administrative Agent and the Lead Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“ECF Percentage” has the meaning specified in Section 2.05(b)(i).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” means, with respect to any Indebtedness, as of any date of determination, the sum of (i) the higher of (A) the ~~Eurocurrency Rate~~Adjusted Term SOFR (or other applicable similar rate) for a one-month tenor in effect on such date ~~for a deposit in Dollars with a maturity of one month~~ and (B) the ~~Eurocurrency rate “floor,” if any, with respect thereto as of such date~~Floor, (ii) the Applicable Rate

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(or other applicable margin) as of such date for ~~Eurocurrency Rate~~Term SOFR Loans (or other loans that accrue interest by reference to a similar reference rate) and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount), but excluding the effect of any arrangement, commitment, structuring, underwriting, ticking, unused line, amendment, syndication and/or other fees payable in connection therewith that are not shared generally with all lenders or holders of such Indebtedness; provided that the amounts set forth in clauses (i) and (ii) above for any term loans that are not incurred under this Agreement shall be based on the stated interest rate basis for such term loans.
“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the Environment or to the generation, transport, storage, use, treatment, handling, disposal, Release or threat of Release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, human health or safety.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of or relating to any Loan Party or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, disposal or treatment of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.
“Environmental Notice” means a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Release of Hazardous Materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.
“Equity Interests” means equity securities, ordinary shares, preference shares, deferred shares, other similar shares, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other similar rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that “Equity Interests” shall not include Indebtedness that is convertible into Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (or Section 414(m) or (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of

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ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan, (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered status or critical status, within the meaning of Section 305 of ERISA, (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate, (h) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code) or (i) the occurrence of a non-exempt prohibited transaction with respect to any Plan maintained or contributed to by any Loan Party (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Loan Party.
“Erroneous Payment” has the meaning assigned to it in Section 9.16(a).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.16(c).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.~~
~~“Eurocurrency Rate” means:~~
~~(A)    subject to Section 1.10, for any Credit Extension, for any Interest Period with respect to any Eurocurrency Rate Loan denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on the relevant Quotation Date, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that, subject to Section 1.10, if LIBOR shall not be available at such time for such Interest Period, then the Eurocurrency Rate shall be the Interpolated Rate; and~~
~~(B)    for any calculation of the Base Rate on any date by reference to the Eurocurrency Rate, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time, determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day.~~
~~Notwithstanding any provision to the contrary in this Agreement, the applicable Eurocurrency Rate in respect of the Term Loans shall at no time be less than 0.00% per annum.~~

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~~“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.~~
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for any period, an amount equal to the excess of:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Income for such period;
(ii)    an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income;
(iii)    decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting);
(iv)    an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and
(v)    cash receipts in respect of Swap Contracts during such period to the extent not otherwise included in Consolidated Net Income; over
(b)    the sum, without duplication, of:
(i)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges (including interest) to the extent included in arriving at such Consolidated Net Income;
(ii)    without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or the Restricted Subsidiaries (other than revolving loans);
(iii)    the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) payments of the principal component of Capitalized Lease Obligations and (B) the amount of repayments of Term Loans pursuant to Section 2.07 and any mandatory prepayment of Term Loans pursuant to Section 2.05(b) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans, (Y) all prepayments under the ABL Facility and (Z) all prepayments in respect of any other revolving credit facility) made during such period, except to the extent financed with the proceeds of an incurrence or issuance of other long-term Indebtedness (other than revolving loans) of the Borrower or the Restricted Subsidiaries;

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(iv)    an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;
(v)    increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting);
(vi)    cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness (including such Indebtedness specified in clause (b)(iii) above);
(vii)    without duplication of amounts deducted pursuant to clause (xi) below in prior periods, the amount of Investments and acquisitions made in cash during such period pursuant to Section 7.02 (other than Section 7.02(a), (d), (n) and (z)), except to the extent that such Investments and acquisitions were financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or the Restricted Subsidiaries (other than revolving loans);
(viii)    the amount of Restricted Payments paid in cash during such period pursuant to Section 7.06 (other than Section 7.06(a) (solely in respect of amounts paid to the Borrower or a Restricted Subsidiary), (b) and (k)), except to the extent that such Restricted Payments were financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or the Restricted Subsidiaries (other than revolving loans);
(ix)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, except to the extent that such amounts were financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or the Restricted Subsidiaries (other than revolving loans);
(x)    the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and were not financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or the Restricted Subsidiaries (other than revolving loans);
(xi)    without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any Restricted Subsidiary pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period except to the extent intended to be financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or the Restricted Subsidiaries (other than revolving loans); provided that to the extent the aggregate amount utilized to finance such Permitted Acquisitions, Capital

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Expenditures or acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;
(xii)    the amount of cash Taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; and
(xiii)    cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Equity” means Equity Interests of (i) any Unrestricted Subsidiary, (ii) any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness permitted pursuant to Section 7.03(v) if such Equity Interests are pledged and/or mortgaged as security for such Indebtedness and if and for so long as the terms of such Indebtedness prohibit the creation of any other Lien on such Equity Interests (and which prohibition was not created in contemplation of such Permitted Acquisition), (iii) any CFC or FSHCO in excess of 65% of the issued and outstanding voting Equity Interests and 100% of the nonvoting Equity Interests of each such CFC or FSHCO, (iv) any Subsidiary with respect to which the Administrative Agent and the Borrower have determined in their reasonable judgment and agreed in writing that the costs of providing a pledge of such Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties therefrom, (v) any captive insurance companies, not-for-profit Subsidiaries or special purpose entities, (vi) any non-Wholly Owned Restricted Subsidiary and (vii) any Subsidiary outside the United States (other than any Guarantor designated as such pursuant to the definition of “Guarantors”) the pledge of which is prohibited by applicable Laws or which would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers.
“Excluded Property” means (i)(a) any fee-owned real property (x) that has a book value (as determined in accordance with GAAP) of less than $10,000,000 or (y) solely to the extent such fee-owned real property is disposed of prior to the date that is nine months after the Closing Date (or such longer period as may be agreed by the Administrative Agent), that is set forth on Schedule 1.01F and (b) any leasehold interests in real property (it being understood that no action shall be required with respect to creation or perfection of security interests with respect to such leases, including to obtain landlord waivers, estoppels or collateral access letters), (ii) (A) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (B) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement and (C) commercial tort claims expected to result in a recovery of less than an amount set forth in the Security Agreement, (iii) assets for so long as a pledge thereof or a security interest therein is prohibited by applicable Laws or any permitted contractual obligation binding on such assets on the Closing Date (or, if later, the date such asset or right was acquired by the Borrower or the applicable Guarantor (or the date the owner of such asset or right became a Subsidiary) to the extent not entered into in contemplation of such acquisition), or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or restriction is rendered ineffective under the UCC or other applicable Law, (iv) margin stock, (v) any cash, deposit accounts and securities accounts (including securities entitlements and related assets) (it being understood that this exclusion shall not affect the grant of the Lien on proceeds of Collateral and all proceeds of Collateral shall be Collateral), unless the foregoing constitutes ABL Priority Collateral in which case the foregoing shall

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not constitute Excluded Property until such time that it no longer constitutes ABL Priority Collateral, (vi)  any lease, license or other agreements, or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, Capitalized Lease, or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (vii) any assets (including Equity Interests) owned by any CFC or any FSHCO, (viii) assets for which a pledge thereof or a security interest therein would result in a material adverse tax consequence as reasonably determined by the Borrower (in consultation with the Administrative Agent), (ix) any assets not otherwise excluded by this definition for which the Borrower and the Administrative Agent have determined in their reasonable judgment and agree in writing that the cost of creating or perfecting such pledges or security interests therein would be excessive in view of the benefits to be obtained by the Lenders therefrom, (x) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Federal law and (xi) Excluded Equity.
“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by applicable Law or by any contractual obligation existing on the Closing Date (or, if later, the date such Subsidiary first becomes a Subsidiary) from guaranteeing the Obligations (and in the case of such contractual obligation, not entered into in contemplation of the acquisition of such Subsidiary) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received, (b) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition that, at the time of such Permitted Acquisition, has assumed secured Indebtedness not incurred in contemplation of such Permitted Acquisition and each Restricted Subsidiary that is a Subsidiary thereof that guarantees such Indebtedness to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor (provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (b) if such secured Indebtedness is repaid or becomes unsecured, if such Restricted Subsidiary ceases to be an obligor with respect to such secured Indebtedness or such prohibition no longer exists, as applicable), (c) any Immaterial Subsidiary or Unrestricted Subsidiary, (d) captive insurance companies, (e) not-for-profit Subsidiaries, (f) special purpose entities, (g) any non-Wholly Owned Subsidiary, (h) any Foreign Subsidiary, (i) any Subsidiary of a Foreign Subsidiary, (j) any FSHCO, (k) any Subsidiary of a FSHCO, and (l) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom; in each case of this definition, unless such Subsidiary is designated by the Borrower as a Guarantor pursuant to the definition of “Guarantors”; provided that in no event shall the Co-Borrower be an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to a Loan Party, each Swap Obligation as to which, and only to the extent that, such Loan Party’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Loan Party does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Loan Party and all guarantees of Swap Obligations by other Loan Parties) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Swap Contract governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Loan Party.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Term Commitment or Incremental Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Term Commitment or Incremental Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 3.06(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing UNFI ABL Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.
“Extended Term Loans” has the meaning specified in Section 2.15(a).
“Extension” has the meaning specified in Section 2.15(a).
“Extension Offer” has the meaning specified in Section 2.15(a).
“Facility” means a Class of Term Loans.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions determined by the Administrative Agent. If the Federal Funds Rate is less than zero, it shall be deemed to be zero hereunder.
“Fee Letter” means the second amended and restated fee letter dated August 8, 2018 by and among, inter alios, the Lead Arrangers and the Borrower.
“Fixed Amounts” has the meaning specified in Section 1.09(b).

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“Flood Certificate Documents” means, collectively, (i) a life of loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Real Property, delivered to the Administrative Agent, duly executed and acknowledged by the Borrower or appropriate Subsidiary (or, at the Administrative Agent’s election, a duly executed and acknowledged notice provided by the Administrative Agent), and (ii) if any portion of any Mortgaged Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area, (A) flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws or as otherwise reasonably required by the Administrative Agent and Lenders and (B) evidence of such compliance, including evidence of payment, in form and substance reasonably acceptable to the Administrative Agent.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” means ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBOR~~0.00%.
“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement that is not subject to U.S. law and is maintained or contributed to or by, or entered into with, the Borrower or any Restricted Subsidiary with respect to employees outside the United States.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of any jurisdiction other than the United States.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“FSHCO” means any Subsidiary that owns no material assets (directly or through one or more entities treated as flow-through entities for U.S. federal income tax purposes) other than Equity Interests (or Equity Interests and Indebtedness) of one or more CFCs.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided that (A) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any

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provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (B) at any time after the Closing Date, the Borrower may elect, upon notice to the Administrative Agent, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein), including as to the ability of the Borrower or the Required Lenders to make an election pursuant to clause (A) of this proviso, (C) any election made pursuant to clause (B) of this proviso, once made, shall be irrevocable, (D) any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP and (E) the Borrower may only make an election pursuant to clause (B) of this proviso if it also elects to report any subsequent financial reports required to be made by the Borrower, including pursuant to Sections 6.01(a) and (b), in IFRS.
“GAAP Consolidated Members” means, with respect to any Person, all other Persons including its Subsidiaries that are required to be Consolidated with such Person in accordance with GAAP.
“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, or any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(h).
“GS Bank” has the meaning specified in the introductory paragraph hereof.
“Guarantee Obligations” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

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“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” For avoidance of doubt, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Guaranty Supplement (as defined in the Guaranty), and any such Restricted Subsidiary shall thereafter be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes; provided that if such Restricted Subsidiary is not organized in the United States, (i) the jurisdiction of organization of such Restricted Subsidiary shall be reasonably satisfactory to the Collateral Agent if acting as Collateral Agent or entering into Loan Documents with Subsidiaries in such jurisdiction is prohibited by applicable Law or would expose the Collateral Agent, in its capacity as such, to material additional liabilities and (ii) such Restricted Subsidiary shall have complied with the Collateral and Guarantee Requirement prior to the becoming a Guarantor.
“Guaranty” means, collectively, (a) the Closing Date Guaranty Agreement substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.10.
“Hazardous Materials” means all hazardous, toxic, explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated pursuant to any Law relating to the Environment because of their hazardous, toxic, dangerous or deleterious characteristics or properties, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.
“Hedge Bank” means any Person that is a Lender, an Agent, a Lead Arranger or an Affiliate of the foregoing (x) at the time it enters into a Secured Hedge Agreement or (y) in the case of any Swap Contract existing on the Closing Date, on the Closing Date.
“IFRS” means International Financial Reporting Standards as adopted in the European Union.
“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary that has been designated by the Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below) provided that (a) for purposes of this Agreement, at no time shall (i) the total assets of all Immaterial Subsidiaries at the last day of the most recent Test Period equal or exceed 5% of the total assets of the Borrower and the Restricted Subsidiaries at such date or (ii) the gross revenues for such Test Period of all Immaterial Subsidiaries equal or exceed 5% of the gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP, (b) the Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, (c) if the total assets or gross revenues of all Restricted Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Restricted Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Restricted Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits and (d) the Borrower shall not designate any Subsidiary as an Immaterial Subsidiary if such Subsidiary owns Material Real Property; provided further that the Borrower may designate and re-designate a Restricted Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition.
“Incremental Facilities” has the meaning specified in Section 2.14(a).

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“Incremental Facility Amendment” has the meaning specified in Section 2.14(d).
“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).
“Incremental Incurrence Test” has the meaning specified in Section 2.14(a).
“Incremental Revolving Commitments” has the meaning specified in Section 2.14(a).
“Incremental Revolving Loans” has the meaning specified in Section 2.14(a).
“Incremental Term Loans” has the meaning specified in Section 2.14(a).
“Incurrence Based Amounts” has the meaning specified in Section 1.09(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Equity Interests; and
(h)    all Guarantee Obligations of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, company, or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of the Borrower and the Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed

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to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or in respect of any payment made by or on account of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.05.
“Information” has the meaning specified in Section 10.08.
“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Initial Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments is $1,800,000,000.
“Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time.
“Initial Term Loan” means a Loan made pursuant to Section 2.01(a).
“Intellectual Property Security Agreements” means any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on intellectual property owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement.
“Intercreditor Agreement” means the Intercreditor Agreement substantially in the form of Exhibit G among the Collateral Agent, Bank of America, N.A., as collateral agent under the ABL Credit Agreement and the representatives for purposes thereof for holders of one or more other classes of Indebtedness, the Borrower and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof.
“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a ~~Eurocurrency Rate~~Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means, as to each ~~Eurocurrency Rate~~Term SOFR Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a ~~Eurocurrency Rate~~Term SOFR Loan and ending on the date one, ~~two,~~ three or six months ~~thereafter, or to the extent agreed to by each Lender of such Eurocurrency Rate Loan and the Administrative Agent, twelve months or any other period~~ thereafter as selected by the Borrower in its Committed Loan Notice; provided that:

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(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; ~~and~~
(c)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made~~.~~; and
(d)    no tenor that has been removed from this definition pursuant to Section 2.19 shall be available for specification in such Committed Loan Notice.
Notwithstanding the foregoing, the Borrower may select an initial Interest Period for the Initial Term Loans and the Term B-2 Term Loans ending on the date that is no more than three (3) months after the Closing Date that is, subject to clause (a) of the definition of “Interest Period,” the next succeeding December 31, March 31, June 30 or September 30 following the Closing Date ~~and, to the extent so selected and required pursuant to the definition of “Eurocurrency Rate”, the Eurocurrency Rate of the Initial Term Loans and the Term B-2 Term Loans shall be the Interpolated Rate~~.
~~“Interpolated Rate” means, with respect to any Eurocurrency Rate, the rate which results from interpolating on a linear basis between, (i) the LIBOR Screen Rate selected by the Administrative Agent in accordance with this Agreement for the longest period for which a rate is available for such Loan of such Class and Type in the applicable currency, which period is less than the Interest Period of such Loan and (ii) the LIBOR Screen Rate selected by the Administrative Agent in accordance with this Agreement for the shortest period for which a rate is available for such Loan of such Class and Type in the applicable currency, which period exceeds the Interest Period of such Loan.~~
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such other Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment and less any such amount which increases the Available Amount; it being understood that any returns of capital or sale proceeds actually received in cash in respect of any Investments in excess of the amount of such Investment valued at cost at the time such Investment was made shall increase the Available Amount (to the extent such excess amount of returns or proceeds would otherwise increase the Available Amount pursuant to the definition thereof)).

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“IP Rights” has the meaning specified in Section 5.14.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Judgment Currency” has the meaning specified in Section 10.17.
“Junior Debt” means Indebtedness incurred by a Loan Party that is (x) in excess of the Threshold Amount and subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents, (y) in excess of the Threshold Amount and junior in priority to the Liens securing the Obligations or (z) in excess of the Threshold Amount and is unsecured, to the extent, in the case of this clause (z), any prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof is funded by a Borrowing. For the avoidance of doubt, Junior Debt shall not include the ABL Facility.
“Junior Debt Documents” means any agreement, indenture or instrument pursuant to which any Junior Debt is issued, in each case as amended to the extent permitted under the Loan Documents.
“JV Entity” means any joint venture of the Borrower or any Restricted Subsidiary that is not a Subsidiary.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Term Commitment hereunder at such time, including the latest maturity date of any Extended Term Loan or Incremental Term Loan, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state, provincial and local laws (including common laws), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority. For purposes of Article III, the definition of “Laws” shall include FATCA.
“LCA Election” has the meaning specified in Section 1.09(a).
“LCA Test Date” has the meaning specified in Section 1.09(a).
“Lead Arrangers” means, collectively, Goldman Sachs Bank USA, Bank of America, N.A. and U.S. Bank National Association in their capacities as lead arrangers and bookrunners with respect to this Agreement.
“Lead Borrower” means United Natural Foods, Inc., a Delaware corporation.
“Lenders” has the meaning specified in the introductory paragraph to this Agreement and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”
“Lender Participation Notice” has the meaning specified in Section 2.05(d)(iii).

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~~“LIBOR” has the meaning specified in clause (a) of the definition of “Eurocurrency Rate”.~~
~~“LIBOR Screen Rate” means the LIBOR quote on the applicable Bloomberg screen page (or such other commercially available source providing such quotations).~~
“Limited Condition Transaction” means (x) any Permitted Acquisition or other similar investment, including by way of merger, by the Borrower or one or more of the Restricted Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing and (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, satisfaction and discharge or repayment.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan (including any Incremental Term Loans or Extended Term Loans) or an Incremental Revolving Loan.
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Term Notes, (iii) the Intercreditor Agreement, (iv) each Guaranty and (v) the Collateral Documents, in each case as amended in accordance with this Agreement.
“Loan Parties” means, collectively, (i) the Lead Borrower, (ii) the Co-Borrower and (iii) each other Guarantor.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Loan Parties, taken as a whole, on the value of any material portion of the Collateral, on the enforceability of any Loan Documents, or on the validity or priority of any Agent’s Liens on any Collateral, (b) impairs the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) otherwise results in a material adverse effect on the ability of any Agent or any Lender to enforce or collect any Obligations under the Loan Documents or to realize upon any Collateral.
“Material Real Property” means (a) any real property owned by a Loan Party on the Closing Date having a book value (as determined in accordance with GAAP) in excess of $10,000,000, each of which is set forth on Schedule 1.01E and (b) any owned real property acquired by any Loan Party following the Closing Date (or owned by any Person that becomes a Loan Party after the Closing Date) located in the United States with a book value (as determined in accordance with GAAP) in excess of $10,000,000.
“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary that is not an Immaterial Subsidiary (but including, in any case, any Restricted Subsidiary that has been designated as a Material Subsidiary as provided in, or that has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).
“Maturity Date” means (a) with respect to Initial Term Loans, October 22, 2025; provided that if, on or prior to December 31, 2024 the Whole Foods Contract shall not have been extended until at least October 23, 2025 on terms not materially less favorable, taken as a whole, to the Borrower and its Subsidiaries than those in effect on the date hereof, then the Maturity Date shall be December 31, 2024, (b) with respect to Term B-2 Term Loans, October 21, 2019, (c) with respect to any Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof or (d) with

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respect to any Incremental Term Loan or Incremental Revolving Loan, as applicable, the maturity date applicable to such Incremental Term Loan or Incremental Revolving Loan, as applicable, in accordance with the terms hereof; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Tender Condition” has the meaning specified in Section 2.17(b).
“MFN Adjustment” has the meaning specified in Section 2.14(b).
“Minimum Extension Condition” has the meaning specified in Section 2.15(b).
“Minimum Tender Condition” has the meaning specified in Section 2.17(b).
“Minimum Tranche Amount” has the meaning specified in Section 2.15(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Supporting Documents” means, with respect to a Mortgage for a parcel of Material Real Property, each of the following:
(a)    (i) a Mortgagee’s Title Insurance Policy, dated a date reasonably satisfactory to the Administrative Agent, which shall (A) be in an amount not less than the amount secured by the underlying mortgage of such parcel of Material Real Property in form and substance satisfactory to the Administrative Agent, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first Lien on such parcel of Material Real Property free and clear of all defects and encumbrances, except for Liens permitted under Section 7.01 and for such defects and encumbrances as may be approved by the Administrative Agent, (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy - 2006 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agent), (F) contain a comprehensive lender’s endorsement (including, but not limited to, a revolving credit endorsement and a floating rate endorsement), (G) be issued by a nationally-recognized title insurance company or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers) and (H) be otherwise in form and substance reasonably satisfactory to the Administrative Agent, (ii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies) in each case in form and substance reasonably satisfactory to the Administrative Agent and (iii) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title insurance company to issue the Mortgagee’s Title Insurance Policy and endorsements reasonably requested by the Administrative Agent;
(b)    an ALTA survey by a duly registered and licensed land surveyor for which all necessary fees have been paid, dated within the 90-day period prior to the date of the applicable Mortgage, certified to the Administrative Agent in a manner satisfactory to the Administrative Agent; provided that, if the Borrower is able to obtain a “no change” affidavit acceptable to the title company and does deliver such certificate to the title company to enable it to issue a title policy (i) removing all exceptions which would otherwise have been raised by the title company as a result of the absence of a new survey for such Material Real Property and (ii) including all endorsements that would otherwise have been included had a new survey been obtained, then a new survey shall not be required;

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(c)    evidence in form and substance reasonably satisfactory to the Administrative Agent that all premiums in respect of each Mortgagee’s Title Insurance Policy, all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Mortgage have been paid;
(d)    customary written opinions, addressed to the Administrative Agent and the Lenders, of local counsel to the Loan Parties in each jurisdiction (i) where a Mortgaged Real Property is located and (ii) where the applicable Loan Party granting the Mortgage on said Mortgaged Real Property is organized, regarding the due execution and delivery and enforceability of each such Mortgage, the corporate formation, existence and good standing of the applicable Loan Party, and due execution, authorization, enforceability, perfection and such other matters as may be reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent; and
(e)    such other agreements, documents and instruments in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent deems necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable first priority lien on such parcel of Material Real Property in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject only to (i) Liens permitted under Section 7.01 and (ii) such other Liens as the Administrative Agent may reasonably approve.
“Mortgaged Real Property” means the Material Real Property that becomes subject to a Mortgage in accordance with the Collateral and Guarantee Requirement.
“Mortgagee’s Title Insurance Policy” means a mortgagee’s title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence reasonably acceptable to the Administrative Agent proving ownership thereof).
“Mortgages” means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by any Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding five (5) plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means:
(a)    with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, an amount equal to the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness that is secured by Liens ranking junior to or pari passu with the Liens securing Obligations under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey

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costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses, and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) Taxes paid or reasonably estimated to be actually payable in connection therewith (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Borrower), and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets or purchase price adjustment established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; and
(b)    (i) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, Taxes, costs and other out-of-pocket expenses and other customary expenses incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.
“Non-Consenting Lender” has the meaning specified in Section 3.06(d).
“Non-Extending Lender” means any Lender that elects not to participate in an Extension pursuant to Section 2.15(c).
“Non-Loan Party” means any Restricted Subsidiary that is not a Loan Party.
“Obligations” means (x) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) all obligations of any Loan Party or any other Restricted Subsidiary arising under any Secured Hedge Agreement; provided, that Obligations of a Loan Party shall not include its Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts, in each case, payable by any Loan Party or any other Subsidiary under any Loan Document and (b) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

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“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Offered Loans” has the meaning specified in Section 2.05(d)(iii).
“Organization Documents” means (a) with respect to any corporation or company, the certificate or articles of incorporation, the memorandum and articles of association, any certificates of change of name and/or the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Lien under, engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means, with respect to the Term Loans, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans.
“PACA” means the Perishable Agricultural Commodities Act (7 U.S.C. § 499a et seq.).
“PACA Claim” means, with respect to any Person, any right or claim of or for the benefit of such Person under PACA or any similar law enacted by any other state or jurisdiction, including any right, title or interest in or to any claims, remedies or trust assets or other benefits or any proceeds thereof.
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(e).
“Payment Recipient” has the meaning assigned to it in Section 9.16(a).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other

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plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) years.
“Periodic Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR.
“Permitted Acquisition” has the meaning specified in Section 7.02(j).
“Permitted Alternative Incremental Facilities Debt” has the meaning specified in Section 7.03(t).
“Permitted Debt Exchange” has the meaning specified in Section 2.17(a).
“Permitted Debt Exchange Notes” has the meaning specified in Section 2.17(a).
“Permitted Debt Exchange Offer” has the meaning specified in Section 2.17(a).
“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests.
“Permitted Liens” means any Liens permitted by Section 7.01.
“Permitted Purchase Money Debt” means Purchase Money Debt of the Borrower and the Restricted Subsidiaries that is secured only by a Purchase Money Lien, as long as (i) the aggregate principal amount does not exceed the greater of (x) $300,000,000 and (y) 35.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis, at any time outstanding and (ii) the Borrower and the Restricted Subsidiaries do not incur Purchase Money Debt with an aggregate principal amount that exceeds the greater of (x) $100,000,000 and (y) 12.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended period of four consecutive fiscal quarters calculated on a Pro Forma Basis, in any fiscal year of the Borrower.
“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon, plus amounts that would otherwise be permitted under Section 7.03 (with such amounts being deemed utilization of the applicable basket or exception under Section 7.03), plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.03, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is secured by a Lien on the Collateral, the Lien securing such Indebtedness as modified, refinanced, refunded, renewed or extended shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being modified, refinanced, refunded, renewed or extended unless otherwise permitted under this Agreement, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 2.14, Section 7.03(c), 7.03(r) or 7.03(t), (i) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations,

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such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (other than in the case of terms applying to periods after the then Latest Maturity Date or otherwise added for the benefit of the Lenders hereunder); provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by a Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended or a Loan Party and (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended was initially incurred pursuant to a dollar basket under this Agreement, the principal amount of such refinanced Indebtedness shall count toward the usage under such dollar basket.
“Permitted Sale Leaseback” means any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries after the Closing Date; provided that any such Sale Leaseback that is not between (a) a Loan Party and another Loan Party or (b) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by (i) the Borrower or such Restricted Subsidiary and (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $100,000,000, the board of managers or directors, as applicable, of the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).
“Permitted Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by the Borrower in good faith) entered into on or after the date hereof so long as such Permitted Tax Restructuring does not materially impair the Guaranty or the security interests of the Lenders in the aggregate and is otherwise not materially adverse to the Lenders and after giving effect to such Permitted Tax Restructuring, the Borrower and the Restricted Subsidiaries otherwise comply with Section 6.10 and the Collateral and Guarantee Requirement.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“Pledged Collateral” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

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“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion is consummated.
“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that is factually supportable and is expected to have a continuing impact and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries, in each case being given pro forma effect, that (i) have been realized or (ii) subject to the limitations set forth in clause (a)(viii) of the definition of “Consolidated EBITDA,” will be implemented following such transaction and are supportable and quantifiable and expected to be realized within the succeeding eighteen (18) months and, in each case, including, but not limited to, (w) reduction of costs related to administrative, selling or production-related activities, (x) incremental earnings from selling or production-related activities, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the Consolidated financial statements of the Borrower and the other Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period.
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary or any division, product line, or facility used for operations of the Borrower or any of the Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are

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consistent with the definition of “Consolidated EBITDA” and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.
“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(d)(ii).
“PSA” means the Packers and Stockyards Act (7 U.S.C. § 196 et seq.).
“PSA Claim” means, with respect to any Person, any right or claim of or for the benefit of such Person under PSA or any similar law enacted by any other state or jurisdiction including any right, title or interest in or to any claims, remedies or trust assets or other benefits or any proceeds thereof.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Purchase Money Debt” means (a) Indebtedness (other than the Obligations) for payment of any of the purchase price of fixed or capital assets, (b) Indebtedness (other than the Obligations) incurred at the time of or within 270 days after acquisition, construction, repair, replacement or improvement of any fixed or capital assets, for the purpose of financing any of the price thereof, (c) Indebtedness (other than the Obligations) incurred for the construction or acquisition or improvement of, or to finance or to refinance the construction, acquisition or improvement of, any real property owned by any Loan Party (excluding any Indebtedness incurred in connection with Sale Leaseback transaction permitted hereunder), and (d) any renewals, extensions or refinancings (but not increases) thereof.
“Purchase Money Lien” means a Lien that secures (a) Capitalized Leases or any Permitted Refinancing with respect thereto or (b) Purchase Money Debt or any refinancing Indebtedness with respect thereto, in each case, encumbering only the fixed or capital assets acquired with such Indebtedness (and additions and accessions to such assets and the proceeds and the products thereof and customary security deposits) and constituting a purchase money security interest under the UCC, in the case of clause (b), other applicable Law.
“Qualified Equity Interests” means any Equity Interests of the Borrower that are not Disqualified Equity Interests.
“Qualifying Lenders” has the meaning specified in Section 2.05(d)(iv).
“Qualifying Loans” has the meaning specified in Section 2.05(d)(iv).
~~“Quotation Date” means, in respect of the determination of the Eurocurrency Rate for any Interest Period for a Eurocurrency Rate Loan, the day that is two Business Days prior to the first day of such Interest Period.~~
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Reference Time” with respect to any setting of the then-current Benchmark means, (~~1~~i) if such Benchmark is ~~LIBOR, 11:00 a.m. (London~~Term SOFR, 5:00 a.m. (Chicago time) on the day that is

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two ~~London banking days~~Business Days preceding the date of such setting~~,~~  and (~~2~~ii) if such Benchmark ~~is~~ not ~~LIBOR~~Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing” has the meaning specified in the preliminary statements to this Agreement.
“Refinancing Loans” means Incremental Facilities that are designated by a Responsible Officer of the Borrower as “Refinancing Loans” in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence; provided that (i) any Refinancing Loans shall not be in a principal amount (assuming for such purpose that any Incremental Revolving Commitments are fully funded) that exceeds the amount of Term Loans or Incremental Revolving Commitments so refinanced, except to the extent a different incurrence basket pursuant to Section 7.03 is utilized plus an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Term Loans, (ii) to the extent applicable, the Applicable Intercreditor Agreement is entered into, (iii) any Refinancing Loan does not mature prior to the maturity date of the Term Loans or Incremental Revolving Commitments being refinanced, (iv) solely with respect to Refinancing Loans in the form of Term Loans, (x) such Refinancing Loans shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Term Loans so refinanced and (y) the Indebtedness being refinanced cannot be in the form of revolving loans or commitments, (v) such Refinancing Loans have the same guarantors and are secured by the same assets as the Term Loans or Incremental Revolving Commitments being refinanced, (vi) the other terms and conditions of such Refinancing Loans (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Term Loans, Term Commitments or Incremental Revolving Commitments being refinanced) shall either (x) reflect market terms and conditions at the time of incurrence or issuance or (y) have the same terms and conditions as the Initial Term Loans (other than any terms and conditions that (w) apply only to periods after the then Latest Maturity Date with respect to the Term Loans, (x) are otherwise added for the benefit of the Term Lenders hereunder, (y) are otherwise reasonably satisfactory to the Administrative Agent and (z) in the case of Refinancing Loans in the form of Incremental Revolving Commitments, are otherwise added or modified to reflect the revolving credit mechanics and requirements of such Incremental Revolving Commitments (including the pro rata treatment of the payment, borrowing, participation and commitment reduction of any Incremental Revolving Loans and the related Refinancing Loans) and (vii) if such Refinancing Loans contain any financial maintenance covenants, such covenants shall be added for the benefit of the Term Lenders.
“Register” has the meaning specified in Section 10.07(d).
“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching on, into or through the Environment.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

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“Repricing Transaction” means, with respect to the Initial Term Loans, other than in connection with a Change of Control or Transformative Acquisition, (a) any prepayment or repayment of Initial Term Loans with the proceeds of, or any conversion of Initial Term Loans into, any new or replacement tranche of senior secured term loans bearing interest with an Effective Yield less than the Effective Yield applicable to the Initial Term Loans, (b) any amendment (including pursuant to a replacement term loan as contemplated by Section 10.01) to the Initial Term Loans which reduces the Effective Yield applicable to the Initial Term Loans and (c) any mandatory assignment by a Non-Consenting Lender pursuant to Section 3.06 in connection with an event described in clause (a) or (b); provided that in the case of clause (a) and (b), the primary purpose of such prepayment, repayment or amendment is to reduce the Effective Yield as set forth above.
“Request for Credit Extension” means, with respect to a Borrowing, conversion or continuation of Term Loans, a Committed Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments and the aggregate unused Incremental Revolving Commitments; provided that the unused Term Commitment and unused Incremental Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender or Lenders that are Affiliated Lenders shall be excluded for purposes of making a determination of Required Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, or other similar officer or director of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of the Borrower.
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

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“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.
“Sanctions Laws and Regulations” means any international economic sanctions administered or enforced by the United States Government (including OFAC), the Canadian government, the United Nations Security Council, the European Union or Her Majesty’s Treasury.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank that the Borrower and such Hedge Bank, in a written notice to the Administrative Agent, has expressly requested be treated as a Secured Hedge Agreement for purposes of this Agreement; provided that (i) if such Hedge Bank is not a party to this Agreement, such Hedge Bank shall deliver to the Administrative Agent a letter agreement pursuant to which it appoints the Administrative Agent and the Collateral Agent as its agents under the Loan Documents and agrees to be bound by Sections 9.03 and 10.14 as if it were a Lender and by Section 9.15 and (ii) in no event shall any Swap Contract constitute a Secured Hedge Agreement hereunder to the extent that the obligations of any Loan Party or any other Restricted Subsidiary arising under such Swap Contract constitute ABL Obligations.
“Secured Hedge Banks” means any Hedge Bank that has entered into a Secured Hedge Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Secured Hedge Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means, collectively, the Term Loan Security Agreement executed by the Collateral Agent and the Loan Parties party thereto on the Closing Date substantially in the form of Exhibit H as supplemented by any Security Agreement Supplement executed and delivered pursuant to Section 6.10.
“Security Agreement Supplement” means a supplement to any Security Agreement as contemplated by such Security Agreement.
“Seller Note” means any unsecured promissory note (and any guarantee thereof) issued by one or more Loan Parties (or any Subsidiary of a Loan Party organized for purposes of the corresponding Permitted Acquisition, which as a part of such Permitted Acquisition will contemporaneously be merged with or into a Loan Party or otherwise will become a Loan Party promptly thereafter in accordance with this Agreement) in favor of a seller in connection with a Permitted Acquisition in an aggregate principal amount not to exceed the purchase price in respect of such Permitted Acquisition.
“SOFR” means~~, with respect to any Business Day,~~  a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

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“SOFR Adjustment” means, (i) with respect to Term SOFR, 0.11448% (11.448 bps) for an Interest Period of one-month’s duration, 0.26161% (26.161 bps) for an Interest Period of three-month’s duration, and 0.42826% (42.826 bps) for an Interest Period of six-months’ duration and (ii) with respect to Daily Simple SOFR, 0.11448% (11.448 bps).
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~
“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”
“Solvent” and “Solvency” mean, as to any Person, that such Person (a) owns property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities), (b) owns property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured, (c) is able to pay all of its debts as they mature, (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.
“SPC” has the meaning specified in Section 10.07(h).

“Specified Acquisition Agreement Representations” means the representations and warranties made by Supervalu with respect to itself and its subsidiaries in the Supervalu Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or any of its Affiliates) has the right (taking into account any applicable cure provisions) to terminate their respective obligations under the Supervalu Acquisition Agreement or decline to consummate the Supervalu Acquisition (in each case, in accordance with the terms of the Supervalu Acquisition Agreement) as a result of a breach of such representations and warranties in the Supervalu Acquisition Agreement. Notwithstanding anything to the contrary contained herein, to the extent any of the Specified Acquisition Agreement Representations are qualified or subject to “material adverse effect,” the definition thereof shall be “Material Adverse Effect” as defined in the Supervalu Acquisition Agreement for purposes of any Specified Acquisition Agreement Representations made or to be made on, or as of, the Closing Date.
“Specified Asset Sale” has the meaning specified in Section 2.05(b)(viii).
“Specified Assets” means assets related to (a) the retail and other non-wholesale business and (b) the tobacco business, in each case, of Supervalu and its Subsidiaries.
“Specified Communications” has the meaning set forth in Section 10.02(g).

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“Specified Debt Issuance” has the meaning specified in Section 2.05(b)(viii).
“Specified Dispositions” means a Disposition, in whole or in part, of Specified Assets.
“Specified Event of Default” means an Event of Default pursuant to Sections 8.01(a), 8.01(f) or 8.01(g).
“Specified Representations” means the representations and warranties of the Borrower set forth in Sections 5.01(a) and (c) (solely as they relate to the Loan Parties), 5.01(b) and 5.02(b)(i) (related to the entering into and performance of the Loan Documents and the incurrence of the extensions of credit thereunder), Sections 5.04, 5.12(a), 5.15 (with such representations in a certificate delivered pursuant to Section 4.01(a)(viii)(a) and deemed to be made hereunder on the Closing Date by the Borrower), 5.16 (with respect to clauses (i) and (ii) thereunder and subject to the last paragraph of Section 4.01(a)) and 5.18(b) (limited to the use of proceeds of the Loans on the Closing Date).
“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or any other event that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided at the Borrower’s sole election that any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $10,000,000 shall not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”
“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents.
“Subsidiary” of a Person means a corporation, company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Lead Borrower.
“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.
“Successor Borrower” has the meaning specified in Section 7.04(d).
“Supervalu” has the meaning specified in the preliminary statements to this Agreement.
“Supervalu Acquisition” has the meaning specified in the preliminary statements to this Agreement.
“Supervalu Acquisition Agreement” has the meaning specified in the preliminary statements to this Agreement.
“Supervalu Group” means the business of Supervalu Inc. and its Subsidiaries as conducted on August 30, 2018, including the business activities, business lines, operations and contractual arrangements related thereto.

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“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.
“Surviving Indebtedness” means Indebtedness of the Borrower or any of the other Subsidiaries outstanding immediately after giving effect to the Refinancing.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means, with respect to a Loan Party, its obligations under a Swap Contract that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the applicable Hedge Bank (or, if there is no Hedge Bank party to such Swap Contract, by a recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender)) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the applicable Hedge Bank (or, if there is no Hedge Bank party to such Swap Contract, by a recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender)).
“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, withholdings or similar charges in the nature of a tax imposed by any Governmental Authorities, and all liabilities (including additions to tax, penalties and interest) with respect thereto.
“Term B-2 Term Commitments” means, as to each Term B-2 Term Lender, its obligation to make a Term B-2 Term Loan to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(b) under the caption “Term B-2 Term Commitment” or in the Assignment and Assumption pursuant to which such Term B-2 Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term B-2 Term Commitments is $150,000,000.
“Term B-2 Term Lender” means, at any time, any Lender that has a Term B-2 Term Commitment or a Term B-2 Term Loan at such time.
“Term B-2 Term Loans” means a Loan made pursuant to Section 2.01(b).

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“Term Borrowing” means a Borrowing in respect of a Class of Term Loans.
“Term Commitments” means an Initial Term Commitment, a Term B-2 Term Commitment, a commitment in respect of any Incremental Term Loans or a commitment in respect of any Extended Term Loans or any combination thereof, as the context may require.
“Term Lender” means, at any time, any Lender that has a Term Loan or a Term Commitment at such time.
“Term Loans” means the Initial Term Loans, the Term B-2 Term Loans, the Incremental Term Loans and the Extended Term Loans.
“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit C hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from any Class of Term Loans made by such Lender.
“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
“Term SOFR” means,
(1)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(2)    for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

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“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” means, a Loan that bears interest at a rate based on Adjusted Term SOFR.
“Term SOFR~~” means, for the applicable Corresponding Tenor as of the applicable Reference Time,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.
“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 4.01 or Section 6.01(a) or (b).
“Threshold Amount” means $75,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“Transaction” means, collectively, (a) the Supervalu Acquisition, (b) the execution and delivery of the Loan Documents and the funding of the Loans on the Closing Date, (c) the execution and delivery of the ABL Loan Documents and the funding of the loans and issuance of the letters of credit under the ABL Credit Agreement on the Closing Date, (d) the Refinancing and (e) the payment of Transaction Expenses.
“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower, or any Restricted Subsidiary in connection with the Transaction and the transactions contemplated in connection therewith.
“Transformative Acquisition” means any acquisition or investment by the Borrower or any Restricted Subsidiary that is either (a) not permitted hereunder immediately prior to the consummation of such acquisition or (b) if permitted by the terms hereunder immediately prior to the consummation of such acquisition or investment, this Agreement would not provide the Borrower and the Restricted Subsidiaries with adequate flexibility for the continuation and/or expansion of their combined operations following such consummation or acquisition, as determined by the Borrower acting in good faith.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a ~~Eurocurrency Rate~~Term SOFR Loan.
“U.S. Government Securities Business Day” means, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unaudited Financial Statements” means copies of (i) the unaudited consolidated balance sheet and related consolidated statements of operations, comprehensive income, change in stockholders’ equity and cash flows for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Borrower’s fiscal year) ended at least 40 days before the Closing Date (which the Lead Arrangers have acknowledged receipt of the unaudited consolidated financial statements in respect of the fiscal quarters ended October 28, 2017, January 27, 2018 and April 28, 2018) and (ii) the unaudited consolidated balance sheet and related consolidated statements of operations, comprehensive income, change in stockholders’ equity and cash flows for each subsequent fiscal quarter (other than the fourth fiscal quarter of Supervalu Inc.’s fiscal year) ended at least 40 days before the Closing Date.
“Undisclosed Administration” means in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unfunded Pension Liability” means, with respect to a Pension Plan, the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code and ERISA for the applicable plan year.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning specified in Section 3.01.
“Unrestricted Incremental First Lien Amount” means, with respect to the incurrence or issuance of Incremental Facilities or Permitted Alternative Incremental Facilities Debt, an amount not to exceed $656,250,000 in the aggregate for all such incurrences or issuances after the Closing Date.
“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01B, (ii) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the date hereof and (iii) any Subsidiary of an Unrestricted Subsidiary; provided that in no event shall the Co-Borrower be an Unrestricted Subsidiary.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“Voluntary Prepayment Amount” has the meaning specified in Section 2.14(a).

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“Voting Stock” means Equity Interests of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
“Whole Foods Contract” means that certain Agreement for Distribution of Products, dated as of October 30, 2015, by and between Whole Foods Market Distribution, Inc., a Delaware corporation, and United Natural Foods, Inc., a Delaware corporation, as such agreement may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.
“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Withdrawal Liability” means the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular section, paragraph, provision or subdivision thereof.
(ii)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

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(iii)The term “including” is by way of example and not limitation, and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.
(iv)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
(d)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(e)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 1.03Accounting Terms.
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.
(c)Where reference is made to “the Borrower and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than Restricted Subsidiaries.
(d)In the event that the Borrower elects to prepare its financial statements in accordance with IFRS in accordance with this Agreement and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be substantially

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the same after such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.
Section 1.04Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document, (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference.
Section 1.06Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.07Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
Section 1.08Currency Equivalents Generally.
(a)Any amount specified in this Agreement (other than in Article II, Article IX and Article X or as set forth in paragraph (b) or (c) of this Section 1.08) or any of the other Loan Documents to be in Dollars shall also include the Dollar equivalent of such amount in any currency other than Dollars.
(b)Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of any Liens, Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien, Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
(c)For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in the annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

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(d)For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the Dollar equivalent of the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.
Section 1.09Certain Calculations and Tests.
(a)Notwithstanding anything in this Agreement or any Loan Document to the contrary but subject to clause (b) of this Section 1.09, when calculating any applicable ratio or determining other compliance with this Agreement including the determination of compliance with any provision of this Agreement (other than determining compliance with Section 4.02 as such section governs Credit Extensions under any Incremental Facility after the original closing date of such Incremental Facility, unless the lenders under any applicable Incremental Facility agree otherwise) which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio or other applicable covenant and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), be deemed to be the date that the definitive agreements for such Limited Condition Transaction are entered into (in each case, the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other Specified Transactions to be entered into in connection therewith and the use of proceeds thereof as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated, such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.
(b)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with any Consolidated First Lien Net Leverage Ratio test, any Consolidated Total Net Leverage

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Ratio test and/or Consolidated Secured Net Leverage Ratio test (any such amounts, the “Fixed Amounts”)) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that (i) the Fixed Amounts (and any cash proceeds thereof) and (ii) any Indebtedness resulting from borrowings under the ABL Facility which occur concurrently or substantially concurrently with the incurrence of the Incurrence Based Amounts shall, in each case, be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts contained in Section 7.06 or Section 7.08.
 ~~Interest Rates; LIBOR Notification. The interest rate on Eurocurrency Rate Loans is determined by reference to the LIBOR Screen Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022 or at some point thereafter, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Rate Loans for one or more currencies available for borrowing hereunder. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, Section 2.19 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Lead Borrower, pursuant to Section 2.19, of any change to the reference rate upon which the interest rate on Eurocurrency Rate Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurocurrency Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.19, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.19, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, will be similar to, or produce the same value or economic equivalence of, the Eurocurrency Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.~~
Section 1.10Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Administrative Agent may

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select information sources or services in its reasonable discretion to ascertain the Base Rate, any Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.11Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Term Commitments and Credit Extensions

Section 2.01     The Term Borrowings.
(a)Subject to the terms and conditions set forth herein, each Initial Term Lender severally, and not jointly, agrees to make to the Borrower a single loan in Dollars in a principal amount equal to such Initial Term Lender’s Initial Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Loans or ~~Eurocurrency Rate~~Term SOFR Loans, as further provided herein.
(b)Subject to the terms and conditions set forth herein, each Term B-2 Term Lender severally, and not jointly, agrees to make to the Borrower a single loan in Dollars in a principal amount equal to such Term B-2 Term Lender’s Term B-2 Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term B-2 Term Loans may be Base Rate Loans or ~~Eurocurrency Rate~~Term SOFR Loans, as further provided herein.
The Initial Term Loans and the Term B-2 Term Loans will be pari passu in security and rights of payment.
Section 2.02    Borrowings, Conversions and Continuations of Loans.
(a)Each Term Borrowing, each conversion of Loans from one Type to the other, and each continuation of ~~Eurocurrency Rate~~Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent substantially in the form attached hereto as Exhibit A or any other form that may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), (i) in the case of a ~~Eurocurrency Rate~~Term SOFR Loan, not later than 1:00 p.m. three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of a Base Rate Loan, not later than 1:00 p.m. one (1) Business Day before the date of the proposed Borrowing. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each

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Borrowing of or conversion to Base Rate Loans shall be a minimum of $500,000 (and any amount in excess thereof shall be an integral multiple of $100,000). Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a conversion of Loans from one Type to the other or a continuation of ~~Eurocurrency Rate~~Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(b). If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~Eurocurrency Rate~~Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of ~~Eurocurrency Rate~~Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Borrower and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.
(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall, not later than 3:00 p.m. on the borrowing date specified in such Committed Loan Notice, make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower maintained with the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)Except as otherwise provided herein, a ~~Eurocurrency Rate~~Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~Eurocurrency Rate~~Term SOFR Loan unless the Borrower pays the amount due, if any, under Section 3.04 in connection therewith. During the existence of a Specified Event of Default, the Administrative Agent or the Required Lenders may require that (i) no Loans may be converted to or continued as ~~Eurocurrency Rate~~Term SOFR Loans and (ii) unless repaid, each ~~Eurocurrency Rate~~Term SOFR Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.
(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~Eurocurrency Rate~~Term SOFR Loans upon determination of such interest rate. The determination of ~~the Eurocurrency Rate~~Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.
(e)Anything in clauses (a) to (d) above to the contrary notwithstanding, after giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect at any time for all Borrowings of ~~Eurocurrency Rate~~Term SOFR Loans.

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(f)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or, in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, the greater of (x) the Federal Funds Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(f) shall be conclusive in the absence of demonstrable error. If the Borrower and such Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such Borrowing or interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.03    [Reserved].
Section 2.04    [Reserved].
Section 2.05    Prepayments.
(a)Optional Prepayments. (i) The Borrower may, upon notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay any Borrowing of any Class in whole or in part without premium or penalty (except as set forth in Section 2.05(a)(iv)); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three (3) Business Days prior to any date of prepayment of ~~Eurocurrency Rate~~Term SOFR Loans and (B) one (1) Business Day prior to the date of prepayment of Base Rate Loans, (2) any prepayment of ~~Eurocurrency Rate~~Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a ~~Eurocurrency Rate~~Term SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied to the installments thereof as directed by the Borrower (it being understood and agreed that if the Borrower does not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled

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repayments of Term Loans of the relevant Class under Section 2.07 in direct order of maturity) and shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages.
(ii)Notwithstanding anything to the contrary contained in this Agreement, for so long as any Term B-2 Term Loans remain outstanding, any prepayment pursuant to Section 2.05(a) shall be applied solely to the Term B-2 Term Loans.
(iii)Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.
(iv)In the event that the Borrower (x) makes any prepayment of Initial Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to Initial Term Loans, in each case prior to the six (6) month anniversary of the Amendment No. 2 Effective Date, the Borrower shall pay a premium in an amount equal to 1.00% of (A) in the case of clause (x), the amount of the Initial Term Loan being prepaid or (B) in the case of clause (y), the aggregate amount of the applicable Initial Term Loans outstanding immediately prior to such amendment, in each case to the Administrative Agent, for the ratable account of each of the Initial Term Lenders.
(b)Mandatory Prepayments.
(i)Commencing with the fiscal year of the Borrower ending on or around August 1, 2020, within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) for such fiscal year, the Borrower shall, if the Excess Cash Flow of the Borrower and the Restricted Subsidiaries is greater than $10,000,000, cause to be prepaid an aggregate principal amount of Term Loans equal to (A) 75% (such percentage as it may be reduced as described below, the “ECF Percentage”) of the amount equal to Excess Cash Flow in excess of $10,000,000, if any, for the fiscal year covered by such financial statements, minus (B) the sum of (1) all voluntary prepayments (including pursuant to debt buy-backs made by the Borrower or any Restricted Subsidiary in an amount equal to the amount actually paid in respect thereof) of Term Loans, Refinancing Loans in the form of term loans and Permitted Alternative Incremental Facilities Debt in the form of term loans or notes, in each case to the extent such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Obligations, during such fiscal year or after such fiscal year and prior to the making of such Excess Cash Flow payment and (2) all voluntary prepayments of the ABL Facility, Incremental Revolving Loans, Refinancing Loans in the form of revolving loans or any other revolving credit facility refinancing, replacing or extending any of the foregoing, during such fiscal year or after such fiscal year and prior to the making of such Excess Cash Flow payment to the extent the commitments under the ABL Facility or other revolving credit facility, as applicable, are permanently reduced by the amount of such payments (except with respect to voluntary prepayments of the ABL Facility the proceeds of which were used to fund any increase to the upfront fees or original issue discount arising in connection with the primary syndication of the Initial Term Loans (any voluntary prepayments, made following the fiscal year-end but prior to the making of such prepayment under this clause (B), an “After Year-End Payment”), except, in the case of each of the immediately preceding clauses (1) and (2), to the extent such prepayments are funded with the proceeds of long-term Indebtedness (other than revolving loans); provided that (x) the ECF Percentage shall be reduced to 50% if the Consolidated First Lien Net Leverage Ratio for the fiscal year (subject to the following proviso) covered by such financial statements was less than 3.50:1.00 and greater than or equal to 3.00:1.00 (y) the ECF

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Percentage shall be reduced to 25% if the Consolidated First Lien Net Leverage Ratio for the fiscal year (subject to the following proviso) covered by such financial statements was less than 3.00:1.00 and greater than or equal to 2.50:1.00 and (z) the ECF Percentage shall be reduced to 0% if the Consolidated First Lien Net Leverage Ratio for the fiscal year (subject to the following proviso) covered by such financial statements was less than 2.50:1.00; provided further, to the extent so elected by the Borrower, following the making of any After Year-End Payment, (i) the Consolidated First Lien Net Leverage Ratio shall be recalculated giving Pro Forma Effect to such After Year-End Payment as if payment was made during the fiscal year of the applicable Excess Cash Flow prepayment and the ECF Percentage for purposes of making such Excess Cash Flow prepayment shall be determined by reference to such recalculated Consolidated First Lien Net Leverage Ratio and (ii) such After Year-End Payment shall not be applied to the calculation of the Consolidated First Lien Net Leverage Ratio in connection with the determination of the ECF Percentage for purposes of any subsequent Excess Cash Flow prepayment.
(ii)(A) Subject to Section 2.05(b)(ii)(B), if following the Closing Date (x) the Borrower or any Restricted Subsidiary Disposes of any property or assets, including any Sale Leaseback that constitutes a Disposition (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition to a Loan Party, by a Restricted Subsidiary that is not a Loan Party, or pursuant to clause (iii) of the proviso thereto), (e), (f), (g), (j), (k), (n), (o), (p), (r) (with respect to clause (i) thereof, the Net Cash Proceeds of any such Specified Disposition are not subject to this Section 2.05(b)(ii) solely to the extent that such Net Cash Proceeds are applied to reduce outstanding pension liabilities on a dollar-for-dollar basis) and (s)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Borrower or any Restricted Subsidiary of Net Cash Proceeds, the Borrower shall make a prepayment in accordance with Section 2.05(b)(ii)(C), in an amount equal to an aggregate principal amount of Term Loans equal to 100% (such percentage, the “Asset Percentage”) of all such Net Cash Proceeds realized or received; provided that (1) no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) (I) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may be provided only if no Specified Event of Default has occurred and is then continuing) or (II) until the aggregate amount of Net Cash Proceeds not reinvested in accordance with Section 2.05(b)(ii)(B) within the time periods set forth therein exceeds $10,000,000 in the aggregate during any fiscal year (and thereafter only amounts in excess of such thresholds shall be required to be prepaid) and (2) if at the time that any such prepayment would be required, the Borrower or any of the Restricted Subsidiaries is required to offer to repurchase or prepay any Indebtedness that is secured by a Lien ranking pari passu with the Liens securing the Obligations pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Disposition or Casualty Event (such Indebtedness required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii)(A) shall be reduced accordingly, provided that (a) the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof and (b) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event

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within five (5) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.
(B)With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than (i) any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A) and (ii) the Net Cash Proceeds realized or received with respect to any Specified Disposition to the extent not used to reduce outstanding pension liabilities on a dollar-for-dollar basis) or any Casualty Event, at the option of the Borrower so long as no Specified Event of Default has occurred and is then continuing, the Borrower may reinvest an amount equal to all or any portion of such Net Cash Proceeds in assets useful for its or any of its Subsidiaries’ respective businesses (other than working capital, except for short-term capital assets but including Permitted Acquisitions and Capital Expenditures) within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, one hundred eighty (180) days after the twelve (12) month period that follows receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to the Asset Percentage of any such Net Cash Proceeds shall be applied, in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.
(C)On each occasion that the Borrower must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Borrower shall, within five (5) Business Days after the date of realization or receipt of such Net Cash Proceeds in the minimum amount specified above (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within five (5) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(vi) below, of the principal amount of Term Loans in an amount equal to the Asset Percentage of such Net Cash Proceeds realized or received.
(iii)If, following the Closing Date, the Borrower or any Restricted Subsidiary incurs or issues any (A) Refinancing Loans, (B) Indebtedness pursuant to Section 7.03(w) or (C) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.
(iv)[Reserved].
(v)Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied, at the option of the Borrower, (A) to the Term B-2 Term Loans or (B) pro rata among the Initial Term Loans and (except to the extent a lesser prepayment is required pursuant to the applicable Incremental Facility Amendment, Refinancing Amendment or Extension Offer with respect to other Classes of Term Loans) all other Classes of Term Loans to the scheduled installments thereof in the manner specified by the Borrower (and absent any such direction, in direct order of maturity of remaining amortization payments). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages subject to clause (vi) of this Section 2.05(b).

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(vi)The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) prior to 1:00 p.m. at least five (5) Business Days (or such lesser number of Business Days as shall be agreed to the Administrative Agent in its reasonable discretion) on the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment. Each Appropriate Lender may reject all of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) or (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. three (3) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower (“Retained Declined Proceeds”). For the avoidance of doubt, the Borrower may, at its option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.05(a) above.
(vii)[Reserved].
(viii)Notwithstanding any other provisions of this Section 2.05(b), to the extent that any Excess Cash Flow or all or any portion of the Net Cash Proceeds of any asset sale or other Disposition or any Casualty Event or incurrence or issuance of Indebtedness by a Restricted Subsidiary giving rise to mandatory prepayment pursuant to Section 2.05(b)(ii) (each such Disposition and Casualty Event, a “Specified Asset Sale”) or Section 2.05(b)(iii) (each such incurrence or issuance of Indebtedness, a “Specified Debt Issuance”) (A) are prohibited or delayed by applicable local Law or prohibited by constituent document restrictions (including, without limitation, in the case of minority ownership by third parties) from being repatriated to the jurisdiction of organization of the Borrower or (B) with respect to which the Borrower has determined in good faith that repatriation of any or all of the Excess Cash Flow or Net Cash Proceeds of any Specified Asset Sale or Specified Debt Issuance to the jurisdiction of organization of the Borrower could reasonably be expected to have an adverse tax consequence to the Borrower or any of its Restricted Subsidiaries (including pursuant to Section 956 of the Code), then, solely to the extent such result is not directly attributable to actions taken by the Borrower or any of its Subsidiaries with the intent of avoiding or reducing any prepayment otherwise required under this Section 2.05(b), (1) an amount equal to the portion of such Excess Cash Flow or Net Cash Proceeds which would be so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Restricted Subsidiary, (2) the Borrower agrees to use and to cause the applicable Restricted Subsidiary to use commercially reasonable efforts to overcome or eliminate any such restrictions and/or to minimize any such adverse tax consequences to make the relevant prepayment (net of an amount equal to the additional taxes that would be payable or reserved against as a result of a repatriation and any additional costs that would be incurred as a result of repatriation, whether or not a repatriation actually occurs) within one year following the date on which the respective prepayment would otherwise have been required and (3) if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds and Excess Cash Flow is permissible under the applicable local law or applicable constituent documents (including

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without limitation, in the case of minority ownership by third parties) or if such adverse tax consequence no longer exists (even if such cash is actually not repatriated), an amount equal to the amount of Net Cash Proceeds or Excess Cash Flow otherwise subject to such restrictions that could be repatriated will be promptly (and in any event not later than ten (10) Business Days after such repatriation is or such repatriation could be accomplished) applied (net of an amount equal to the additional taxes that would be payable or reserved against as a result of a repatriation and any additional costs that would be incurred as a result of repatriation, whether or not a repatriation actually occurs) to the repayment of the Loans pursuant to this Section 2.05(b). The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default and shall be retained by the Borrower and its Restricted Subsidiaries. For the avoidance of doubt, Net Cash Proceeds and Excess Cash Flow (and related income) excluded from application under Section 2.05(b)(i) or (ii) by operation of this Section 2.05(b)(viii) shall also be excluded in any determinations of Restricted Payments permitted to be made pursuant to Section 7.06 (including, without limitation, for purposes of clauses (b) and (f) of the definition of “Available Amount”).
(c)Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a ~~Eurocurrency Rate~~Term SOFR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such ~~Eurocurrency Rate~~Term SOFR Loan pursuant to Section 3.04.
(d)Discounted Voluntary Prepayments.
(i)Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.13) or any other Loan Document, the Borrower shall have the right at any time and from time to time to prepay one or more Classes of Term Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.05(d), provided that (A) any Discounted Voluntary Prepayment shall be offered to all Lenders of such Class on a pro rata basis, (B) after giving effect to the Discounted Voluntary Prepayment, the aggregate Outstanding Amount of all Term Loans that are held by Affiliated Lenders shall not exceed 25% of the aggregate Outstanding Amount of the Term Loans then outstanding and (C) the Borrower shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Borrower (1) stating that no Specified Event of Default (in each case, with respect to the Borrower) has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(d) has been satisfied and (3) specifying the aggregate principal amount of Term Loans of any Class offered to be prepaid pursuant to such Discounted Voluntary Prepayment.
(ii)To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit I hereto (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay Term Loans of one or more specified Classes in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans shall not be less than $10,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be

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prepaid (the “Discount Range”) and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days from and including the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).
(iii)Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit J hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower, shall determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.05(d)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the Outstanding Amount of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.
(iv)The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.
(v)Each Discounted Voluntary Prepayment shall be made within ten (10) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.04), upon irrevocable

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notice substantially in the form of Exhibit K hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m. three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).
(vi)To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.05(d)(ii) above) established by the Administrative Agent and the Borrower, each acting reasonably.
(vii)Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, the Borrower may withdraw or modify its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrower after the date of such Lender Participation Notice.
(viii)Nothing in this Section 2.05(d) shall require the Borrower to undertake any Discounted Voluntary Prepayment.
Section 2.06    Termination or Reduction of Term Commitments.
(a)Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Term Commitments of any Class, or from time to time permanently reduce the unused Term Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Term Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.
(b)Mandatory. The Initial Term Commitment of each Initial Term Lender shall be automatically and permanently reduced to $0 upon the making of such Initial Term Lender’s Initial Term Loans pursuant to Section 2.01(a) on the Closing Date. The Term B-2 Term Commitment of each Term B-2 Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term B-2 Term Lender’s Term B-2 Term Loans pursuant to Section 2.01(b) on the Closing Date.
(c)Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under this Section 2.06.

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Section 2.07    Repayment of Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Initial Term Lenders holding Initial Term Loans in Dollars (i) on the last Business Day of each fiscal quarter of the Borrower, commencing on or about May 1, 2019, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans funded on the Closing Date and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided that payments required by clause (i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B-2 Term Lenders holding Term B-2 Term Loans in Dollars on the Maturity Date for the Term B-2 Term Loans, the aggregate principal amount of all Term B-2 Term Loans outstanding on such date. In the event any Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.
Section 2.08    Interest.
(a)Subject to the provisions of Section 2.08(b), (i) each ~~Eurocurrency Rate~~Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the ~~Eurocurrency Rate~~Adjusted Term SOFR for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)The Borrower shall pay interest on past due amounts under this Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. In addition, during any Event of Default pursuant to Section 8.01(f) or 8.01(g), the Obligations under the Loan Documents shall bear interest at the Default Rate (whether before or after any judgment). Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand to the fullest extent permitted by and subject to applicable Laws, including in relation to any required additional agreements.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.09    Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
Section 2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the “corporate base rate” shall be made on the basis of a year of three hundred sixty five (365) days or three hundred sixty six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

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Section 2.11    Evidence of Indebtedness.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by one or more entries in the Register. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall be conclusive in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Term Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Term Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
Section 2.12    Payments Generally.
(a)All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)Except as set forth in the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(c)Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(i)if the Borrower failed to make such payment, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Term Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder; and

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(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Term Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent demonstrable error.
(d)If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Applicable Percentage of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations under the Loan Documents then owing to such Lender.
(h)Notwithstanding anything to the contrary in any Loan Document, (a) payments (or portions thereof) made by a CFC or a FSHCO or, in either case, a Subsidiary thereof, pursuant to any provision of any Loan Document shall not, in any event, be applied to any Obligation and (b) no proceeds

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of Collateral that comprises the assets of a CFC or FSHCO or, in either case, a Subsidiary thereof, shall be used to satisfy any Obligation, and (c) no more than 65% of the voting Equity Interests of a CFC or FSHCO, in each case, shall be used to satisfy any Obligation.
Section 2.13    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant and (z) the provisions of this Section 2.13 shall not be construed to apply to any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Term Commitments of that Class or any increase in the Applicable Rate (or other pricing term, including any fee, discount or premium) in respect of Loans or Term Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder. The Borrower agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
Section 2.14    Incremental Credit Extensions.
(a)At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to (x) increase the amount of Term Loans (other than Term B-2 Term Loans) or add one or more additional tranches of term loans (any such Term Loans or additional tranche of term loans, the “Incremental Term Loans”) or (y) add one or more additional tranches of revolving credit commitments (any such revolving credit commitments, the “Incremental Revolving Commitments” and, any loans made thereunder, the “Incremental Revolving Loans”, together with the Incremental Term Loans, the “Incremental Facilities”). Notwithstanding anything to contrary herein, the aggregate principal amount of all Incremental Facilities (other than Refinancing Loans) (determined at the time of incurrence), together with the aggregate principal amount of all Permitted Alternative Incremental Facilities Debt, shall not exceed the sum of (i) the Unrestricted Incremental First

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Lien Amount plus (ii) the amount of any voluntary prepayments, repurchases, redemptions or other retirements effected after the Closing Date (including pursuant to debt buy-backs made by the Borrower or any Restricted Subsidiary pursuant to “Dutch Auction” procedures and open market purchases permitted hereunder, in an amount equal to the discounted amount actually paid in respect thereof) of Term Loans, Incremental Revolving Loans and Permitted Alternative Incremental Facilities Debt, in each case solely to the extent (x) such Indebtedness is secured on a pari passu basis with the Initial Term Loans and (y) accompanied by permanent commitment reductions if such Indebtedness is revolving in nature, but in each excluding any such prepayments, repurchases, redemptions or other retirements made with the proceeds of substantially concurrent borrowings of new Loans hereunder or with the proceeds of substantially concurrent incurrences of other long term Indebtedness (other than borrowings under the ABL Facility or other revolving indebtedness)) (this clause (ii), the “Voluntary Prepayment Amount”) plus (iii) unlimited additional Incremental Facilities and Permitted Alternative Incremental Facilities Debt so long as (A) if such Indebtedness is secured by any Liens on the Collateral (other than Liens that are junior to the Liens securing the Obligations), the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than 3.75:1.00, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than 3.75:1.00 and (C) if such Indebtedness is unsecured, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than 3.75:1.00 (this clause (iii), the “Incremental Incurrence Test”); provided that (i) for purposes of calculating any ratio under the Incremental Incurrence Test, the full committed amount of any Incremental Facility or Permitted Alternative Incremental Facilities Debt, in each case then being incurred, shall be treated as being outstanding, (ii) if Indebtedness incurred in reliance on the Incremental Incurrence Test is incurred concurrently with Indebtedness incurred in reliance on the Unrestricted Incremental First Lien Amount and/or the Voluntary Prepayment Amount, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, may exceed 3.75:1.00, 3.75:1.00 and 3.75:1.00, respectively, solely to the extent of the principal amount of Indebtedness being incurred concurrently in reliance on the Unrestricted Incremental First Lien Amount and/or the Voluntary Prepayment Amount and (iii) Incremental Facilities may be incurred pursuant to the Incremental Incurrence Test prior to utilization of the Unrestricted Incremental First Lien Amount and the Voluntary Prepayment Amount. Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $5,000,000, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above. Each Incremental Facility shall rank pari passu or junior in right of payment to the Initial Term Loans. To the extent such Incremental Facility is guaranteed or secured, each such Incremental Facility shall not be incurred or guaranteed by any Person that is not a Loan Party and shall not be secured by any assets that do not constitute Collateral and shall be subject to an Applicable Intercreditor Agreement. The Borrower shall be the borrower under any Incremental Facility.
(b)Any Incremental Term Loans (other than Refinancing Loans) (i) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Initial Term Loans, (ii) shall have interest rate margins and (subject to clauses (iii) and (iv)) amortization schedule as determined by the Borrower and the lenders thereunder (provided that, if the Effective Yield of any Incremental Term Loans that are secured by any Liens on the Collateral on a pari passu basis with the Liens securing the Obligations exceeds the Effective Yield of the Initial Term Loans immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50% per annum, the Applicable Rate and/or, as set forth below, the interest rate floor relating to the Initial Term Loans shall be adjusted such that the Effective Yield of the Initial Term Loans is equal to the Effective Yield of such Incremental Term Loans minus 0.50% per annum (the foregoing, collectively, the “MFN Adjustment”); provided, further, that any increase in Effective Yield with respect to the Initial Term Loans due to the

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application of an interest rate floor to any Incremental Term Loan greater than the interest rate floor applicable to the Initial Term Loans shall be effected solely through an increase in the interest rate floor applicable to the Initial Term Loans), (iii) any Incremental Term Loan shall not mature earlier than 91 days prior to the Latest Maturity Date applicable to the Initial Term Loans (or earlier than the Latest Maturity Date applicable to the Term Loans in the case of any such Incremental Term Loan that is secured with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations), (iv) any Incremental Term Loan shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any amortization or prepayments on the outstanding Initial Term Loans) and (v) except to the extent otherwise permitted by this Section 2.14, shall have the same terms and conditions as the Initial Term Loans (other than any terms and conditions that (x) apply only to periods after the then Latest Maturity Date with respect to the Term Loans or (y) are otherwise added for the benefit of the Term Lenders hereunder); provided that the foregoing requirements in clauses (b)(iii) and (iv) shall not apply to the extent such Incremental Term Loans constitute customary bridge loans, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of clauses (b)(iii) and (iv).
(c)Any Incremental Revolving Commitments (i) shall not have a final maturity date earlier than the latest Applicable Terminate Date (as defined in the ABL Credit Agreement) applicable to the ABL Facility, (ii) shall not be subject to (x) any mandatory prepayments (other than mandatory prepayments that are customary for revolving credit facilities with respect to loans thereunder exceeding the commitments) or (y) any mandatory commitment reductions or amortization and (iii) except to the extent otherwise permitted by this Section 2.14, shall have the same terms and conditions as the Initial Term Loans (other than any terms and conditions that (x) apply only to periods after the then Latest Maturity Date with respect to the Term Loans, (y) are otherwise added for the benefit of the Term Lenders hereunder, and (z) are otherwise added or modified to reflect the revolving credit nature of such Incremental Revolving Commitments and are customary for revolving credit facilities).
(d)Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Facility. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Facilities shall be reasonably satisfactory to the Borrower and the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender, the Administrative Agent. No Lender shall be obligated to provide any Incremental Facility, unless it so agrees. Term Commitments in respect of any Incremental Term Loans shall become Term Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14. Any Incremental Facility Amendment, and the use of proceeds thereunder, shall be pursuant to documentation to be mutually agreed between the applicable Lenders and the Borrower.
(e)The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that (i) the representations and warranties of each Loan Party set forth in Section 4.02 being true and correct in all material respect (although any representations and warranties which expressly relate to a given date or period shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be) and all references to “such date of such Credit Extension” shall be deemed to refer to the Incremental Facility Closing Date) and (ii) subject to Section 1.09, no Default or Event of Default shall exist, or would result from such issuance of the proceeds of such Incremental

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Facility; provided in the case of Incremental Facilities the proceeds of which will be used to finance a Limited Condition Transaction, (1) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Facility Closing Date shall be the Specified Representations (conformed as necessary for such Limited Condition Transaction) and (2) no Specified Events of Default shall be continuing at the time such Limited Condition Transaction is consummated. The proceeds of any Incremental Term Loans will be used only for general corporate purposes (including (without limitation) Permitted Acquisitions).
Section 2.15    Extensions of Term Loans.
(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any Class of Term Loans, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans of the applicable Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans of the applicable Class and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans, and which such extensions shall not be subject to any “no default” requirement, pro forma compliance with any leverage ratio or other financial tests or “most favored nations provisions”) (each, an “Extension,” and each group of Term Loans, as applicable, in each case as so extended, as well as the original Term Loans (in each case not so extended), being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and it being understood that an Extension may be in the form of an increase in the amount of any other outstanding Class of Term Loans otherwise satisfying the criteria set forth below), so long as the following terms are satisfied: (i) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (ii), (iii) and (iv), be determined between the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer other than with respect to covenants or other provisions applicable to periods after the Latest Maturity Date, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.07 for periods prior to the Maturity Date for Term Loans may not be increased, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (iv) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (v) if the aggregate principal amount of Term Loans (calculated on the face amount thereof), as the case may be, in respect of which Term Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans, as the case may be, of such Term Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders, as the case may be, have accepted such Extension Offer, (vi) all documentation in respect of such Extension shall be consistent with the foregoing, (vii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (viii) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent. No Lender shall be obligated to extend its Term Loans unless it so agrees.

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(b)With respect to all Extensions consummated by the Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans (as applicable) of any or all applicable Classes be tendered and (y) no Class of Extended Term Loans shall be in an amount of less than $10,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.
(c)No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans; provided that any Lender that elects not to agree to such Extension (such Lender being, a “Non-Extending Lender”) may be replaced by the Borrower pursuant to Section 3.06. All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.15.
(d)In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.
Section 2.16    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)[Reserved];
(b)the Outstanding Amount of Term Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that (x) any waiver, amendment or modification of the type described in clause (a), (b) or (c) of the first proviso in Section 10.01 that would apply to the Obligations owing to such Defaulting Lender or (y) any waiver, amendment or modification (other than as described in the forgoing clause (x) requiring the consent of all Lenders or each affected Lender) which affects such Defaulting Lender disproportionally when compared to other affected Lenders, in each case, shall require the consent of such Defaulting Lender

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with respect to the effectiveness of such waiver, amendment or modification with respect to the Obligations owing to such Defaulting Lender;
(c)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Loans, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (c).
Section 2.17    Permitted Debt Exchanges.
(a)Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) with outstanding Term Loans of a particular Class, the Borrower may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) (such Indebtedness, “Permitted Debt Exchange Notes” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied:
(i)each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class;
(ii)the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans so refinanced, except to the extent a different incurrence basket pursuant Section 7.03 is utilized and with respect to an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Permitted Debt Exchange;
(iii)the stated final maturity of such Permitted Debt Exchange Notes is not earlier than the latest Maturity Date for the Class or Classes of Term Loans being exchanged, and such stated final maturity is not subject to any conditions that could result in such stated

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final maturity occurring on a date that precedes such latest maturity date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Permitted Debt Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof);
(iv)such Permitted Debt Exchange Notes are not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the latest Maturity Date for the Class or Classes of Term Loans being exchanged, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated, including scheduled offers to repurchase) of such Permitted Debt Exchange Notes shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Class or Classes of Term Loans being exchanged;
(v)no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is or substantially concurrently becomes a Loan Party;
(vi)if such Permitted Debt Exchange Notes are secured, such Permitted Debt Exchange Notes are secured on a pari passu basis or junior priority basis to the Obligations and (A) such Permitted Debt Exchange Notes are not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations and (B) the beneficiaries thereof (or an agent on their behalf) shall become party to the Applicable Intercreditor Agreement;
(vii)the terms and conditions of such Permitted Debt Exchange Notes (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Class or Classes of Term Loans being exchanged) reflect market terms and conditions at the time of incurrence or issuance; provided that if such Permitted Debt Exchange Notes contain any financial maintenance covenants, such covenants shall not be more restrictive than (or in addition to) those contained in this Agreement (unless such covenants are also added for the benefit of the Lenders under this Agreement, in which case any requirement to so comply shall not require the consent of any Lender or Agent hereunder);
(viii)all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be canceled and retired by the Borrower on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the date of consummation of such Permitted Debt Exchange, or, if agreed to by the Borrower and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange);
(ix)if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds

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the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;
(x)all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Administrative Agent; and
(xi)any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrower.
Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Term Commitments exchanged pursuant to any Permitted Debt Exchange Offer.
(b)With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.17, such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing the Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. The Administrative Agent and the Lenders hereby acknowledge and agree that the provisions of Sections 2.05, 2.06 and 2.13 do not apply to the Permitted Debt Exchange and the other transactions contemplated by this Section 2.17 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.17.
(c)In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.17; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made. The Borrower shall provide the final results of such Permitted Debt Exchange to the Administrative Agent no later than three (3) Business Days prior to the proposed date

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of effectiveness for such Permitted Debt Exchange (or such shorter period agreed to by the Administrative Agent in its sole discretion) and the Administrative Agent shall be entitled to conclusively rely on such results.
(d)The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (i) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.
Section 2.18    Co-Borrowers.
(a)Each of the Lead Borrower and the Co-Borrower accepts joint and several liability hereunder in consideration of the financial accommodation provided or to be provided by the Administrative Agent and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Lead Borrower and the Co-Borrower and in consideration of the undertakings of the Lead Borrower and the Co-Borrower to accept joint and several liability for the obligations of each other.
(b)Each of the Lead Borrower and the Co-Borrower shall be jointly and severally liable for the Obligations; it being understood and agreed that all proceeds of any Initial Term Loans will actually be made available to the Lead Borrower. Each of the Lead Borrower’s and the Co-Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to the Lead Borrower hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each of the Lead Borrower and the Co-Borrower.
(c)Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent and the Lenders may proceed directly and at once, without notice, against either the Lead Borrower or the Co-Borrower to collect and recover the full amount, or any portion of, the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each of the Lead Borrower and the Co-Borrower waives, to the maximum extent permitted by law, all suretyship defenses and consents and agrees that the Administrative Agent and the Lenders shall be under no obligation to marshal any assets in favor of either the Lead Borrower or the Co-Borrower or against or in payment of any or all of the Obligations.
(d)Each representation and warranty made on behalf of the Co-Borrower by the Lead Borrower shall be deemed for all purposes to have been made by the Co-Borrower and shall be binding upon and enforceable against the Co-Borrower to the same extent as if the same had been made directly by the Co-Borrower.
(e)Any reference to the “Borrower” in this Agreement and in any other Loan Document means the Lead Borrower, individually, or the Lead Borrower and the Co-Borrower collectively, as the context may require; provided that (i) any reference in this Agreement and in any other Loan Document to the “Borrower and its Subsidiaries” or the “Borrower and its Restricted Subsidiaries” (or phrases of like nature) shall be deemed to refer to the “Lead Borrower and its Subsidiaries” or the “Lead Borrower and its Restricted Subsidiaries” (as applicable and modified as necessary as the context requires), (ii) any reference in this Agreement and in any other Loan Document to the fiscal year or any fiscal quarter of the Borrower shall be deemed to refer to the fiscal year or the applicable fiscal quarter of the Lead Borrower and (iii) unless the context requires otherwise, any reference in this Agreement and in any other

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Loan Document to financial statements of the Borrower shall be deemed to refer to financial statements of the Lead Borrower.
(f)For all purposes of this Agreement, the Co-Borrower hereby (i) authorizes the Lead Borrower to make such requests, give such notices or furnish such certificates to the Administrative Agent or the Lenders as may be required or permitted by this Agreement for the benefit of the Lead Borrower and the Co-Borrower and to give any consents on behalf of the Co-Borrower required by this Agreement and (ii) authorizes the Administrative Agent to treat such requests, notices, certificates or consents made, given or furnished by the Lead Borrower as having been made, given or furnished by the Lead Borrower and the Co-Borrower for purposes of this Agreement. Unless otherwise agreed to by the Administrative Agent or specified in this Agreement, the Lead Borrower shall be the only Person entitled to make, give or furnish such requests, notices, certificates or requests directly to the Administrative Agent or the Lenders for purposes of this Agreement. The Co-Borrower agrees to be bound by all such requests, notices, certificates and consents and other such actions by the Lead Borrower. In each case, the Administrative Agent and the Lenders shall be entitled to rely upon all such requests, notices, certificates and consents made, given or furnished by the Lead Borrower pursuant to the provisions of this Agreement or any other Loan Document as being made or furnished on behalf of, and with the effect of irrevocably binding, the Lead Borrower and the Co-Borrower.
Section 2.19    Alternate Rate of Interest.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 2.19), if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1~~) or (2~~) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)~~(b)~~    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)~~(c)~~    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Lead Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark

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Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.19.
(d)~~(d)~~    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR ~~or LIBOR~~) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)~~(e)~~    Benchmark Unavailability Period. Upon the Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Lead Borrower may revoke any request for a ~~Eurocurrency Rate~~Term SOFR Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Lead Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
ARTICLE III
Taxes, Increased Costs Protection and Illegality
Section 3.01    Taxes.
(a)Except as provided in this Section 3.01, any and all payments by the Borrower or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Law. If any applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) if such Taxes are Indemnified Taxes, the sum payable by the Borrower or applicable Guarantor shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such applicable withholding agent shall make such deductions, (iii) such applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other

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authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment by such applicable withholding agent (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), such applicable withholding agent shall furnish to Borrower and such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.
(b)In addition, but without duplication of any amounts payable pursuant to Section 3.01(a) or (c), the Borrower agrees to pay all Other Taxes.
(c)Without duplication of any amounts payable pursuant to Section 3.01(a) or Section 3.01(b), the Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction in respect of amounts payable under this Section 3.01) payable by such Agent and such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Such Agent or Lender, as the case may be, will, at the Borrower’s request, provide the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts which shall be conclusive absent manifest error. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or such Agent makes a demand therefor. Notwithstanding anything to the contrary contained in this Section 3.01(c), no Loan Party shall be required to indemnify any Agent or any Lender pursuant to this Section 3.01(c) for any incremental interest, penalties or expenses resulting from the failure of such Agent or Lender to notify the Loan Party of such possible indemnification claim within 180 days after such Agent or Lender receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph 3.01(c).
(d)If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Indemnified Taxes as to which indemnification or additional amounts have been paid to it by the Borrower or any Guarantor pursuant to this Section 3.01, it shall promptly remit an amount equal to such refund as soon as practicable after it is determined that such refund pertains to Indemnified Taxes (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any Guarantor under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrower, net of all reasonable out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agree promptly to return an amount equal to such refund (plus any applicable interest, additions to tax or penalties) to such party in the event such party is required to repay such refund to the relevant taxing authority. Such

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Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any Tax refund or to make available its Tax returns or disclose any information relating to its Tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
(e)Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions), at Borrower’s expense, to designate another Applicable Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (c).
(f)Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so. Solely for purposes of this Section 3.01(f), the definition of “Lender” shall include the Administrative Agent.
Without limiting the generality of the foregoing:
(i)Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (from time to time thereafter upon reasonable request of the Borrower or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;
(ii)Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(A)two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

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(B)two duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(C)in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or the Code, (x) a certificate, in substantially the form of Exhibit L (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),
(D)to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable (or any successor forms), United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or
(E)two duly completed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Loan Documents.
(iii)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Notwithstanding any other provision of this clause (f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.
Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(f).
Section 3.02    Inability to Determine Rates. Other than as set forth in Section 1.10, if the Administrative Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the ~~Eurocurrency Rate~~Term SOFR for any requested Interest Period with respect to a proposed ~~Eurocurrency Rate~~Term SOFR Loan denominated in any currency, or the

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Required Lenders (excluding for all purposes of this Section 3.02 only, the portion of the Total Outstandings that are not available for Loans in such currency) determine that the ~~Eurocurrency Rate~~Term SOFR for any Interest Period with respect to such proposed ~~Eurocurrency Rate~~Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such ~~Loan, or the Administrative Agent or Required Lenders reasonably determine that deposits in the currency of such Eurocurrency Rate Loan are not being offered to banks in the applicable London or other relevant interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate~~ Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain ~~Eurocurrency Rate~~Term SOFR Loans in such currency shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of ~~Eurocurrency Rate~~Term SOFR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein~~.~~ and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.04. Subject to Section 2.19, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate for Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
Section 3.03    Increased Cost and Reduced Return; Capital Adequacy; Reserves on ~~Eurocurrency Rate~~Term SOFR Loans.
(a)If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnifiable under Section 3.01, (ii) Excluded Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (iii) Excluded Taxes described in clause (a) of the definition of Excluded Taxes to the extent such Taxes are imposed on or measured by such Lender’s net income or profits (or are franchise Taxes imposed in lieu thereof) or (iv) reserve requirements contemplated by Section 3.03(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided that in the case of any Change in Law only applicable as a result of the proviso set forth in the definition thereof, such Lender will only be compensated for such amounts that would have otherwise been imposed under the applicable increased cost provisions and only to the extent the applicable Lender is imposing such charges on other similarly situated borrower under comparable syndicated credit facilities.
(b)If any Lender determines that as a result of any Change in Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Applicable Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

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(c)The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to ~~liabilities or assets consisting of or including Eurocurrency funds or deposits~~the making, funding or maintaining of any Term SOFR Loan, additional interest on the unpaid principal amount of each ~~Eurocurrency Rate~~Term SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Term Commitments or the funding of the ~~Eurocurrency Rate~~Term SOFR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Term Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided, the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.
(d)Subject to Section 3.05(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.
(e)If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.03(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.03(a), (b), (c) or (d).
Section 3.04    Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any ~~Eurocurrency Rate~~Term SOFR Loan on a day other than the last day of the Interest Period for such Loan; or
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Borrower;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
~~For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.04, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.~~

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Section 3.05    Matters Applicable to All Requests for Compensation.
(a)Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(b)With respect to any Lender’s claim for compensation under Section 3.01, Section 3.02, Section 3.03 or Section 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.03, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue ~~Eurocurrency Rate~~Term SOFR Loans from one Interest Period to another, or to convert Base Rate Loans into ~~Eurocurrency Rate~~Term SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.05(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)If the obligation of any Lender to make or continue any ~~Eurocurrency Rate~~Term SOFR Loan from one Interest Period to another, or to convert Base Rate Loans into ~~Eurocurrency Rate~~Term SOFR Loans shall be suspended pursuant to Section 3.05(b) hereof, such Lender’s ~~Eurocurrency Rate~~Term SOFR Loans denominated in Dollars shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such ~~Eurocurrency Rate~~Term SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:
(i)to the extent that such Lender’s ~~Eurocurrency Rate~~Term SOFR Loans denominated in Dollars have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s ~~Eurocurrency Rate~~Term SOFR Loans shall be applied instead to its Base Rate Loans; and
(ii)all Loans denominated in Dollars that would otherwise be made or continued from one Interest Period to another by such Lender as ~~Eurocurrency Rate~~Term SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into ~~Eurocurrency Rate~~Term SOFR Loans shall remain as Base Rate Loans.
(d)If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s ~~Eurocurrency Rate~~Term SOFR Loans denominated in Dollars pursuant to this Section 3.05 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when ~~Eurocurrency Rate~~Term SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted to ~~Eurocurrency Rate~~Term SOFR Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding ~~Eurocurrency Rate~~Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding ~~Eurocurrency Rate~~Term SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective principal amount of Term Commitments.

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Section 3.06    Replacement of Lenders under Certain Circumstances.
(a)If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.03 as a result of any condition described in such Sections and such Lender has declined or is unable to designate a different lending office in accordance with Section 3.01(e) or any Lender ceases to make ~~Eurocurrency Rate~~Term SOFR Loans as a result of any condition described in Section 3.02 or Section 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender or (iv) any Lender becomes a Non-Extending Lender, then the Borrower may, at its sole expense and on prior written notice to the Administrative Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) and clause (iv) above, all of its rights and obligations with respect to the Class of Loans, Term Commitments or Incremental Revolving Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees (provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender or a Non-Extending Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents).
(b)Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Term Commitment, Incremental Revolving Commitments and outstanding Loans, as applicable (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Term Notes, if any, evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Term Commitments, Incremental Revolving Commitments and outstanding Loans, as applicable, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.04 as a consequence of such assignment and, in the case of an assignment of Term Loans in connection with a Repricing Transaction, the premium, if any, that would have been payable by the Borrower on such date pursuant to Section 2.05(a)(iv) if such Lender’s Term Loans subject to such assignment had been prepaid on such date shall have been paid by the Borrower to the assigning Lender and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Term Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Term Commitments, Incremental Revolving Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
(c)[Reserved].
(d)In the event that (i) the Borrower or the Administrative Agent have requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders, as applicable, have agreed to such consent, waiver or amendment,

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then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
Section 3.07    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension whose interest is determined based upon Term SOFR or to determine or charge interest rates based upon ~~the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market~~Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue ~~Eurocurrency Rate~~Term SOFR Loans or to convert Base Rate Loans to ~~Eurocurrency Rate~~Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to ~~the Eurocurrency Rate component of the~~ clause (c) of the definition of “Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~Eurocurrency Rate~~Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurocurrency Rate~~Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurocurrency Rate~~Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurocurrency Rate~~Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the Eurocurrency Rate~~Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to ~~the Eurocurrency Rate component~~ clause (c) of the definition of “Base Rate” of the definition thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the Eurocurrency Rate~~Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
Section 3.08    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and any assignment of rights by or replacement of a Lender.
ARTICLE IV
Conditions Precedent to Credit Extensions
Section 4.01    Conditions to Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent (or waiver thereof in accordance with Section 10.01):
(a)The Administrative Agent’s (or its legal counsel’s) receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (other than in respect of (a)(vi) below), each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

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(i)executed counterparts of this Agreement from each of the Loan Parties listed on the signature pages thereto;
(ii)a Term Note executed by the Borrower in favor of each Lender that has requested a Term Note at least five (5) Business Days in advance of the Closing Date;
(iii)a Committed Loan Notice with respect to the Loans to be made on the Closing Date meeting the requirements of Section 2.02(a);
(iv)each Collateral Document required to be executed on the Closing Date duly executed by each Loan Party party thereto, together with (except as provided in such Collateral Documents);
(A)all Pledged Collateral required to be pledged and delivered pursuant to the Collateral and Guarantee Requirement to the Administrative Agent or, to the extent in accordance with the terms of the Intercreditor Agreement, the ABL Facility Administrative Agent;
(B)subject to the last paragraph of this Section 4.01, evidence that all other actions, recordings and filings that the Administrative Agent or Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent and Collateral Agent;
(v)a certificate of a Responsible Officer, responsible officer, secretary or assistant secretary of each Loan Party, dated the Closing Date, with customary certifications and attaching (i) a copy of the resolutions of the applicable governing body of each Loan Party (or a duly authorized committee thereof) authorizing the execution, delivery, and performance of the Loan Documents (and any agreements relating thereto) to which it is a party, (ii) the applicable Organization Documents of each Loan Party and, to the extent applicable in the jurisdiction of organization of such Loan Party, a certificate as to its good standing or compliance (or equivalent, as applicable) as of a recent date from an applicable Governmental Authority in such jurisdiction of organization and (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the authorized officers of each Loan Party executing the Loan Documents to which it is a party;
(vi)customary favorable legal opinions from (a) Skadden, Arps, Slate, Meagher & Flom LLP, (b) Shook, Hardy & Bacon, (c) Morgan, Lewis & Bockius and (d) Gray Robinson, P.A., in each case as counsel to the Loan Parties, and in each case dated as of the Closing Date and addressed to the Lenders and the Administrative Agent; and
(vii)(a) a certificate attesting to the Solvency of the Borrower and its Subsidiaries (on a Consolidated basis) on the Closing Date after giving effect to the Transaction, from the Borrower’s chief financial officer or other officer with equivalent duties in the substantially similar form included as Annex I to Exhibit D to the Commitment Letter and (b) a certificate of a Responsible Officer of the Borrower or other officer with equivalent duties, dated as of the Closing Date, certifying that the conditions specified in Sections 4.01(d), 4.01(h), 4.01(i) and 4.01(j) have been satisfied.
(b)All fees required to be paid on the Closing Date pursuant to the Fee Letter and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, in each case to the extent invoiced at least three (3) Business Days prior to the Closing

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Date, shall have been paid in full in cash, or shall be paid substantially concurrently with, the initial Borrowing hereunder (which amounts may be offset against the proceeds of the initial Borrowing).
(c)The Lead Arrangers shall have received (i) the Audited Financial Statements, (ii) the Unaudited Financial Statements and (iii) an unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income of the Borrower and its Subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 40 days (or 60 days if such four-fiscal quarter period is the end of the Borrower’s fiscal year) prior to the Closing Date, prepared after giving effect to the Supervalu Acquisition as if the Supervalu Acquisition had occurred on such date (in the case of such pro forma balance sheet) or on the first day of such period (in the case of such pro forma statement of income), as applicable (which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R))).
(d)Prior to or substantially simultaneously with the Closing Date, the Refinancing shall have been consummated.
(e)The Administrative Agent and the Lead Arrangers shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Administrative Agent or the Lead Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and the Beneficial Ownership Certification.
(f)The Intercreditor Agreement shall have been duly executed and delivered by each Loan Party party thereto.
(g)Except (a) as disclosed in any form, document or report publicly filed with or publicly furnished to the Securities and Exchange Commission by Supervalu or any of its Subsidiaries (for purposes of this section, as defined in the Supervalu Acquisition Agreement as in effect on July 25, 2018) on or after February 27, 2016 and prior to July 25, 2018 (excluding any disclosures set forth in any “risk factors”, “forward-looking statements” or “market risk” sections or in any other section to the extent they are cautionary, predictive or forward-looking in nature) or (b) as disclosed in the Company Disclosure Schedule (as defined in the Supervalu Acquisition Agreement as in effect on August July 25, 2018) delivered to the Lead Arrangers prior to or concurrently with the execution of the Commitment Letter (provided, that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosed with respect to any other section or subsection to the extent that the relevance of any disclosed event, item or occurrence in such section or subsection to such other section or subsection is reasonably apparent on its face), since February 24, 2018, there has not been any change, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Supervalu Acquisition Agreement).
(h)The Supervalu Acquisition shall have been, or substantially concurrently with the initial Borrowing hereunder shall be, consummated in all material respects in accordance with the Supervalu Acquisition Agreement. No provision of the Supervalu Acquisition Agreement shall have been amended or otherwise modified, no provisions thereof shall have been waived by the Borrower and no consent shall have been granted by the Borrower thereunder, in each case, in a manner material and adverse to the Lenders as of the Closing Date (in their capacity as such) without the consent of the Lead Arrangers (not to be unreasonably withheld, delayed, denied or conditioned); provided, that (i) any reduction in the purchase

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price for the Supervalu Acquisition set forth in the Supervalu Acquisition Agreement of greater than 10% shall be deemed to be material and adverse to the interests of the Lenders as of the Closing Date, and any reduction in the purchase price of 10% or less shall be deemed to be material and adverse to the interests of the Lenders as of the Closing Date unless applied to reduce the Initial Term Commitments on a dollar-for-dollar basis, (ii) any increase in the purchase price set forth in the Supervalu Acquisition Agreement shall be deemed to be not material and adverse to the interests of the Lenders so long as such purchase price increase is not funded with additional Indebtedness and (iii) any change to the definition of Material Adverse Effect (as defined in the Supervalu Acquisition Agreement as in effect on July 25, 2018) shall be deemed materially adverse to the Lenders as of the Closing Date and shall require the consent of the Lead Arrangers (not to be unreasonably withheld, delayed, denied or conditioned).
(i)The Specified Representations shall be true and correct in all material respects as of the Closing Date.
(j)The Specified Acquisition Agreement Representations shall be true and correct in all material respects, but only to the extent that the Borrower (or any of its Affiliates) has the right (taking into account any applicable cure provisions) to terminate its obligations under the Supervalu Acquisition Agreement or decline to consummate the Supervalu Acquisition (in each case, in accordance with the terms of the Supervalu Acquisition Agreement) as a result of a breach of such Specified Acquisition Agreement Representation.
For purposes of determining whether the Closing Date has occurred, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be, unless such Lender has notified the Administrative Agent of any disagreement prior to the Closing Date.
Notwithstanding anything to the contrary herein, to the extent any lien search or Collateral or any security interests therein (including the creation or perfection of any security interest) (other than to the extent that a lien on such Collateral may be perfected by the filing of a financing statement under the UCC or, with respect to each material domestic wholly-owned Subsidiary of the Borrower, by the delivery of stock or other certificates of each material domestic wholly-owned Subsidiary of the Borrower that is part of the Collateral and, with respect to Supervalu and material domestic wholly-owned Subsidiaries of Supervalu, by the delivery of stock or other certificates of Supervalu and material domestic wholly-owned Subsidiaries of Supervalu, only to the extent such stock or other certificates are received from Supervalu on or prior to the Closing Date after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense) is not or cannot be provided or perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, or without undue burden or expense, the delivery of such lien search and/or Collateral (and creation or perfection of security interests therein), as applicable, shall not constitute a condition precedent to the obligation of each Lender to fund the initial Borrowings on the Closing Date, but shall instead be required to be delivered or provided within 90 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its discretion) pursuant to arrangements to be mutually agreed by the Borrower and the Administrative Agent.
Section 4.02    Conditions to Subsequent Credit Extensions. Subject to Section 1.09 (to the extent applicable to such Credit Extension) and Section 2.14, the obligation of each Lender to honor any Request for Credit Extension after the Closing Date (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of ~~Eurocurrency Rate~~Term SOFR Loans) is subject to the following conditions precedent:

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(a)The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of ~~Eurocurrency Rate~~Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
Representations and Warranties
The Borrower represents and warrants to the Agents and the Lenders on the Closing Date and on and as of each date as required by Section 4.02 or as required by any other provision in any Loan Document that:
Section 5.01    Existence, Qualification and Power; Compliance with Laws. The Borrower and each Restricted Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in material compliance with all applicable Laws (including to the extent required by the USA PATRIOT Act and anti-money laundering laws) and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation exceeding the Threshold Amount to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents and Liens subject to the Intercreditor Agreement) or (iv) violate any material Law; except (in

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the case of clauses (b)(ii), (b)(iii) and (b)(iv), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.04    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
Section 5.05    Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements and the Unaudited Financial Statements each fairly present in all material respects the financial condition of the Borrower and the GAAP Consolidated Members of the Borrower, in each case, as of the dates thereof and their results of operations for the period covered thereby, except as otherwise disclosed to the Administrative Agent prior to the Closing Date, and in the case of the Audited Financial Statements, prepared in accordance with GAAP consistently applied throughout the periods covered thereby (in the case of interim statements, subject to year-end adjustments and the absence of footnotes). All projections delivered from time to time to the Administrative Agent and Lenders, in each case, have been prepared in good faith, based on assumptions believed by the management of Borrower to be reasonable in light of the circumstances at the time of preparation; it being understood that any such projections (i) are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material and (ii) are not a guarantee of performance.
(b)Since August 1, 2018, there has been no change in the condition, financial or otherwise, of the Borrower or any Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect.
Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or Event of Default under the Loan Documents.

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Section 5.06    Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Restricted Subsidiary or against any of their properties or revenues that could reasonably be expected to be determined adversely to the Borrower or such Restricted Subsidiary, and if so determined, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.07    Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good and valid fee title to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, including the Material Real Property, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Permitted Liens and any Liens and privileges arising mandatorily by Law and, in each case, except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.08    Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)no past or present operations of the Loan Parties or any of their respective Subsidiaries and no property currently or, or to the knowledge of the Borrower, formerly owned, leased or operated by the Loan Party or any of its Subsidiaries are subject to any pending (or, to the knowledge of the Borrower, threatened) federal, state, provincial, territorial or local investigation to determine whether any remedial action is needed to address any environmental pollution, Releases of Hazardous Material;
(b)no Loan Party nor any Subsidiary has received any Environmental Notice, and to the knowledge of the Borrower, no Environmental Notice been threatened; and
(c)no Loan Party nor any Subsidiary has any liability (contingent or otherwise) with respect to any Release of Hazardous Materials on, or disposal of any Hazardous Materials transported from, any property now or previously owned, leased or operated by it.
Section 5.09    Taxes. The Borrower and each Restricted Subsidiary has timely filed all federal, provincial, state, municipal, foreign and other Tax returns and reports required to be filed, and has timely paid all federal, provincial, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP or, except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to the Borrower or any Restricted Subsidiary that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 5.10    Compliance with ERISA. Except as disclosed on Schedule 5.10:
(a)No Loan Party has any Plan. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal, state, provincial and territorial laws except to the extent any such noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or an application for such a letter is currently being processed by the Internal Revenue Service with respect thereto and, to the knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, in each case except to the extent

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the failure to obtain such determination letter, make application therefor or retain such qualification could not reasonably be expected to have a Material Adverse Effect. Each Loan Party and ERISA Affiliate has in all material respects met all applicable requirements under the Code and ERISA, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan, except to the extent such events or circumstances could not reasonably be expected to have a Material Adverse Effect.
(b)There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.
(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability ; (iii) no Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; (iv) no Loan Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Loan Party or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date, except to the extent such events or circumstances could not reasonably be expected to have a Material Adverse Effect.
(d)With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities; and (iv) it has been operated in all material respects in compliance with its terms and applicable Law.
Section 5.11     [Reserved].
Section 5.12    Margin Regulations; Investment Company Act.
(a)No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of the FRB.
(b)None of the Borrower or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
Section 5.13    Disclosure. As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent, any Lead

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Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (i) such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, (ii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and (iii) such differences may be material.
Section 5.14    Intellectual Property; Licenses, Etc. To the knowledge of the Borrower, each of the Loan Parties and the other Restricted Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how, trade secrets, database rights, design rights and other intellectual property rights, and all registrations and applications for registration thereof (collectively, “IP Rights”) that are used in or reasonably necessary for the operation of their respective businesses as currently conducted and without violation of the rights of any Person, except to the extent such violation or failure to own, license, or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.15    Solvency. On the Closing Date after giving effect to the Transaction, the Borrower and its Subsidiaries, on a Consolidated basis, are Solvent.
Section 5.16    Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document or the Applicable Intercreditor Agreement), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law fully perfected Liens on (with the priority set forth in the Applicable Intercreditor Agreement), and security interests in, all right, title and interest of the Loan Parties in such Collateral to the extent perfection can be obtained by filing financing statements or upon the taking of possession or control, in each case subject to no Liens other than Permitted Liens.
Section 5.17    Use of Proceeds. The proceeds of the Initial Term Loans and the Term B-2 Term Loans shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.
Section 5.18    Sanctions Laws and Regulations and Anti-Corruption Laws.
(a)None of the Borrower, any Restricted Subsidiary or, to the knowledge of the Borrower or any Restricted Subsidiary, any director, officer, employee or agent thereof, is an individual or

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entity that is currently the target of any Sanctions Laws and Regulations. Neither the Borrower nor any Restricted Subsidiary is located, organized or resident in a Designated Jurisdiction.
(b)No proceeds of the Loans will be used by the Borrowers or their respective Subsidiaries (a) in violation of FCPA or other applicable Anti-Corruption Laws, (b) in violation of any applicable provisions of the USA PATRIOT Act, (c) in violation of applicable Sanctions Laws and Regulations or (d) in violation of the Investment Company Act of 1940.
Section 5.19    Labor Relations. Except as described on Schedule 5.19, (a) as of the Closing Date neither the Borrower nor any Restricted Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement and (b) there are no material grievances, disputes or controversies with any union or other organization of the Borrower’s or any Restricted Subsidiary’s employees, or, to the Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, except those that could not reasonably be expected to have a Material Adverse Effect.
Section 5.20    PACA and PSA. No material PACA Claims or PSA Claims are pending or, to the Borrower’s knowledge, threatened, against the Borrower or any of its Restricted Subsidiaries.
ARTICLE VI
Affirmative Covenants
From and after the Closing Date and for so long as any Lender shall have any Term Commitment or Incremental Revolving Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than (i) contingent indemnification and expense reimbursement obligations not yet due and (ii) obligations of any Loan Party or any other Restricted Subsidiary arising under Secured Hedge Agreements), the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each of its Restricted Subsidiaries to:
Section 6.01    Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)as soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity, cash flows and changes in retained earnings for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than (x) an emphasis of matter to the extent such statement does not qualify such audit, (y) with respect to, or resulting from, the regularly scheduled maturity of the Loans hereunder or the ABL Facility occurring within one year from the time opinion is delivered or (z) a prospective default under any financial covenant) or any qualification or exception as to the scope of such audit;
(b)as soon as available, but in any event, within forty five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a Consolidated balance sheet

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of the Borrower and the Restricted Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations and equity for such fiscal quarter and for the portion of the fiscal year then ended, and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and the other Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes;
(c)simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and, (i) solely with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) above, a customary management discussion and analysis of operating results and (ii) solely with the delivery of each set of consolidated financial statements referred to in Section 6.01(b) above, a summary management discussion and analysis of operating results.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC or (B) following an election by the Borrower pursuant to the definition of “GAAP,” the applicable financial statements determined in accordance with IFRS; provided that, with respect to clause (A), to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion an independent registered public accounting firm of nationally recognized standing, which report and opinion, subject to the same exceptions set forth above, shall be prepared in accordance with generally accepted auditing standards.
Section 6.02    Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
(b)promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)[Reserved];
(d)together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth the information required by Section 3.03(a) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last Compliance Certificate, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a prepayment under Section 2.05(b), (iii) a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary, Unrestricted Subsidiary or an Immaterial Subsidiary as of the date of delivery of such

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Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list and (iv) such other information required by the Compliance Certificate;
(e)no later than 60 days following the first day of each fiscal year of the Borrower (commencing with the first day of the first fiscal year of the Borrower ended after the Closing Date), an annual budget (on a quarterly basis) for such fiscal year in form customarily prepared by the Borrower;
(f)no later than 10 days following the last day of each fiscal quarter of the Borrower, a Customer Transaction Report; and
(g)promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents (including for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation), as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), (b) and (c), Section 6.02(a), or Section 6.02(b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
The Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 6.01(a), (b) and (c) above (collectively, “Borrower Materials”), along with the Loan Documents, available on IntraLinks or another similar electronic system (the “Platform”) to certain of the Lenders (each, a “Public Lender”) that may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities, and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrowers hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (x) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” The Administrative Agent shall be under no obligation to post any other material to Public Lenders unless the Borrower has expressly represented and warranted to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws.

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Section 6.03    Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further distribution to each Lender:
(a)of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;
(b)of any litigation or governmental proceeding (including, without limitation, pursuant to any Environmental Laws) pending against the Borrower or any of the Restricted Subsidiaries that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect; and
(c)of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect.
Section 6.04    Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights (including IP Rights), privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) (other than with respect to the Borrower) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.
Section 6.05    Maintenance of Properties. Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.
Section 6.06    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.
Section 6.07    Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including without limitation Environmental Laws, ERISA, Sanctions Laws and Regulations and FCPA and other applicable Anti-Corruption Laws), except if the failure to comply therewith could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
Section 6.08    Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.
Section 6.09    Inspection Rights. Permit representatives and independent contractors designated by the Administrative Agent to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often

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as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year at the Borrower’s expense absent the existence of an Event of Default; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, neither the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Section 6.10    Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(a)to the extent that any condition set forth in Section 4.01(a) is not satisfied on the Closing Date and is permitted to be satisfied after the Closing Date by the express terms of the final paragraph of Section 4.01, taking all actions necessary to satisfy the requirements set forth in Section 4.01(a) within 90 days after the Closing Date (or such later date as agreed by the Administrative Agent in its discretion)
(b)solely to the extent not covered by the foregoing clause, upon the formation or acquisition of any new direct or indirect Wholly Owned Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.13 of any existing direct or indirect Wholly Owned Subsidiary as a Restricted Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary or designation of any Subsidiary as a Guarantor pursuant to the definition of Guarantors,
(A)within forty five (45) days following such formation, acquisition, designation or occurrence (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate), pledges, guarantees, assignments, Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (to the extent applicable, consistent with the Security Agreement and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;
(B)within forty five (45) days following such formation, acquisition, designation or occurrence (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause each such Restricted Subsidiary to deliver all Pledged Collateral required to be pledged and delivered pursuant to the Collateral and Guarantee Requirement to the Collateral Agent or, to the extent required by the terms of the Intercreditor Agreement, the ABL Facility Administrative Agent;
(C)with respect to any Material Real Property constituting Collateral owned by any Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement, provide the Administrative Agent and Lenders with written notice within forty five

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(45) days following the formation, acquisition, designation or occurrence thereof and within 90 days following such formation, acquisition, designation or occurrence (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause such Subsidiary to duly execute and deliver to the Administrative Agent and the Lenders any applicable Mortgages, Mortgage Supporting Documents, joinders, amendments, Flood Certificate Documents and other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (and with respect to Flood Certificate Documents, the Lenders), granting a first priority, perfected Lien (subject to Permitted Liens) in such owned Material Real Property of such Subsidiary (provided, that, if a mortgage tax will be owed, the amount secured by the Mortgage shall be limited to the fair market value (as determined in good faith by the Borrower) of the property at the time the Mortgage is entered into), in each case, securing the Obligations of such Subsidiary; and
(D)take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the filing of financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens with the priority required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).
Section 6.11    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.
Section 6.12    Further Assurances and Post-Closing Covenants.
(a)Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) subject to the limitations set forth in the Collateral and Guarantee Requirement, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents; provided, however, that notwithstanding anything to the contrary contained in this Agreement or any other Collateral Document, nothing in this Agreement or any other Collateral Document shall require the Borrower or any other Loan Party to make any filings or take any actions to record or to perfect the Collateral Agent’s security interest in (i) any IP Rights other than UCC filings and the filing of documents effecting the recordation of security interests in the United States Copyright Office or United States Patent and Trademark Office, or (ii) any non-United States IP Rights;
(b)Within the time periods specified on Schedule 6.12 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 6.12 hereto.
Section 6.13    Designation of Subsidiaries.
(a)Subject to Section 6.13(b) below, the Borrower may at any time designate any Restricted Subsidiary (other than the Co-Borrower) as an Unrestricted Subsidiary or any Unrestricted

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Subsidiary as a Restricted Subsidiary. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value of such Loan Party’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
(b)The Borrower may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary, or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless
(i)no Specified Event of Default shall have occurred or be continuing;
(ii)at the time of such designation, the Consolidated Total Net Leverage Ratio of the Borrower and the Restricted Subsidiaries as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 4.00:1.00; and
(iii)in the case of clause (x) only, (A) the Subsidiary to be so designated does not (directly, or indirectly through its Subsidiaries) own (i) any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, the Borrower or any Restricted Subsidiary (unless such Restricted Subsidiary is also designated an Unrestricted Subsidiary) or (ii) any intellectual property (other than any intellectual property that, in the reasonable business judgment of the Borrower, is immaterial to, or no longer used in or necessary for, the conduct of the business of the Borrower or any Restricted Subsidiary) and (B) neither the Borrower nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its stated maturity upon the occurrence of a default with respect to any Indebtedness, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).
Section 6.14    Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of the Borrower or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided that neither the Borrower nor any of the Restricted Subsidiaries shall be required to pay any such Tax or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or which would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.
Section 6.15    Nature of Business. The Borrower and the Restricted Subsidiaries will engage only in material lines of business substantially similar to those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic, incidental or ancillary thereto.
Section 6.16    Maintenance of Rating of the Borrower and the Facilities. The Borrower and the Restricted Subsidiaries shall use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any particular rating) from S&P and a public corporate family rating (but not any particular rating) from Moody’s, in each case in respect of the Borrower and (ii) a public rating (but not any particular rating) in respect of the Loans from each of S&P and Moody’s.
Section 6.17    Lender Calls. Following delivery (or, if later, required delivery) of financial statements pursuant to Section 6.01(a) or Section 6.01(b), upon the request of the Administrative

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Agent, the Borrower will host, at times selected by the Borrower and reasonably acceptable to the Administrative Agent, quarterly conference calls with the Administrative Agent and the Lenders to review the Consolidated financial results of operations and the financial condition of the Borrower and the Restricted Subsidiaries; it being understood and agreed that such conference calls may be a single conference call together with investors holding other securities or debt of the Borrower and/or its Restricted Subsidiaries, so long as the Lenders are given an opportunity to ask questions on such conference call.
Section 6.18    Maintenance of Fiscal Years. The Borrower and the Restricted Subsidiaries shall maintain their respective fiscal years; provided, that (i) the Borrower and the Restricted Subsidiaries may, upon written notice to the Administrative Agent, change such fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and to the covenants contained herein that are reasonably necessary in order to reflect such change and (ii) Supervalu and its Restricted Subsidiaries may change their respective fiscal years in order to align with the fiscal year of the Borrower.
Section 6.19    MIRE Events. In connection with any amendment to this Agreement pursuant to which any increase, extension or renewal of Loans is contemplated, the Borrower shall (and shall cause its Restricted Subsidiaries to) deliver to the Administrative Agent and the Lenders for any Material Real Property, the Flood Certificate Documents.
ARTICLE VII
Negative Covenants
From and after the Closing Date and so long as any Lender shall have any Term Commitment or Incremental Revolving Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than (i) contingent indemnification and expense reimbursement obligations not yet due and payable and (ii) obligations of any Loan Party or any other Restricted Subsidiary arising under Secured Hedge Agreements), the Borrower shall not, nor shall they permit the Restricted Subsidiaries to:
Section 7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens existing on the date hereof and set forth on Schedule 7.01(b);
(c)Liens for Taxes, assessments or governmental charges (i) which are not overdue for a period of more than thirty (30) days, (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (iii) the nonpayment of which would not result in a breach of Section 6.14;
(d)statutory Liens (other than Liens for Taxes or imposed under ERISA) or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business (i) which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled (or, if, filed have been discharged or stayed) and no other action has been taken to enforce such Lien or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate

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reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;
(e)(i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;
(f)Liens incurred or pledges or deposits made in the ordinary course of business to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) or arising as a result of progress payments under government contracts;
(g)(i) easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary and (ii) Liens disclosed as exceptions to coverage in the final title policies and endorsements issued with respect to Material Real Property subject to the Mortgages and other Liens permitted under the Mortgages;
(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)Purchase Money Liens securing Permitted Purchase Money Debt or any Permitted Refinancing with respect thereto;
(j)leases, licenses, subleases or sublicenses and Liens on the property covered thereby, in each case, granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;
(k)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(l)Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry;
(m)Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

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(n)Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(e); provided that any Lien in favor of a Restricted Subsidiary that is not a Loan Party shall be a Lien ranking junior to the Lien on the Collateral securing the Obligations and such Indebtedness may not be secured by any assets that are not Collateral;
(o)Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.13), in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03;
(p)any interest or title of a lessor or sublessor under leases or subleases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(q)Liens, if any, arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(r)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business or (iv) relating to credit balances of the Borrower or any of the Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Borrower or any of the Subsidiaries in the ordinary course of business, but not Liens on or rights of setoff against any other property or assets of the Loan Parties, pursuant to the credit card agreements to secure the obligations of the Loan Parties to such credit card issuers or credit card processors as a result of fees and chargebacks;
(s)Liens, if any, arising from precautionary Uniform Commercial Code financing statement filings;
(t)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(u)any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property or title defects or irregularities that are of a minor nature that, in each case, does not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;
(v)Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

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(w)the modification, replacement, renewal or extension of any Lien permitted by this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;
(x)ground leases in respect of real property on which facilities owned or leased by the Borrower or any Restricted Subsidiary are located;
(y)Liens on property of a Non-Loan Party securing Indebtedness or other obligations of such Non-Loan Party in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $25,000,000 and (y) 3.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis;
(z)Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
(aa)Liens securing Indebtedness permitted pursuant to Section 7.03(t); provided that such Liens may be either a Lien (i) on the Collateral that is pari passu with the Lien securing the Obligations or (ii) ranking junior to the Lien on the Collateral securing the Obligations, and, in each case, the beneficiaries thereof (or an agent on their behalf) shall have entered into the Applicable Intercreditor Agreement; provided that such Liens may not be on any assets that are not Collateral;
(ab)Liens securing Indebtedness permitted pursuant to Section 7.03(m);
(ac)other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $75,000,000 and (y) 9.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis;
(ad)Liens securing Indebtedness permitted pursuant to Section 7.03(w) and (y); provided that such Liens may be either a Lien on the Collateral that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien on the Collateral securing the Obligations (but may not be secured by any assets that are not Collateral) and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into the Applicable Intercreditor Agreement;
(ae)Liens securing Indebtedness permitted pursuant to Section 7.03(v); provided that, (i) such Liens shall only secure the obligations secured on the date of the related Permitted Acquisition or other Investment and such liens shall not extend to any other property of the Borrower and the Restricted Subsidiaries and (ii) to the extent such Liens are on the Collateral, the beneficiaries thereof (or an agent on their behalf) shall have entered into the Applicable Intercreditor Agreement;
(af)Liens on the Collateral securing Indebtedness permitted pursuant to Section 7.03(b); provided that the representative in respect of such Indebtedness shall have entered into the Applicable Intercreditor Agreement, which shall provide that (i) the Liens on the ABL Priority Collateral securing such Indebtedness may be pari passu or senior to the Liens on the ABL Priority Collateral securing the Obligations and (ii) the Liens on the Term Priority Collateral securing such Indebtedness shall be junior to the Liens on the Term Priority Collateral securing the Obligations;
(ag)with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Law;

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(ah)Liens securing Secured Bank Product Obligations (as defined in the ABL Credit Agreement);
(ai)Liens securing Indebtedness permitted to be secured pursuant to Section 7.03(r); provided that to the extent such Liens are on the Collateral, (i) such Liens may be either a Lien that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien securing the Obligations and (ii) the beneficiaries thereof (or an agent on their behalf) shall have entered into the Applicable Intercreditor Agreement;
(aj)Liens on the Equity Interests of JV Entities securing financing arrangements for the benefit of the applicable JV Entity that are not otherwise prohibited under this Agreement; and
(ak)the reservations, limitations, provisos and conditions expressed in any original grants from Her Majesty The Queen in Right of Canada of real or immoveable property, which do not materially impair the use of the affected land for the purpose used or intended to be used by such Person.
Section 7.02    Investments. Make any Investments, except:
(a)Investments by the Borrower or any Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;
(b)loans or advances to officers, directors, managers, partners and employees of the Borrower or the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation, customary fringe benefits and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower (provided that the proceeds of any such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed the greater of (x) $10,000,000 and (y) 1.50% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis;
(c)asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;
(d)Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any Loan Party, (iii) by any Non-Loan Party in any other Non-Loan Party and (iv) by any Loan Party in any Non-Loan Party; provided that the aggregate amount of such Investments in Non-Loan Parties pursuant to clause (iv) above and clause (j) of this Section 7.02 shall not exceed an aggregate amount of, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, the greater of (x) $75,000,000 and (y) 9.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis (excluding any Investments received in respect of, or consisting of, the transfer or contribution of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary);
(e)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

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(f)Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments (other than, in each case, by reference to this Section 7.02) permitted under Section 7.01, Section 7.03, Section 7.04, Section 7.05 and Section 7.06, respectively;
(g)(i) Investments existing on the Closing Date and set forth on Schedule 7.02 and any modification, replacement, renewal, reinvestment or extension of any such Investments; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02 and (ii) Investments in Subsidiaries existing on the Closing Date;
(h)Investments in Swap Contracts permitted under Section 7.03(g);
(i)promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;
(j)the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary (including as a result of a merger or consolidation) (or such assets will be contributed to the Borrower or a Restricted Subsidiary) (each, a “Permitted Acquisition”) and together with any Investments in Restricted Subsidiaries necessary to consummate a transaction otherwise permitted by this clause (j); provided that (i) immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing (provided that in the case of any Limited Condition Transaction, no Specified Event of Default shall have occurred and be continuing at the time of consummation thereof), (ii) after giving effect to any such purchase or other acquisition, the Borrower shall be in compliance with the covenant in Section 6.15, (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall become Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become Guarantors, in each case in accordance with Section 6.10 and (iv) the aggregate consideration for the acquisition of Non-Loan Parties pursuant to this clause (j) and Investments pursuant to clause (d)(iv) of this Section 7.02 shall not exceed in an aggregate amount at any time outstanding, as valued at cost at the time each such Investment is made, not to exceed the greater of (x) $75,000,000 and (y) 9.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis;
(k)the Supervalu Acquisition;
(l)Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
(m)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(n)Investments as valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding the Available Amount (provided that at the time of any such Investment in reliance on clause (b) of the definition of “Available Amount”, no Event of Default shall have occurred and be continuing or would result therefrom);

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(o)advances of payroll payments to employees in the ordinary course of business;
(p)[reserved];
(q)Investments held by a Restricted Subsidiary acquired after the Closing Date or of a corporation or company merged into the Borrower or merged or consolidated with any Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(r)Guarantee Obligations of the Borrower or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(s)Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests;
(t)other Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding the greater of (x) $125,000,000 and (y) 14.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis;
(u)Investments in JV Entities and Unrestricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding the greater of (x) $25,000,000 and (y) 3.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis;
(v)[reserved];
(w)[reserved];
(x)Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Investments were not incurred in contemplation of such redesignation;
(y)other Investments; provided that, at the time of such Investment, (i) no Default or Event of Default has occurred and is continuing and (ii) the Consolidated Total Net Leverage Ratio of the Borrower and the Restricted Subsidiaries as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 2.75:1.00;
(z)transactions entered into in order to consummate a Permitted Tax Restructuring; and
(aa)Investments constituting Customer Support Transactions; provided, that, no Default or Event of Default shall exist or have occurred and be continuing after giving effect to such Investment.

Notwithstanding any basket or exception in this Section 7.02 or Section 7.05 that would otherwise permit any contribution, sale, assignment, transfer or other disposition or investment of any intellectual property to or in any Unrestricted Subsidiary, this Section 7.02 and Section 7.05 shall prohibit

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such contributions, sales, assignments, transfers, dispositions or investments of intellectual property, except for in the case of intellectual property that in the reasonable business judgment of the Borrower is immaterial to, or no longer used in or necessary for, the conduct of the business of the Borrower or any Restricted Subsidiary.
Section 7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness of the Borrower and any of the Restricted Subsidiaries under the Loan Documents;
(b)Indebtedness incurred pursuant to the ABL Facility in an aggregate principal amount not to exceed the sum of (i) $2,100,000,000 plus (ii) any increases in U.S. Revolver Commitments or Canadian Commitments (as each such term defined in the ABL Facility as in effect on the date hereof) pursuant to Section 2.1.7 of the ABL Credit Agreement (as in effect on the date hereof) plus (iii) all accrued interest, fees, expenses and other non-principal ABL Obligations with respect thereto and together with any Permitted Refinancing of the Indebtedness described above;
(c)(i) Surviving Indebtedness listed on Schedule 7.03(c) and (ii) any Permitted Refinancing of any of the foregoing;
(d)Guarantee Obligations of the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder (except that Non-Loan Parties may not, by virtue of this Section 7.03(d), guarantee Indebtedness that such Non-Loan Parties could not otherwise incur under this Section 7.03); provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee Obligation shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
(e)Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02;
(f)(i) Permitted Purchase Money Debt (other than any such Indebtedness constituting Attributable Indebtedness arising out of Permitted Sale Leasebacks), (ii) Attributable Indebtedness arising out of Permitted Sale Leasebacks in an aggregate principal amount not to exceed the greater of (x) $125,000,000 and (y) 15.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period at any one time outstanding and calculated on a Pro Forma Basis and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (i);
(g)Indebtedness in respect of Swap Contracts (i) entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual or anticipated exposure (other than those in respect of shares of capital stock or other equity ownership interests of the Borrower or any Subsidiary), (ii) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary and (iii) entered into to hedge commodities, currencies, general economic conditions, raw materials prices, revenue streams or business performance;
(h)Indebtedness of any Loan Party pursuant to Customer Support Transactions; provided, that no Default or Event of Default shall exist or have occurred and be continuing after giving effect to the incurrence of such Indebtedness; and

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(i)Indebtedness representing deferred compensation to employees of, the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;
(j)Indebtedness to current or former officers, directors, partners, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06 in an aggregate amount not to exceed $15,000,000 at any one time outstanding;
(k)Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in the Transactions, a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;
(l)Indebtedness consisting of obligations of the Borrower or any of the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;
(m)Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case incurred in the ordinary course;
(n)Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(o)Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
(p)obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(q)Indebtedness supported by a Letter of Credit (as defined in the ABL Credit Agreement) in a principal amount not to exceed the face amount of such Letter of Credit (as defined in the ABL Credit Agreement);
(r)(i) other Indebtedness of the Borrower or any Restricted Subsidiary in an unlimited amount, so long as (A) if such Indebtedness is secured by any Liens on the Collateral (other than Liens that are junior to the Liens securing the Obligations), the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than 3.75:1.00; provided, that if such Indebtedness is incurred in the form of a term loan facility, it shall be subject to the MFN Adjustment, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than 3.75:1.00 and (C) if such Indebtedness is unsecured, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than

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3.75:1.00; provided that, with respect to all Indebtedness of this clause (r), (1) such Indebtedness shall not mature prior to the date that is ninety one (91) days after the Maturity Date of the Initial Term Loans (or prior to the Latest Maturity Date applicable to the Term Loans in the case of any such Indebtedness that is secured with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations) or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any amortization or prepayments on the outstanding Initial Term Loans); provided that the foregoing requirements of this clause (1) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (1), (2) such Indebtedness shall not have mandatory prepayment, redemption or offer to purchase events more onerous than those applicable to the Initial Term Loans; provided that the foregoing requirements of this clause (2) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is converted or exchanged satisfies the requirements of this clause (2), (3) with respect to such Indebtedness incurred by a Loan Party, the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms), if not consistent with the terms of the Initial Term Loans, shall not be materially more restrictive to the Loan Parties when taken as a whole (as reasonably determined by the Borrower) than the terms of the Initial Term Loans (other than any terms and conditions that (x) apply only to periods after the then Latest Maturity Date with respect to the Term Loans or (y) are otherwise added for the benefit of the Term Lenders hereunder), (4) to the extent such Indebtedness is guaranteed or secured, each such Incremental Facility shall not be incurred or guaranteed by any Person that is not a Loan Party and shall not be secured by any assets that do not constitute Collateral; and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (r)(i);
(s)Indebtedness incurred by a Non-Loan Party, and guarantees thereof by Non-Loan Party, in an aggregate principal amount not to exceed the greater of (x) $25,000,000 and (y) 3.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period at any one time outstanding;
(t)(i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans or other secured or unsecured “mezzanine” Indebtedness) incurred by the Borrower to the extent that the Borrower shall have been permitted to incur such Indebtedness pursuant to, and such Indebtedness shall be deemed to be incurred in reliance on, Section 2.14; provided that (A) subject to Section 1.09, upon the effectiveness of such Indebtedness, no Default or Event of Default has occurred and is continuing or shall result therefrom (provided that in the case of Indebtedness the proceeds of which are used to finance a Limited Condition Transaction, no Specified Event of Default shall be continuing at the time such Limited Condition Transaction is consummated), (B) such Indebtedness shall not mature earlier than 91 days prior to the Latest Maturity Date applicable to the Term Loans (or prior to the Latest Maturity Date applicable to the Term Loans in the case of any such Indebtedness that is secured with a Lien on the Term Priority Collateral ranking pari passu with the Liens securing the Obligations); provided that the foregoing requirements of this clause (B) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (B), (C) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of the Term Loans, provided that the foregoing requirements of this clause (C) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (C), (D)(i) to the extent such Indebtedness is guaranteed or secured, each such Incremental Facility shall not be incurred or guaranteed by any Person that is not a Loan Party and shall not be secured by any assets that do not constitute Collateral, (ii) the Borrower shall be the borrower under such Indebtedness and (iii) such Indebtedness shall not have mandatory prepayment,

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redemption or offer to purchase events more onerous than those applicable to the Initial Term Loan, provided that the foregoing requirements of this clause (iii) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (iii), (E) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms), if not consistent with the terms of the Initial Term Loans, shall not be materially more restrictive to the Loan Parties when taken as a whole (as reasonably determined by the Borrower) than the terms of the Initial Term Loans (other than any terms and conditions that (x) apply only to periods after the then Latest Maturity Date with respect to the Term Loans or (y) are otherwise added for the benefit of the Term Lenders hereunder) and (F) if such Indebtedness is in the form of a term loan facility of the Loan Parties and is secured by a Lien on the Collateral that is pari passu with the Lien securing the Obligations, it shall be subject to the MFN Adjustment (if any) (such Indebtedness incurred pursuant to this clause (t) being referred to as “Permitted Alternative Incremental Facilities Debt”) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (t)(i);
(u)additional Indebtedness in an aggregate principal amount not to exceed the greater of (x) $75,000,000 and (y) 9.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period at any one time outstanding;
(v)(i) Indebtedness assumed in connection with a Permitted Acquisition or other Investment not prohibited hereunder and not created in contemplation thereof, so long as (i) in the case of any such Indebtedness that is secured by a Lien on the property of any Subsidiary of the Borrower, the Consolidated Secured Net Leverage Ratio does not exceed 3.75 to 1.00 and (ii) in the case of any such Indebtedness that is unsecured, the Consolidated Total Net Leverage Ratio does not exceed 3.75 to 1.00 (in each case, calculated on a Pro Forma Basis, and after giving effect to any other transactions consummated in connection therewith but assuming that any commitments thereunder are fully drawn as of the date of assumption) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (v)(i);
(w)(i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrower to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans in accordance with Section 2.05(b)(iii); provided that (A) such Indebtedness shall not mature earlier than the Maturity Date with respect to the relevant Term Loans being refinanced, (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of then-remaining Term Loans being refinanced, (C)(i) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations; (ii) if such Indebtedness is secured, such Indebtedness is secured on a pari passu basis or junior priority basis to the Obligations, such Indebtedness is not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations and the beneficiaries thereof (or an agent on their behalf) shall become party to the Applicable Intercreditor Agreement and (iii) if such Indebtedness is in the form of notes, such Indebtedness is not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition), (D) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms), if not consistent with the terms of the Initial Term Loans, shall not be materially more restrictive to the Loan Parties when taken as a whole (as reasonably determined by the Borrower) than the terms of the Initial Term Loans (other than any terms and conditions that (x) apply only to periods after the then Latest Maturity Date with respect to the Term Loans being refinanced or (y) are otherwise added for the benefit of the Term Lenders hereunder) and such Indebtedness shall not participate in mandatory prepayments on a greater than pro rata basis with the Term Loans and (E)

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the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with clauses (A), (B), (C) and (D) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (w)(i);
(x)[reserved];
(y)Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.17 and any Permitted Refinancing thereof;
(z)unsecured Contribution Indebtedness (and any Permitted Refinancing thereof);
(aa)Indebtedness in respect of any Seller Note; provided, that the terms of such Seller Note shall be reasonably satisfactory to the Administrative Agent; and
(ab)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (aa) above.
The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.
Section 7.04    Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
(a)any Restricted Subsidiary (other than the Co-Borrower) may merge or amalgamate (i) with the Borrower (provided that the resulting entity shall succeed as a matter of law to all of the Obligations of the Borrower under the Loan Documents), (ii) with any one or more Restricted Subsidiaries (provided that when any Restricted Subsidiary that is a Loan Party is merging or amalgamating with another Restricted Subsidiary, a Loan Party shall be a continuing or surviving Person, as applicable, or the resulting entity shall succeed as a matter of law to all of the Obligations of such Loan Party (including, without limitation, as the Borrower)) and (iii) in order to consummate a Permitted Tax Restructuring;
(b)(i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, (ii) (A) any Restricted Subsidiary (other than the Co-Borrower) may liquidate, dissolve or wind up, or (B) any Restricted Subsidiary may change its legal form, in each case, if the Borrower determines in good faith that such action is in the best interests of the Borrower and the other Subsidiaries and is not materially disadvantageous to the Lenders and (iii) the Borrower may change its legal form if it determines in good faith that such action is in the best interests of the Borrower and the other Restricted Subsidiaries and the Administrative Agent reasonably determines it is not disadvantageous to the Lenders;
(c)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.02 and Section 7.03, respectively;

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(d)so long as no Event of Default exists or would result therefrom, either Borrower may merge or amalgamate with any other Person (1) in a transaction in which the Borrower is the continuing or surviving entity of such transaction or (2) in a transaction in which such other Person is the surviving or continuing entity of such transaction (such person, the “Successor Borrower”); provided that, in the case of this clause (2), (i) such Successor Borrower is organized under the laws of the United States; (ii) such Successor Borrower shall assume the Obligations of the applicable Borrower under the Loan Documents; (iii) each Guarantor shall have confirmed that its Guaranty shall apply to the Successor Borrower’s obligations under the Loan Documents; (iv) any Borrower that is not the Successor Borrower or the merging or amalgamating Borrower shall have confirmed that it remains jointly and severally liable for all of the Obligations of the Successor Borrower, (v) each Guarantor shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents; (vi) the Successor Borrower shall have delivered information reasonably requested in writing by the Administrative Agent (or any Lender through the Administrative Agent) reasonably required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act of the type delivered on the Closing Date pursuant to Section 4.01(e) and (vii) the Successor Borrower shall have delivered an officer’s certificate certifying the compliance with the foregoing;
(e)so long as no Default exists or would result therefrom, any Restricted Subsidiary (other than the Co-Borrower) may merge or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.10;
(f)the Borrower and its Subsidiaries may perform any merger, amalgamation, dissolution, winding up, liquidation or consolidation in connection with the Supervalu Acquisition; and
(g)so long as no Default exists or would result therefrom, a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected.
Section 7.05    Dispositions. Make any Disposition, except:
(a)Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;
(b)Dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business);
(c)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);
(d)Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party, (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02, or (iii) such Disposition shall consist of the transfer of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary;

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(e)Dispositions permitted by Section 7.02, Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;
(f)Dispositions in the ordinary course of business of Cash Equivalents;
(g)leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;
(h)transfers of property subject to Casualty Events;
(i)Dispositions of Investments in JV Entities or non-Wholly Owned Restricted Subsidiaries to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to such JV Entity or shareholders of such non-Wholly Owned Restricted Subsidiary set forth in the shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to such JV Entity or non-Wholly Owned Restricted Subsidiary;
(j)Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof or pursuant to factoring arrangements, in each case to the extent not constituting a receivables financing;
(k)the unwinding of any Swap Contract pursuant to its terms;
(l)[reserved];
(m)Dispositions not otherwise permitted pursuant to this Section 7.05; provided that (i) such Disposition shall be for fair market value as reasonably determined by the Borrower in good faith (subject, in the case of Permitted Sale Leasebacks, to any additional relevant requirements set forth in the definition thereof), (ii) the Borrower or the applicable Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (provided, however, that for the purposes of this clause (m)(ii), the following shall be deemed to be cash: (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Borrower or any of the Restricted Subsidiaries (other than Subordinated Debt) and the valid release of the Borrower or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Borrower or any of the Restricted Subsidiaries from the transferee that are converted by the Borrower or any of the Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness (other than Subordinated Debt) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Borrower and each Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition and (D) the aggregate Designated Non-Cash Consideration received by the Borrower and the Restricted Subsidiaries for all Dispositions under this clause (m) having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such Designated Non-Cash Consideration is received) not to exceed the greater of (x) $100,000,000 and (y) 12.5% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period at any time outstanding (net of any Designated Non-Cash Consideration converted into cash and Cash Equivalents received in respect of any such Designated Non-Cash Consideration and calculated on a Pro Forma Basis) and (iii) the Borrower or the applicable Restricted Subsidiary complies with the applicable provisions of Section 2.05;

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(n)the Borrower and the Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;
(o)Dispositions of non-core or obsolete assets acquired in connection with a Permitted Acquisition;
(p)any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Borrower and the Restricted Subsidiaries as a whole, as determined in good faith by the Borrower;
(q)any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(r)(i) Specified Dispositions and (ii) Dispositions consummated in connection with a Permitted Tax Restructuring; and
(s)Dispositions by any Loan Party constituting a Customer Support Transaction; provided, that (i) no Default or Event of Default shall exist or have occurred and be continuing after giving effect to such disposition, and (ii) to the extent that such disposition includes a Sale Leaseback of real estate, the consideration paid to such Loan Party in connection therewith shall be paid contemporaneously with consummation of the transaction (other than consideration received in connection with customary earn-out arrangements in an amount (calculated as of the date of such disposition as the present value of expected future payments in respect thereof) not to exceed twenty-five percent (25%) of the aggregate consideration therefor), and shall be in an amount not less than the fair market value (as reasonably determined by the Borrower in good faith) of the property disposed of.
To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or any Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.
Section 7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
(a)each Restricted Subsidiary may make Restricted Payments to the Borrower and to Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to each owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
(b)(i) the Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Equity Interests for another class of its (or such parent’s) Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Borrower may declare and make dividend payments or other distributions payable solely in Qualified Equity Interests (to the extent not utilized in connection with any other transactions permitted pursuant to Section 7.02, Section 7.03, Section 7.06 or Section 7.08 (or to build the Available Amount));

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(c)Restricted Payments made on or after the Closing Date for fees and expenses in connection with the Transactions;
(d)to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, Section 7.04, Section 7.05 or Section 7.07;
(e)repurchases of Equity Interests in the ordinary course of business in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(f)the Borrower or any Restricted Subsidiary may, in good faith, pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of it or any direct or indirect parent thereof held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any of its Subsidiaries pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of Borrower or any Subsidiary; provided that such payments in any fiscal year do not to exceed the greater of (x) $25,000,000 and (y) 3.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis, provided that any unused portion of the preceding basket for any calendar year may be carried forward to succeeding calendar years so long as the aggregate amount of all Restricted Payments made pursuant to this Section 7.06(f) in any calendar year (after giving effect to such carry forward) shall not exceed the greater of (x) $50,000,000 and (y) 6.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis;
(g)[reserved];
(h)the Borrower or any Restricted Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that a distribution pursuant to this Section 7.06(h) shall be deemed to have utilized capacity under such other provision of this Agreement);
(i)the Borrower or any Restricted Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;
(j)the Borrower or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed the greater of (x) $25,000,000 and (y) 3.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis;
(k)the Borrower or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed the Available Amount (provided that at the time of any such Restricted Payment (except in reliance on clause (c) of the definition of “Available Amount”), (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the Consolidated Total Net

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Leverage Ratio of the Borrower and the Restricted Subsidiaries as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 3.00:1.00);
(l)[reserved]; and
(m)the Borrower or any Restricted Subsidiary may make additional Restricted Payments; provided that, at the time of such Restricted Payment, (i) no Event of Default has occurred and is continuing and (ii) the Consolidated Total Net Leverage Ratio of the Borrower and the Restricted Subsidiaries as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 2.50:1.00.
Section 7.07    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower with a fair market value in excess of $10,000,000, whether or not in the ordinary course of business, other than:
(a)transactions between or among the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;
(b)transactions on terms not less favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate or, if in the good faith judgment of the board of directors of the Borrower no comparable transaction is available with which to compare such transaction, such transaction is otherwise fair to the Borrower or such Restricted Subsidiary from a financial point of view;
(c)the Transaction and the payment of fees and expenses related to the Transaction;
(d)the issuance of Equity Interests to any officer, director, manager, employee or consultant of the Borrower or any of its Subsidiaries or any direct or indirect parent of the Borrower in connection with the Transaction;
(e)equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by the Borrower or any Restricted Subsidiary permitted under Section 7.06;
(f)loans and other transactions by and among the Borrower and/or one or more Subsidiaries to the extent permitted under this Article VII;
(g)employment and severance arrangements between the Borrower or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;
(h)any other transactions with an Affiliate, which is approved by a majority of disinterested members of the board of directors (or equivalent governing body) of the Borrower in good faith;
(i)any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Borrower or its Restricted Subsidiaries pursuant to the terms of this Agreement (provided that such agreement was not entered into in contemplation of such acquisition or merger) or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in any material respect in the good faith judgment of the Borrower when taken as a whole as compared to such agreement as in effect on the date of such acquisition or merger);

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(j)the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and the Restricted Subsidiaries or any direct or indirect parent of the Borrower in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;
(k)transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.07 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;
(l)dividends and other distributions permitted under Section 7.06;
(m)transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such transactions were not entered into in contemplation of such redesignation; and
(n)transactions in connection with Permitted Tax Restructurings.
Section 7.08    Prepayments, Etc., of Indebtedness.
(a)Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Junior Debt (it being understood that payments of regularly scheduled interest, AHYDO payments, customary payments of indemnitees and expense reimbursements and mandatory prepayments under any such Junior Debt Documents shall not be prohibited by this clause) except for (i) the refinancing thereof with the Net Cash Proceeds of any such Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), (ii) the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of the Borrower, (iii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed (A) the greater of (x) $25,000,000 and (y) 3.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis, plus (B) the Available Amount, (provided that at the time of any such prepayment, redemption, purchase, defeasance or other payment in reliance on clause (b) of the definition of “Available Amount” (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the Consolidated Total Net Leverage Ratio of the Borrower and the Restricted Subsidiaries as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 3.25:1.00), (iv) payments in respect of any Seller Note, so long as such payments are made concurrently with the expiration of such Seller Note, (v) payments made within one year of the maturity date of Junior Debt; provided that, no Event of Default shall exist or have occurred and be continuing after giving effect to such payment and (vi) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity (provided that, at the time of such prepayments, redemptions, purchases, defeasances or other payments, (x) no Event of Default has occurred and is continuing and (y) the Consolidated Total Net Leverage Ratio of the Borrower and the Restricted Subsidiaries as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 2.75:1.00).
(b)Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Debt Documents or any Organization Document of any Loan Party, in each case without the consent of the Required Lenders (not to be unreasonably withheld or delayed).

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Section 7.09    [Reserved].
Section 7.10    Negative Pledge and Subsidiary Distributions. Enter into any agreement, instrument, deed or lease which prohibits or limits (i) the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents or (ii) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests; provided that the foregoing shall not apply to:
(a)restrictions and conditions imposed by (A) law, (B) any Loan Document or (C) the ABL Facility;
(b)restrictions and conditions existing on the Closing Date and set forth on Schedule 7.10 or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;
(c)customary restrictions and conditions arising in connection with any Disposition permitted by Section 7.05;
(d)customary provisions in leases, licenses and other contracts restricting the assignment thereof;
(e)restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;
(f)any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition), provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Restricted Subsidiary;
(g)any restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 or by the definition of “Refinancing Loans” to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms at the time of issuance or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries, provided that any such restrictions or conditions permit compliance with the Collateral and Guarantee Requirement and Section 6.10;
(h)any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business;
(i)customary provisions in shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to any JV Entity or non-Wholly Owned Restricted Subsidiary and other similar agreements applicable to JV Entities and non-Wholly Owned Restricted Subsidiaries permitted under Section 7.02 and applicable solely to such JV Entity or non-Wholly Owned Restricted Subsidiary and the Equity Interests issued thereby;
(j)customary restrictions in leases, subleases, licenses or asset sale agreements and other similar contracts otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;

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(k)customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(l)customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligation;
(m)restrictions or conditions upon the transfers of assets encumbered by a Lien permitted by Section 7.01 to the extent such restriction applies only to the property subject to such Lien; and
(n)restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type, so long as the Borrower shall have determined in good faith that such restrictions will not adversely affect in any material respect its obligation or ability to make any payments required hereunder.
ARTICLE VIII
Events of Default and Remedies
Section 8.01    Events of Default. Any of the following events referred to in any of clauses (a) through (l) inclusive of this Section 8.01 shall constitute an “Event of Default”:
(a)Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or (iii) within ten (10) Business Days after the same becomes due, any amount other than principal or interest on any Loan payable hereunder or with respect to any other Loan Document; or
(b)Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or Section 6.04 (solely with respect to the Borrower) or Article VII; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)Cross-Default. The Borrower or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount exceeding the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other

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event occurs (other than (i) with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (ii) any event requiring prepayment pursuant to customary asset sale events, insurance and condemnation proceeds events, change of control offers events and excess cash flow and indebtedness sweeps), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that (x) this clause (e)(B) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) an “Event of Default” under the ABL Credit Agreement shall not constitute an Event of Default hereunder unless the ABL Lenders have actually declared all ABL Obligations to be immediately due and payable in accordance with the terms of the ABL Credit Agreement and such declaration has not been rescinded by the ABL Lenders on or before such date; provided, further, that such failure or breach is unremedied and is not waived by the required holders of such Indebtedness; or
(f)Insolvency Proceedings, Etc. Except with respect to any dissolution or liquidation of a Restricted Subsidiary expressly permitted by Section 7.04 in connection with the consummation of a Permitted Tax Restructuring, the Borrower or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) The Borrower or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower or any Restricted Subsidiary, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)Judgments. There is entered against the Borrower or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and such judgment or order shall not have been paid or otherwise satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(i)Invalidity of Collateral Documents. Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or solely as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations under the Loan Documents, ceases to be in full force and effect or ceases to create a valid and perfected lien, with the priority set forth in the Applicable Intercreditor Agreement on a material portion of the Collateral covered thereby; or any Loan Party contests in writing the validity or enforceability

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of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document; or
(j)Invalidity of Guaranty. Any Guaranty after its execution and delivery, provided by any Guarantor that is a Material Subsidiary, or any material provision thereof, ceases to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party denies or disaffirms in writing any such Guarantor’s material obligations under its Guaranty (other than as a result of repayment in full of the Obligations under the Loan Documents and terminations of the Term Commitments and any Incremental Revolving Commitments); or
(k)Change of Control. There occurs any Change of Control; or
(l)ERISA. (i) An ERISA Event occurs which, individually or together with other ERISA Events which have occurred, has resulted or could reasonably be expected to result in liability of a Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan the remaining balance of which could reasonably be expected to result in a Material Adverse Effect, or (iii) the incurrence under applicable law of any liability by a Loan Party in an amount which could reasonably be expected to result in a Material Adverse Effect on account of the complete or partial termination of any Foreign Plan.
Section 8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(c)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an Event of Default under Section 8.01(f) or (g) with respect to either Borrower, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
Section 8.03    Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Borrower, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless the Consolidated EBITDA of such Subsidiary together with the Consolidated EBITDA of all other Subsidiaries affected by

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such event or circumstance referred to in such clause, shall exceed 5% of the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries.
Section 8.04    Application of Funds. If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent, subject to the Applicable Intercreditor Agreement then in effect, in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting (i) unpaid principal of the Loans and the Swap Termination Value under Secured Hedge Agreements and (ii) any other obligations of any Loan Party or Restricted Subsidiary arising under any Secured Hedge Agreement, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX
Administrative Agent and Other Agents
Section 9.01    Appointment and Authorization of Agents.
(a)Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist

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against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)[Reserved].
(c)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacity as a Lender and a potential Secured Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.
Section 9.02    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
Section 9.03    Liability of Agents. No Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, including their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent (except for its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the validity, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, the value or sufficiency of any Collateral or the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or

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thereunder or (c) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause (c), no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), or in the absence of its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.
Section 9.04    Reliance by Agents.
(a)Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent and shall not incur any liability for relying thereon. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 9.05    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to the other

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provisions of this Article IX, the Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
Section 9.06    Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
Section 9.07    Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, if any. The undertaking in this

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Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations under the Loan Documents and the resignation of the Administrative Agent.
Section 9.08    Agents in their Individual Capacities. GS Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though GS Bank were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, GS Bank or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, GS Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include GS Bank in its individual capacity.
Section 9.09    Successor Agents. The Administrative Agent may resign as the Administrative Agent and Collateral Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed); provided, that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Lender. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders; provided, that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Lender. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Collateral Agent and the term “Administrative Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be (and the term “Collateral Agent” shall mean such successor collateral agent, as described in this Section 9.09 and/or supplemental agent, as described in Section 9.02), and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent and Collateral Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and Collateral Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent and Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent and Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as the Administrative Agent and Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent and Collateral Agent, and the retiring

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Administrative Agent and Collateral Agent shall, to the extent not previously discharged, be discharged from its duties and obligations under the Loan Documents.
Section 9.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(c)any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 10.01), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received

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a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be canceled, without the need for any Secured Party or any acquisition vehicle to take any further action.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.11    Collateral and Guaranty Matters. The Lenders irrevocably agree:
(a)that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and the Incremental Revolving Commitments (if any) and payment in full of all Obligations (other than (x) contingent indemnification and expense reimbursement obligations not yet due and payable and (y) obligations of any Loan Party or any other Restricted Subsidiary arising under Secured Hedge Agreements), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than any other Loan Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) if the property subject to such Lien becomes Excluded Property;
(b)to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document in lieu of any release permitted pursuant to this Section 9.11, and the Administrative Agent may subordinate any such Liens on the Collateral to another Lien permitted under Section 7.01 that the Administrative Agent determines in its commercially reasonable judgment was intended by operation of Law or otherwise to be subordinate to another Lien permitted under Section 7.01; and
(c)if any Guarantor (i) ceases to be a Restricted Subsidiary or (ii) becomes an Excluded Subsidiary (in the case of clause (ii), except to the extent such Guarantor becomes an Excluded Subsidiary pursuant to clause (g) of the definition thereof) in each case as a result of a transaction or designation permitted hereunder (as certified in writing delivered to the Administrative Agent by a Responsible Officer of the Borrower), (x) such Subsidiary shall be automatically released from its obligations under the Guaranty and (y) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary (to the extent such Equity Interests have become Excluded Property or are being transferred to a Person that is not a Loan Party) shall be automatically released.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence

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the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Prior to releasing or subordinating its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11, the Administrative Agent and/or the Collateral Agent shall be entitled to receive a certificate of a Responsible Officer of the Borrower stating that such actions are permitted under this Agreement. Neither the Administrative Agent nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such certificate of a Responsible Officer of the Borrower.
The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.11 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
Section 9.12    Other Agents; Arrangers and Managers. None of the Lenders, the Agents, the Lead Arrangers or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger and bookrunner” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 9.13    Appointment of Supplemental Administrative Agents.
(a)It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).
(b)In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental

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Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.
(c)Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
Section 9.14    Withholding Tax. To the extent required by any applicable Law, the Administrative Agent may deduct or withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, and shall make payable in respect thereof within ten (10) days after demand therefore including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, this Section 9.14 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 3.01 or any other provision of this Agreement.
Section 9.15    Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guarantee or other Collateral Document, no Hedge Bank that obtains the benefits of Section 8.04, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or other Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or an Agent and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge

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Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Hedge Bank.

Section 9.16    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Administrative Agent to the contrary.
(b)    Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(c)    For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Administrative Agent after demand therefor in accordance with immediately preceding clause (a), (i) the Administrative Agent may elect, in its sole discretion on written notice to such Lender or Secured Party, that all rights and claims of such Lender or Secured Party with respect to the Loans or other Obligations owed to such Person up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Loan Amount”) shall immediately vest in the Administrative Agent upon such election; after such election, the Administrative Agent (x) may reflect its ownership interest in Loans in a principal amount equal to the Corresponding Loan Amount in the Register, and (y) upon five business days’ written notice to such Lender or Secured Party, may sell such Loan (or portion thereof) in respect of the Corresponding Loan Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Lender or Secured Party shall be reduced by the net proceeds of the sale of such

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Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Secured Party (and/or against any Payment Recipient that receives funds on its behalf), and (ii) each party hereto agrees that, except to the extent that the Administrative Agent has sold such Loan, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Lender or Secured Party with respect to the Erroneous Payment Return Deficiency.
(d)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Lead Borrower, the Co-Borrower or any other Loan Party; provided that this Section 9.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Lead Borrower, Co-Borrower or any other Loan Party relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clause (c)(ii) and this clause (d) shall not apply to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Lead Borrower, Co-Borrower or any other Loan Party or Affiliate thereof for the purpose of making such Erroneous Payment.
(e)    No Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(f)    Each party’s obligations, agreements and waivers under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE X
Miscellaneous
Section 10.01    Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such amendment, waiver or consent shall be effective only (i) three Business Days after a written copy of such amendment, waiver or consent is provided to the Administrative Agent (or such shorter period as agreed to by the Administrative Agent in its discretion) and (ii) in the specific instance and for the specific purpose for which given; provided, however, that amendments pursuant to Sections 10.01(a), (b), (c) and (d) below may be effected without the consent of the Required Lenders; provided, further, however, that no such amendment, waiver or consent shall:
(a)extend or increase the Term Commitment or Incremental Revolving Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Term Commitments shall not constitute an extension or increase of any Term Commitment or Incremental Revolving Commitment of any Lender);

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(b)postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;
(c)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the third proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio,” “Consolidated Secured Net Leverage Ratio” or “Consolidated Total Net Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in the rate of interest or fees; provided that only the consent of the Required Lenders shall be necessary to (i) amend the definition of “Default Rate”, (ii) to waive any obligation of the Borrowers to pay interest at the Default Rate or (iii) effectuate or implement any changes in accordance with Section 1.10;
(d)change any provision of Section 2.13 or Section 8.04 that would alter the pro rata sharing of payments or the definition of “Applicable Percentage” without, in each case, the written consent of each Lender directly and adversely affected thereby;
(e)release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (e) to the extent such transaction does not result in the release of all or substantially all of the Collateral;
(f)release all or substantially all of the value of the Guaranty in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Guaranty;
(g)change the definition of “Required Lenders,” any provision of this Agreement that expressly provides that the consent of all Lenders or all directly affected Lenders is required or this Section 10.01 without the written consent of each Lender; or
(h)affect the Term B-2 Term Lenders in a disproportionately adverse manner without the written consent of each Term B-2 Term Lender.
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (ii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iii) (A) (i) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans, Term Commitments or Incremental Revolving Commitments of a particular Class (but not the Lenders holding Loans, Term Commitments or Incremental Revolving Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders and (ii) any amendment or waiver that alters the required application of any repayment or prepayment as between Classes shall require the consent of the Required Lenders of each affected Class which is being allocated a lesser repayment or prepayment as a result thereof and (B) in determining whether the requisite percentage of Lenders have consented to any amendment, modification, waiver or other action, any

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Defaulting Lenders shall be deemed to have voted in the same proportion as those Lenders who are not Defaulting Lenders, except with respect to (x) any amendment, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender and (y) any amendment, waiver or other action that by its terms adversely affects any Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from other affected Lenders, in which case the consent of such Defaulting Lender shall be required. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, and the Borrower and the Administrative Agent (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Incremental Term Loans, if any, and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. Furthermore, with the consent of the Administrative Agent at the request of the Borrower (without the need to obtain any consent of any Lender), any Loan Document may be amended to cure ambiguities, omissions, mistakes or defects as reasonably determined by the Administrative Agent and the Borrower; provided that, the Administrative Agent shall post any such amendment to Lenders promptly after the effectiveness of such amendment.
Neither the Administrative Agent nor the Collateral Agent shall amend or waive any provision of an Applicable Intercreditor Agreement (other than to cure ambiguities, omissions, mistakes or defects (in each case in the reasonable judgment of the Collateral Agent) or to add other parties thereto (to the extent contemplated by Section 7.01)) without the written consent of the Required Lenders.
Notwithstanding anything in this Section 10.01 to the contrary, (a) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary (i) to integrate any Incremental Facilities, Refinancing Loans or Extended Term Loans, (ii) to integrate terms or conditions from any Incremental Facility Amendment that are more restrictive than this Agreement in accordance with Section 2.14(d) and (iii) to make any amendments permitted by Section 1.03 and to give effect to any election to adopt IFRS and (b) without the consent of any Lender, the Loan Parties and the Administrative Agent or any collateral agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y) any Applicable Intercreditor Agreement, in each case, with the holders of Indebtedness permitted by this Agreement to be secured by the Collateral. Without limitation of the foregoing, the Borrower may, without the consent of any Lenders, upon delivery to the Administrative Agent (i) increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Lenders hereunder, (ii) increase, expand and/or extend the call protection provisions and any

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“most favored nation” provisions benefiting any Class or Classes of Lenders hereunder (including, for the avoidance of doubt, the provisions of Sections 2.05(a)(iv) and 2.14(b)(ii) hereof) and/or (iii) with the consent of the Administrative Agent, modify any other provision hereunder or under any other Loan Document in a manner, as determined by the Administrative Agent in its sole discretion, more favorable to the then-existing Lenders or Class or Classes of Lenders, in each case in connection with the issuance or incurrence of any Incremental Facilities or other Indebtedness permitted hereunder, where the terms of any such Incremental Facilities or other Indebtedness are more favorable to the lenders thereof than the corresponding terms applicable to other Loans or Term Commitments then existing hereunder, and it is intended that one or more then-existing Classes of Loans or Term Commitments under this Agreement share in the benefit of such more favorable terms in order to comply with the provisions hereof relating to the incurrence of such Incremental Facilities or other Indebtedness; provided that the Administrative Agent will have at least five Business Days (or such shorter period to which the Administrative Agent may consent in its reasonable discretion) after written notice from the Borrower to provide such consent and may, in its sole discretion, provide written notice to the Lenders regarding any such proposed amendment.
Section 10.02    Notices and Other Communications; Facsimile Copies.
(a)General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

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Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received when sent absent receipt of a failure to deliver notice within 30 minutes of such notice or communication being sent (it being understood that an “out of office” reply does not constitute a failure to deliver notice for this purpose), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, Lead Arrangers or any of their respective Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agents from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall

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indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.
(f)Notice to other Loan Parties. The Borrower agree that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.
(g)Communications. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (unless otherwise approved in writing by the Administrative Agent) that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) [reserved], (iv) provides notice of any Default under this Agreement or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Specified Communications”; and all such excluded and non-excluded communications, the “Communications”), by transmitting the Specified Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrowers from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Specified Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably request. Nothing in this Section 10.02 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.
Section 10.03    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent or Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 10.04    Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Lead Arrangers for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Loans and Term Commitments and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including (i) all Attorney Costs of a single firm of counsel (and any other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed)) and, if necessary, one firm of local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and (ii) fees or expenses with respect to any other

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advisor or consultant, solely to the extent that the Borrower has consented to the retention of such Person, and (b) to pay or reimburse the Administrative Agent, the Lead Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel for the Administrative Agent, the Lead Arrangers and each Lender, taken as a whole, and, if necessary, one firm of local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Administrative Agent, the Lead Arrangers and each Lender, taken as a whole, (and, in the case of an actual or perceived conflict of interest, where the such Agent, Lead Arranger or Lender affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Agent, Lead Arranger or Lender)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within 30 days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.
Section 10.05    Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender, each Lead Arranger and their respective Affiliates and their and their Affiliates’ respective partners, directors, officers, employees, counsel, agents, advisors, controlling persons and other representatives (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket fees and expenses (including (i) reasonable Attorney Costs of one counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee) and (ii) fees or expenses with respect to any other advisor or consultant, solely to the extent that the Borrower has consented to the retention of such Person) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by the Borrower, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transaction, including the financing contemplated hereby, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Term Commitment, Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any other Loan Party or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Borrower, any other Loan Party or any of their respective Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (w) the gross negligence, bad faith or willful misconduct of such

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Indemnitee or of any of its controlled Affiliates or controlling Persons or any of the partners, officers, directors, employees, agents, advisors or members of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (x) a material breach of the Loan Documents by such Indemnitee or one of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrower or any of their Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as an Agent or Lead Arranger or similar role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)) or (z) any settlement in connection with any Indemnified Liabilities effected without the Borrower’s written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s written consent or if there is a final judgment against such Indemnitee, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements by reason of such settlement or judgment in accordance with the other provisions of this Section 10.05. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit any Loan Party’s indemnification obligations hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after demand therefor; provided, however, if the Borrower has reimbursed any Indemnitee for any legal or other expenses in connection with any Indemnified Liabilities and there is a final non-appealable judgment of a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution with respect to such Indemnified Liabilities pursuant to the express terms of this Section 10.05, then the Indemnitee shall promptly refund such expenses paid by the Borrower to the Indemnitee. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.
Section 10.06    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate (or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation).

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Section 10.07    Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except as otherwise provided herein (including without limitation as permitted under Section 7.04), neither the Borrower nor any of their respective Subsidiaries may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Borrower (not to be unreasonably withheld or delayed); provided that, (I) no consent of the Borrower shall be required for an assignment (1) of any Term Loan to any other Lender, any Affiliate of a Lender or any Approved Fund or (2) if a Specified Event of Default (in the case of Section 8.01(f) or 8.01(g), solely with respect to either Borrower) has occurred and is continuing , to any Assignee and (II) the Borrower shall be deemed to have consented to any such assignment of any Term Loan unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof; and
(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Term Commitment or Loans of any Class, the amount of the Term Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if a Specified Event of Default (in the case of Section 8.01(f) or 8.01(g), solely with respect to either Borrower) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;
(C)(1) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01(f) and (2) the Assignee shall have delivered to the Administrative Agent all documentation and other

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information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer”, and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(D)the Assignee shall not be a natural person or a Disqualified Lender; provided that upon request of any Lender, the Administrative Agent shall make available to such Lender a full list of Disqualified Lenders;
(E)the Assignee shall not be a Defaulting Lender; and
(F)in case of an assignment to an Affiliated Lender, (1) after giving effect to such assignment and to all other assignments with all Affiliated Lenders, the aggregate principal amount (without duplication) of all Term Loans and Term Commitments then held by all Affiliated Lenders shall not exceed 25% of the aggregate unpaid principal amount of the Term Loans then outstanding (determined at the time of such purchase), (2) any Loans and Term Commitments assigned to, or purchased by, the Borrower or any of their Subsidiaries shall be canceled automatically upon such assignment, (3) in the event that any proceeding under the Bankruptcy Code shall be instituted by or against the Borrower or any other Guarantor, each Affiliated Lender shall acknowledge and agree that they are each “insiders” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the Loans and Term Commitments owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of the Bankruptcy Code, or, alternatively, to the extent that the foregoing designation is deemed unenforceable for any reason, each Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Affiliated Lenders, except to the extent that any plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders, (4) such Affiliated Lender will not receive information provided solely to Lenders and will not be permitted to attend or participate in (or receive any notice of) Lender meetings or conference calls and will not be entitled to challenge the Administrative Agent’s and the Lenders’ attorney-client privilege as a result of their status as Affiliated Lenders and (5) notwithstanding anything to the contrary contained herein, any such Loans acquired by an Affiliated Lender (other than the Borrower) may, with the consent of the Borrower, be contributed to the Borrower (whether through any of its direct or indirect parent entities or otherwise) and exchanged for debt or equity securities of the Borrower or such other direct or indirect parent that are otherwise permitted to be issued at such time, provided that such Loans shall be canceled automatically upon such contribution;
(G)the Borrower and its Subsidiaries may not purchase (i) any Loans or Term Commitments so long as any Event of Default has occurred and is continuing or (ii) any Incremental Revolving Loans or Incremental Revolving Commitments;
(H)any purchases by Affiliated Lenders shall require that such Affiliated Lender clearly identify itself as an Affiliated Lender in any Assignment and Assumption executed in connection with such purchases or sales and each such Assignment and Assumption shall contain customary “big boy” representations but no requirement to make representations as to the absence of any material non-public information; and
(I)notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any

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of the terms of any Loan Document or any departure by any Loan Party therefrom (unless the action in question affects any Affiliated Lenders in a disproportionately adverse manner than its effect on the other Lenders), or any plan of reorganization pursuant to the Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:
(1)all Loans and Term Commitments held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and
(2)all Loans and Term Commitments held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.
This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(c)Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (provided that (x) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (y) such processing and recordation fee shall not be payable in the case of assignments by any Affiliate of the Lead Arrangers), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Term Note (if any), the Borrower (at its expense) shall execute and deliver a Term Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.
(d)The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office (provided that for this purpose such office shall be located in the United States) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Commitments of, and principal amounts (and related interest amounts) of the Loans, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register

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is intended to ensure that all Loans are at all times maintained in “registered form” within the meaning of Section 5f.103(c) of the United States Treasury Regulations and, if different, under Section 871(h) or 881(c) of the Code. The Register shall be available for inspection by the Borrower, any Agent and any Lender (with respect to its own interests only), at any reasonable time and from time to time upon reasonable prior notice.
(e)Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an Affiliated Lender or, so long as whether a prospective participant is a Disqualified Lender may be communicated to a Lender upon request, a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d), (e) or (f) that directly affects such Participant. Subject to Section 10.07(f), the Borrower agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Section 3.01(f)) and Sections 3.05 and 3.06, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) (provided that any documentation required to be provided under Section 3.01(f) shall be provided solely to the participating Lender. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Any Lender that sells participations and any Granting Lender shall maintain a register on which it enters the name and the address of each Participant or SPC and the principal amounts and related interest amounts of each Participant’s or SPC’s interest in the Term Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest or granted Loan as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as the non-fiduciary agent of the Borrower solely for this purpose (without limitation, in no event shall such Lender be a fiduciary of the Borrower for any purpose). No Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103(c) of the United States Treasury Regulations and, if different, under Section 871(h) or 881(c) of the Code.
(f)A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.03 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.
(g)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Term Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central

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bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.03 and 3.04, subject to the requirements and limitations of such Sections (including Section 3.01(e) and (f) and Sections 3.05 and 3.06), to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.03 or 3.04) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Term Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.
(i)Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Term Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Term Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(j)No Agent-Related Person shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause, no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
Section 10.08    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not disclose such information, except that Information may be disclosed (a) to its Affiliates, and to its and their respective directors, officers, agents, employees, attorneys, accountants and advisors, and to their respective Affiliates involved in the Transaction on a “need to know”

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basis and who are made aware of the confidential nature of such information and have been advised of this obligation to keep information of this type confidential; provided, that the Administrative Agent or such Lender shall remain liable for the breach of the provisions of this paragraph by such directors, officers, agents, employees, attorneys, accountants and advisors, (b) on a confidential basis to any bona fide potential Lender, prospective participant or swap counterparty (in each case, other than a Disqualified Lender and other persons to whom the Borrower has affirmatively declined to consent to the syndication or assignment thereto prior to the disclosure of such confidential Information to such Person) that agrees to keep such information confidential in accordance with (x) the provisions of this paragraph for the benefit of the Borrower or (y) other customary confidentiality language in a “click-through” arrangement, (c) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, regulation or compulsory legal process (in which case the Administrative Agent or applicable Lender agrees to use commercially reasonable efforts to inform the Borrower promptly thereof to the extent lawfully permitted to do so (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority)), (d) to the extent requested by any bank regulatory authority having jurisdiction over the Administrative Agent or any Lender (including in any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), (e) to the extent such Information: (i) becomes publicly available other than as a result of a breach of this Agreement or other confidential obligation owed by the Administrative Agent or such Lender the Borrower or any of the Subsidiaries, Supervalu or any of their respective Affiliates or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower or on its behalf that, to the Administrative Agent’s or such Lender’s knowledge (after due inquiry), is not in violation of any confidentiality obligation owed to the Borrower or any of the Subsidiaries, Supervalu or any of their respective Affiliates, (f) to the extent the Borrower shall have consented to such disclosure in writing (which may include through electronic means), (g) for purposes of establishing any defense available under securities laws, including, without limitation, establishing a “due diligence” defense or to defend any claim related to this Agreement, (h) to the extent independently developed by the Administrative Agent or any Lender without reliance on confidential Information, or (i), solely with respect to the existence of this credit facility, to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Facility. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to the Borrower or any of their Subsidiaries or their business, other than (x) any such information that is available to any Agent or any Lender on a nonconfidential basis and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof and (y) after a Specified Event of Default, the list of Disqualified Lenders.
Section 10.09    Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent and its Affiliates and each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness (in any currency) at any time owing by, such Agent and its Affiliates and such Lender and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Agent and its Affiliates or such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter

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existing, irrespective of whether or not such Agent, such Lender or such Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, none of each Agent and its Affiliates and each Lender and its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Agent or its Affiliates and such Lender or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is a Foreign Subsidiary, CFC or FSHCO. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Agent and such Lender may have.
Section 10.10    Counterparts. This Agreement and each other Loan Document may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Agreement and each other Loan Document may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement and each other Loan Document.
Section 10.11    Integration. This Agreement, together with the other Loan Documents and the Fee Letter and the Commitment Letter, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter, other than any written agreements by the Borrower to pay fees to any of the Lead Arrangers on the Closing Date. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Section 10.12    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid. The provisions of Sections 10.14 and 10.15 shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 10.13    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 10.14    GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS.
(a)THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).
(b)EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.
Section 10.15    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 10.16    Binding Effect. This Agreement shall become effective when it shall have been executed by each of the Borrower and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
Section 10.17    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).
Section 10.18    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
Section 10.19    Know-Your-Customer, Etc. Each Lender shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
Section 10.20    USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow the Administrative Agent and such Lender to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act.
Section 10.21    Applicable Intercreditor Agreements.
(a)Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (i) the Liens granted to the Collateral Agent in favor of the Secured Parties pursuant to the Loan

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Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms the Intercreditor Agreement or any other Applicable Intercreditor Agreement, (ii) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and the Intercreditor Agreement or any other Applicable Intercreditor Agreement, on the other hand, the terms and provisions of the Intercreditor Agreement or any other Applicable Intercreditor Agreement, as the case may be, shall control, and (iii) each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Administrative Agent and Collateral Agent to execute the Intercreditor Agreement or any other Applicable Intercreditor Agreement on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.
(b)Each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Collateral Agent, as Collateral Agent and on behalf of such Lender or other Secured Party, to enter into one or more intercreditor agreements from time to time and agrees that it will be bound by and will take no actions contrary to the provisions thereof.
Section 10.22    Obligations Absolute. To the fullest extent permitted by applicable Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
(a)any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;
(b)any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
(c)any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations hereunder, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(d)any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
(e)any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
(f)any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.
Section 10.23    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges their Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Lender or Lead Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated

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hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and each Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, each Lender and each Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.24    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 10.25    Acknowledgment and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
    (a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
    (b)    the effects of any Bail-in Action on any such liability, including, if applicable:
            i.    a reduction in full or in part or cancellation of any such liability;
            ii.    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
            iii.    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.26    Lender Representation. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of,

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the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Commitments or this Agreement,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Term Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Term Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent, is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
Section 10.27    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated

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thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
(b)As used in this Section 10.27, the following terms have the following meanings:
    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

    “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

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~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.~~

~~UNITED NATURAL FOODS, INC.~~
~~as the Lead Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~SUPERVALU INC.~~
~~as the Co-Borrower~~
~~By:~~
~~Name:~~
~~Title:~~

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~~GOLDMAN SACHS BANK USA,~~
~~as Administrative Agent and Collateral Agent~~

~~By:~~
~~Name:~~
~~Title:~~

#95787455v10

[SIGNATURE PAGES INTENTIONALLY OMITTED]

~~[●],~~
~~as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

NAI-1531012390v4
#95787455v10